***Text Omitted and Filed Separately with the Securities and ExchangeExhibit 10.1
Commission. Confidential Treatment Requested Under
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Confidential

EXECUTION COPY

CD71 CO-DEVELOPMENT AND LICENSE AGREEMENT

between

CYTOMX THERAPEUTICS, INC.

and

ABBVIE IRELAND UNLIMITED COMPANY

Dated as of April 21, 2016

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS1
ARTICLE 2	COLLABORATION MANAGEMENT32
2.1	Joint Research Committee.32
2.2	Joint Development Committee.34
2.3	Joint Commercialization Committee.36
2.4	General Provisions Applicable to Joint Committees.36
2.5	Discontinuation of Participation on a Committee40
2.6	Interactions Between a Committee and Internal Teams40
2.7	Working Groups41
2.8	Expenses41
ARTICLE 3	DEVELOPMENT AND REGULATORY41
3.1	CD71 Research Plan41
3.2	CD71 Initial Development Plan and Budget45
3.3	[***]46
3.4	CD71 Phase II Development Plan47
3.5	Subsequent CD71 PDCs and Subsequent Licensed Products48
3.6	Co-Development Activities48
3.7	Development Costs.50
3.8	Subcontracting51
3.9	Supply of Technology for Development Purposes51
3.10	Regulatory Matters.52
3.11	Compliance55
3.12	[***].55
3.13	Records.56
ARTICLE 4	COMMERCIALIZATION57
4.1	In General57
4.2	Diligence57
4.3	Statements and Compliance with Applicable Law57
4.4	Booking of Sales; Distribution57

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4.5	Product Trademarks57
4.6	Markings58
4.7	Commercial Supply of CD71 PDCs or Licensed Products.58
4.8	Co-Promotion Option59
4.9	Commercialization Plan.61
4.10	Licensor Profit Share Opt-Out Right61
ARTICLE 5	GRANT OF RIGHTS62
5.1	Grants to AbbVie62
5.2	Grants to Licensor62
5.3	Sublicenses62
5.4	Distributorships63
5.5	Co-Promotion Rights63
5.6	Retention of Rights.63
5.7	Confirmatory Patent License63
5.8	Exclusivity with Respect to the Territory.64
5.9	In-License Agreements65
5.10	Reverse Engineering66
ARTICLE 6	[***]66
6.1	[***] Generally66
6.2	Licensor Payments to [***]67
ARTICLE 7	PAYMENTS AND RECORDS67
7.1	Upfront Payment67
7.2	Development Milestones67
7.3	Regulatory Milestones69
7.4	Sales-Based Milestones70
7.5	Milestone Reductions upon Exercise of Opt-Out Right70
7.6	Royalties70
7.7	Royalty Payments and Reports74
7.8	Profit or Loss in the United States74
7.9	Calculation and Payment of Net Profit or Net Loss Share74
7.10	Mode of Payment; Offsets75

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7.11	Accounting Procedures75
7.12	Withholding Taxes76
7.13	Indirect Taxes76
7.14	Interest on Late Payments77
7.15	Financial Records77
7.16	Audit77
7.17	Audit Dispute77
7.18	Confidentiality78
7.19	Diagnostic or Veterinary Products78
7.20	No Other Compensation78
ARTICLE 8	INTELLECTUAL PROPERTY78
8.1	Ownership of Intellectual Property; Prohibition on Filing Claims78
8.2	Maintenance and Prosecution of Patents80
8.3	Enforcement of Patents.84
8.4	Infringement Claims by Third Parties88
8.5	Invalidity or Unenforceability Defenses or Actions.88
8.6	Third Party Licenses90
8.7	Product Trademarks.90
8.8	Inventor's Remuneration91
ARTICLE 9	PHARMACOVIGILANCE AND SAFETY92
9.1	Pharmacovigilance92
9.2	Global Safety Database92
ARTICLE 10	Confidentiality AND Non-Disclosure92
10.1	Product Information92
10.2	Confidentiality Obligations93
10.3	Permitted Disclosures94
10.4	Use of Name96
10.5	Public Announcements96
10.6	Publications96
10.7	Return of Confidential Information98
10.8	Survival98

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ARTICLE 11	REPRESENTATIONS AND Warranties98
11.1	Mutual Representations and Warranties98
11.2	Additional Representations, Warranties and Covenants of Licensor99
11.3	Additional Representations, Warranties and Covenants of AbbVie102
11.4	Debarment102
11.5	Disclaimer of Warranties103
ARTICLE 12	Indemnity103
12.1	Indemnification of Licensor103
12.2	Indemnification of AbbVie104
12.3	Certain Losses104
12.4	Notice of Claim105
12.5	Control of Defense105
12.6	Special, Indirect, and Other Losses106
12.7	Insurance107
ARTICLE 13	Term and Termination108
13.1	Term.108
13.2	Termination for Material Breach.108
13.3	Additional Termination Rights by AbbVie109
13.4	Termination for Insolvency109
13.5	Termination for [***]109
13.6	Rights in Bankruptcy109
13.7	Termination in Entirety.110
13.8	Termination of Terminated Territory110
13.9	[***] and Transition Agreement111
13.10	[***]113
13.11	Remedies114
13.12	Accrued Rights; Surviving Obligations.114
ARTICLE 14	Miscellaneous115
14.1	Force Majeure115
14.2	Change in Control of Licensor115
14.3	Export Control117

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14.4	Assignment.117
14.5	Severability118
14.6	Governing Law, Jurisdiction and Service.119
14.7	Dispute Resolution119
14.8	Notices.121
14.9	Entire Agreement; Amendments122
14.10	English Language122
14.11	Waiver and Non-Exclusion of Remedies122
14.12	No Benefit to Third Parties122
14.13	Further Assurance123
14.14	Relationship of the Parties123
14.15	Performance by Affiliates123
14.16	Counterparts; Facsimile Execution123
14.17	References123
14.18	Construction123

SCHEDULES

Schedule 1.43CD71 Sequence

Schedule 1.45CD71 Dose-Escalation Success Criteria

Schedule 1.47CD71 GLP Tox Success Criteria

Schedule 1.49CD71 IND Success Criteria

Schedule 1.53CD71 Initial Development Plan and Budget Parameters

Schedule 1.59CD71 Research Plan

Schedule 1.87Corporate Names

Schedule 1.120FTE Rates

Schedule 1.161 Manufacturing Cost

Schedule 1.197Preclinical POC Success Criteria

Schedule 1.247Tool Patents

Schedule 7.2.5Peer-Reviewed Publications

Schedule 10.5Form of Press Release

Schedule 11.2.2Existing Patents

Schedule 14.7.3ADR Procedures

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***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

CD71 CO-DEVELOPMENT AND LICENSE AGREEMENT

This CD71 Co-Development and License Agreement (the “Agreement”) is made and entered into effective as of April 21, 2016 (the “Effective Date”) by and between CytomX Therapeutics, Inc., a corporation organized under the laws of Delaware (“Licensor”), and AbbVie Ireland Unlimited Company, an unlimited company organized under the laws of Ireland (“AbbVie”).  Licensor and AbbVie are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS, Licensor controls certain intellectual property rights with respect to CD71 Probodies (as defined herein) in the Territory (as defined herein);

WHEREAS, Licensor and AbbVie desire to collaborate in the research, development and commercialization of CD71 PDCs (as defined herein) and Licensed Products (as defined herein), in each case in accordance with the terms and conditions set forth below; and

WHEREAS, Licensor wishes to grant a license to AbbVie, and AbbVie wishes to take, a license under such intellectual property rights to research and develop CD71 Probodies and to research, develop and commercialize CD71 PDCs and Licensed Products in the Territory (as defined herein), in each case in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1
DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1“AbbVie” has the meaning set forth in the preamble hereto.

1.2“AbbVie Background Know-How” means all Information that is [***].

1.3“AbbVie Background Patents” means all Patents that are [***].

1.4“AbbVie [***] Know-How” means, as used in connection with any [***], Payload Know-How and AbbVie Program Know-How [***].

1.5“AbbVie Grantback Patents” means, as used in connection with any grant back license provided in Section 13.9.1, Payload Patents and AbbVie Program Patents [***].

1.6“AbbVie Indemnitees” has the meaning set forth in Section 12.2.

1.7“AbbVie Program Know-How” means all Program Know-How that is [***].

1.8“AbbVie Program Patents” means Program Patents that are [***].

1.9“AbbVie Prosecuted Infringements” has the meaning set forth in Section 8.3.1(b).

1.10“AbbVie Third Party Payments” has the meaning set forth in Section 7.6.4(b).

1.11“Acceptance” means, with respect to a Drug Approval Application, receipt of written notice from the applicable Regulatory Authority indicating that such Drug Approval Application has been accepted for filing and further review.

1.12“Accounting Standards” means, with respect to a Party, that such Party shall maintain records and books of accounts in accordance with United States Generally Accepted Accounting Principles, including with respect to the calculation of Development Costs and Allowable Expenses, the allocation of costs to Development and Commercialization, respectively, of the Co-Development Product, including in the case of Allowable Expenses, allocation between the United States and other territories those costs that are incurred with respect to the United States but also benefit territories outside the United States.

1.13“Acquisition” means, with respect to a Party, a merger, acquisition (whether of all of the stock or all or substantially all of the assets of a Person or any operating or business division of a Person) or similar transaction by or with the Party, other than a Change in Control of the Party.

1.14“ADR” has the meaning set forth in Section 14.7.1.

1.15“Adverse Ruling” has the meaning set forth in Section 13.2.1.

1.16“Affiliate” means, with respect to a Party, any Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such Party.  For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a Person (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).  The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management or policies of such entity.

1.17[***]

1.18“Agreement” has the meaning set forth in the preamble hereto.

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1.19“Alliance Manager” has the meaning set forth in Section 2.4.6.

1.20“Allowable Expenses” means, subject to the other provisions of this Agreement, the following expenses [***]:

(a)[***];

(b)[***];

(c)[***];

(d)[***];

(e)[***];

(f)[***];

(g)[***];

(h)[***];

(i)[***];

(j)[***];

(k)[***];

(l)[***]; and

(m)[***].

provided, that [***];

further provided, that in determining each of clause (a) through (m), as applicable, for any costs that are applicable to [***]; and further provided that [***].

1.21“Alternate First CD71 PDC” means a CD71 PDC approved by the JRC pursuant to Section 2.1.2(i) to replace the Lead First CD71 PDC.

1.22“Antibody(ies)” means:

1.22.1an immunoglobulin (Ig) molecule, generally comprising four (4) polypeptide chains, two (2) heavy (H) chains and two (2) light (L) chains, or an equivalent Ig homologue thereof (e.g., a camelid nanobody, which comprises only a heavy chain, or single domain antibodies (dAbs) which can be either heavy or light chain); including full length functional mutants, variants, or derivatives thereof (including but not limited to chimeric, veneered, humanized antibodies, fully human equivalents (e.g. created by guided selection or similar technology)), which retain the essential epitope binding features of an Ig molecule, and including dual specific, bispecific, multispecific, and dual variable domain immunoglobulins; Immunoglobulin molecules can be of any class (e.g., IgG, IgE, IgM, IgD, IgA, and IgY), or subclass (e.g., IgG1, IgG2, IgG3, IgG4, IgA1, and IgA2) and allotype; or

1.22.2a molecule comprising at least one (1) polypeptide chain that is not full length, including (a) a Fab fragment, which is a monovalent fragment consisting of the variable light (VL), variable heavy (VH), constant light (CL) and constant heavy 1 (CH1) domains; (b) a F(ab')2 fragment, which is a bivalent fragment comprising two (2) Fab fragments

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linked by a disulfide bridge at the hinge region; (c) a heavy chain portion of an Fab (Fd) fragment, which consists of the VH and CH1 domains; (d) a variable fragment (Fv) fragment, which consists of the VL and VH domains of a single arm of an antibody, (e) a domain antibody (dAb) fragment, which comprises a single variable domain; (f) an isolated complementarity determining region (CDR); (g) a Single Chain Fv Fragment; (h) a diabody, which is a bivalent, bispecific antibody in which VH and VL domains are expressed on a single polypeptide chain, but using a linker that is too short to allow for pairing between the two (2) domains on the same chain, thereby forcing the domains to pair with the complementarity domains of another chain and creating two (2) antigen binding sites; and (i) a linear antibody, which  comprises a pair of tandem Fv segments (VH-CH1-VH-CH1) which, together with complementarity light chain polypeptides, form a pair of antigen binding regions; and (j) other non-full length portions of heavy and/or light chains, or mutants, variants, or derivatives thereof, alone or in any combination.

1.23[***]

1.24“Applicable Law” means federal, state, local, national and supra-national laws, statutes, rules, and regulations, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities, major national securities exchanges or major securities listing organizations, that may be in effect from time to time during the Term and applicable to a particular activity or country or other jurisdiction hereunder.

1.25“Approved Country” means (a) the United States; and (b) each other country that may be designated as such by the JDC.

1.26“Audit Arbitrator” has the meaning set forth in Section 7.17.

1.27“Backup Antibody” has the meaning set forth in Section 3.1.2(b).

1.28“Backup Antibody Costs” means the costs incurred by AbbVie in creating and evaluating Backup Antibodies pursuant to the CD71 Research Plan.

1.29“Bankruptcy Code” has the meaning set forth in Section 13.6.1.

1.30“Bayh Dole Act” means the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401.

1.31“Biosimilar Application” has the meaning set forth in Section 8.3.3.

1.32“Biosimilar Competition” has the meaning set forth in Section 7.6.4(a).

1.33“Biosimilar Product” means, on a country-by-country basis, a biologic product (a) whose licensing, approval, or marketing authorization relies in whole or in part on a prior approval, licensing or marketing authorization granted any Licensed Product, (b) whose licensing, approval, or marketing authorization relies in whole or in part on any data generated in support of a prior approval,  licensing, or marketing authorization granted any Licensed Product; or (c) is determined by the FDA or other Regulatory Authority outside of the United States to be interchangeable with a Licensed Product, as set forth at 42 USC 262(k)(4) or other analogous Applicable Law outside of the United States. A Licensed Product licensed, marketed, sold,

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manufactured, or produced by AbbVie, its Affiliates or Sublicensees will not constitute a Biosimilar Product.

1.34“BLA” has the meaning set forth in the definition of “Drug Approval Application.”

1.35“Blocking Third Party Payload IP” means [***].

1.36“Blocking Third Party Platform IP” means [***].

1.37“Board of Directors” has the meaning set forth in the definition of “Change in Control.”

1.38“Breaching Party” has the meaning set forth in Section 13.2.1.

1.39“Business Day” means a day other than a Saturday or Sunday on which banking institutions in New York, New York are open for business.

1.40“Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.

1.41“Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

1.42“Cap” has the meaning set forth in Section 3.7.1(a).

1.43“CD71” means (a) the transferrin receptor also known as Cluster of Differentiation 71 (or CD71) having the sequence set forth on Schedule 1.43, (b) any naturally occurring mutant or allelic variant of a molecule disclosed in clause (a), including transcriptional and posttranscriptional isoforms (e.g., alternative splice variants), and post-translational modification variants (e.g., protein processing, maturation and glycosylation variants); and (c) truncated forms (including fragments thereof); in each case which have a biological function substantially identical to that of the biological molecule disclosed in clause (a).

1.44 “CD71 Discovery Activities” mean the research, discovery and other activities to be performed by Licensor and AbbVie with respect to First CD71 PDCs and First Licensed Products as set forth in the CD71 Research Plan.

1.45“CD71 Dose-Escalation Success Criteria” means the success criteria with respect to a First Licensed Product set forth on Schedule 1.45, as may be amended by the JDC from time to time as set forth in Section 2.2.2(v).

1.46“CD71 Dose-Escalation Success Criteria Deadline” means, on a First CD71 PDC-by-First CD71 PDC basis, [***].

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1.47“CD71 GLP Tox Success Criteria” means the criteria with respect to a First CD71 PDC for initiation of a GLP Tox Study set forth on Schedule 1.47, as may be amended by the JRC from time to time as set forth in Section 2.1.2(b).

1.48“CD71 GLP Tox Success Criteria Deadline” means [***] from the Effective Date.

1.49 “CD71 IND Success Criteria” means the success criteria with respect to a First CD71 PDC set forth on Schedule 1.49, as may be amended by the JRC from time to time as set forth in Section 2.1.2(c)

1.50“CD71 IND Success Criteria Deadline” means, on a First CD71 PDC-by-First CD71 PDC basis, [***].

1.51“CD71 IND Success Criteria Milestone” has the meaning set forth in Section 7.2.2.

1.52“CD71 Initial Development Plan and Budget” means the plan, including the budget therefor setting forth the Development activities to be conducted in connection with the Dose-Escalation Studies and Cohort Expansion Studies for the First CD71 PDC designated by AbbVie developed and approved as set forth in Section 3.2.1.

1.53“CD71 Initial Development Plan and Budget Parameters” has the meaning set forth in Schedule 1.53.

1.54 “CD71 PDC” means a PDC that, when activated, specifically binds to CD71.

1.55“CD71 PDC Failure” means [***].

1.56“CD71 Phase II Development Plan” has the meaning set forth in Section 3.4.1.

1.57“CD71 Probody” means a Probody that, when activated, specifically binds to CD71.

1.58“CD71 Probody Patent” means [***].

1.59“CD71 Research Plan” means the research plan attached as Schedule 1.59 covering activities to be performed by the Parties for the First CD71 PDC through IND.

1.60“Centralized Approval Procedure” means the procedure through which a MAA filed with the EMA results in a single marketing authorization valid throughout the European Union.

1.61“Cessation Period” has the meaning set forth in Section 3.1.3(c).

1.62“Change in Control,” with respect to a Party, shall be deemed to have occurred if any of the following occurs after the Effective Date:

1.62.1any “person” or “group” (as such terms are defined below) (a) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of capital stock or other interests (including partnership interests) of such Party then outstanding and

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normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of such Party representing fifty percent (50%) or more of the total voting power of all outstanding classes of Voting Stock of such Party or (b) has the power, directly or indirectly, to elect a majority of the members of the Party’s board of directors, or similar governing body (“Board of Directors”); or

1.62.2such Party enters into a merger, consolidation or similar transaction with another Person (whether or not such Party is the surviving entity) and as a result of such merger, consolidation or similar transaction (a) the members of the Board of Directors of such Party immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of such Party or such surviving Person immediately following such transaction or (b) the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party immediately prior to such transaction cease to beneficially own, directly or indirectly, shares of Voting Stock of such Party representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person in substantially the same proportions as their ownership of Voting Stock of such Party immediately prior to such transaction; or

1.62.3such Party sells or transfers to any Third Party, in one (1) or more related transactions, properties or assets representing all or substantially all of such Party’s assets to which this Agreement relates; or

1.62.4the holders of capital stock of such Party approve a plan or proposal for the liquidation or dissolution of such Party.

For the purpose of this definition of Change in Control, (a) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the said Act; (b) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the aforesaid Act; and (c) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.”

1.63“Clinical Data” means all Information with respect to any CD71 PDC or Licensed Product and made, collected, or otherwise generated under or in connection with Clinical Studies or Phase IV Studies, including any data (including raw data), reports, and results with respect thereto.

1.64“Clinical Studies” means Phase 0, Phase I, Phase II, Phase III, and such other tests and studies in human subjects that are required by Applicable Law, or otherwise recommended by the Regulatory Authorities, to obtain or maintain Regulatory Approvals for a Licensed Product for one (1) or more Indications, including tests or studies that are intended to expand the Product Labeling for such Licensed Product with respect to such Indication.

1.65“Co-Development Activities” means (a) with respect to a First Licensed Product, all Development activities  in the Territory (i) following completion of the CD71 Phase II Development Plan and (ii) prior to completion of the CD71 Phase II Development Plan if performed in support of the First Clinical Development Plan, and (b) with respect to a

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Subsequent Licensed Product, all Development activities in the Territory (i) following completion of the first Phase II for such Subsequent Licensed Product and (ii) prior to completion of the first Phase II for such Subsequent Licensed Product if performed in support of the Subsequent Clinical Development Plan.

1.66“Co-Development Opt-Out Notice” has the meaning set forth in Section3.6.5.

1.67“Co-Development Opt-Out Period” means, subject to Sections 3.6.5(b) and 3.6.5(c), if applicable, (a) with respect to the First Licensed Product, the [***] period commencing upon delivery by AbbVie to Licensor of the First Clinical Development Plan, (b) with respect to each Subsequent Licensed Products, the [***] period commencing upon delivery by AbbVie to Licensor of the Subsequent Clinical Development Plan for such Subsequent Licensed Product, in each case, where Licensor has the right to exercise the Co-Development Opt-Out Right.

1.68“Co-Development Opt-Out Right” has the meaning set forth is Section3.6.5.

1.69“Co-Development Product” has the meaning set forth in Section 3.7.1(a).

1.70“Cohort Expansion Study” means a Phase I study of a CD71 PDC or Licensed Product the principal purpose of which is to assess safety and efficacy for patients treated with the maximally tolerated dose or the recommended dose for a Phase II study, conducted in accordance with the CD71 Initial Development Plan and Budget.

1.71“Combination Product” means a Licensed Product containing [***]. By way of example, and not meant to limit the foregoing definition, a Combination Product includes:

1.71.1 a Licensed Product that contains [***]; and

1.71.2a Licensed Product that is [***].

1.72“Commercialization” means any and all activities directed to the preparation for sale of, offering for sale of, or sale of a CD71 PDC or Licensed Product, including activities related to marketing, promoting, distributing, importing and exporting such CD71 PDC or Licensed Product, and, for purposes of setting forth the rights and obligations of the Parties under this Agreement, shall be deemed to include conducting Medical Affairs Activities and conducting Phase IV Studies, and interacting with Regulatory Authorities regarding any of the foregoing.  When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization, and “Commercialized” has a corresponding meaning.

1.73“Commercialization Plan” has the meaning set forth in Section 4.9.

1.74“Commercially Reasonable Efforts” means [***].

1.75 “Competing Product” means any product that [***].

1.76“Competitor” means any Person that [***].

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1.77“Conduct” means, with respect to any Clinical Study, to (a) sponsor, support or perform, directly or indirectly through a Third Party, such Clinical Study; or (b) provide to a Third Party funding for, or clinical supplies (including placebos) for use in, such Clinical Study.

1.78“Confidential Information” means any Information or data provided orally, visually, in writing or other form by or on behalf of one (1) Party (or an Affiliate or representative of such Party) to the other Party (or to an Affiliate or representative of such Party) in connection with this Agreement, whether prior to (including under the Prior CDA), on, or after the Effective Date, including Information relating to the terms of this Agreement, any CD71 Probody, CD71 PDC or any Licensed Product (including the Regulatory Documentation), any Exploitation of any CD71 PDC or any Licensed Product, any know-how with respect thereto developed by or on behalf of the disclosing Party or its Affiliates (including AbbVie Background Know-How, AbbVie Program Know-How, Licensor Background Know-How and Licensor Program Know-How, as applicable), or the scientific, regulatory or business affairs or other activities of either Party.  Notwithstanding the foregoing, (a) Joint Program Know-How shall be deemed to be the Confidential Information of both Parties, and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto, (b) all Regulatory Documentation owned by AbbVie pursuant to Section 3.10.1 and all Confidential Information related to AbbVie Program Know-How shall be deemed to be the Confidential Information of AbbVie, and AbbVie shall be deemed to be the disclosing Party and Licensor shall be deemed to be the receiving Party with respect thereto, and (c) all Confidential Information related to Licensor Program Know-How shall be deemed to be the Confidential Information of Licensor, and Licensor shall be deemed to be the disclosing Party and AbbVie shall be deemed to be the receiving Party with respect thereto.

1.79“Control” means, with respect to any item of Information, Regulatory Documentation, material, Patent, or other property right, the possession of the right, whether directly or indirectly, and whether by ownership, license, covenant not to sue or otherwise (other than by operation of the license and other grants in Sections 5.1 or 5.2), to grant a license, sublicense or other right (including the right to reference Regulatory Documentation) to or under such Information, Regulatory Documentation, material, Patent, or other property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party

1.80“Co-Promotion Agreement” has the meaning set forth in Section 4.8.3

1.81“Co-Promotion Exercise Notice” has the meaning set forth in Section 4.8.2.

1.82“Co-Promotion Option” has the meaning set forth in Section 4.8.1.

1.83“Co-Promotion Option Period” means, with respect to each Co-Development Product, the [***] period commencing upon delivery by AbbVie to Licensor of notice of the anticipated filing date with the FDA of a BLA for such Co-Development Product pursuant to Section 4.8.2.

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1.84“Co-Promotion Period” means that period commencing on the effective date of the Co-Promotion Agreement and ending on the first date on which Licensor’s co-promotion rights with respect to the Co-Promotion Products terminate pursuant to this Agreement or the Co-Promotion Agreement.

1.85“Co-Promotion Product” has the meaning set forth in Section 4.8.2.

1.86“Co-Promotion Territory” means the [***].

1.87“Corporate Names” means the Trademarks and logos identified on Schedule 1.87 and such other names and logos as Licensor may designate in writing from time to time.

1.88 “Default Notice” has the meaning set forth in Section 13.2.1.

1.89“Delivery System” has the meaning set forth in the definition of “Net Sales.”

1.90“Derived” means in whole or in part obtained, developed, created, designed, derived or resulting from, based upon, containing, incorporating or otherwise generated from.

1.91“Detail” means, with respect to a Co-Promotion Product in the United States, an interactive, face-to-face contact between a sales representative and a physician or other medical professional licensed to prescribe drugs, during which a primary position detail (as defined in the Co-Promotion Agreement) or secondary position detail (as defined in the Co-Promotion Agreement) is made to such person, in each case in accordance with the Co-Promotion Agreement; provided that such meeting is consistent with and in accordance with the requirements of Applicable Law and this Agreement.  E-details, activities conducted at conventions or similar gatherings and activities performed by market development specialists, managed care account directors and other personnel not performing face-to-face sales calls or not specifically trained with respect to a pharmaceutical product will not constitute Details.  When used as a verb, “Detail” means to engage in a Detail.

1.92“Development” means all activities related to [***].  When used as a verb, “Develop” means to engage in Development.  Development shall exclude [***].  For purposes of clarity, Development shall include [***].

1.93“Development Costs” means the [***]

(a)[***];

(b)[***];

(c)[***];

(d)[***];

(e)[***];

(f)[***];

(g)[***];

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(h)[***]; and

(i)[***].

1.94[***]

1.95“Dispute” has the meaning set forth in Section 14.7.

1.96“Distribution Costs” means, [***]

(a)[***];

(b)[***]; and

(c)[***].

The Parties may, if appropriate, agree that Distribution Costs be determined on the basis of a specified annual charge or as a percentage of Net Sales.

1.97“Distributor” has the meaning set forth in Section 5.4.

1.98“Divestiture” means [***].  When used as a verb, “Divest” and “Divested” means to cause a Divestiture.

1.99“Dollars” or “$” means United States Dollars.

1.100“Dose-Escalation Study” means a Phase I study of a CD71 PDC or Licensed Product the principal purpose of which is to assess dose-limiting toxicities and to determine the maximally tolerated dose or the recommended dose for patients in a Phase II study, conducted in accordance with the CD71 Initial Development Plan and Budget.

1.101“Drug Approval Application” means a Biologics License Application (a “BLA”) as defined in the FFDCA, or any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application (a “MAA”) filed with the EMA pursuant to the Centralized Approval Procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure.

1.102“Effective Date” means the effective date of this Agreement as set forth in the preamble hereto.

1.103“EMA” means the European Medicines Agency and any successor agency(ies) or authority having substantially the same function.

1.104“End of Phase II Meeting” means a meeting with a Regulatory Authority in which AbbVie’s plan to commence a Phase III that would be the subject of a Drug Approval Application for a First Licensed Product are reviewed.

1.105“E.U. Major Market Country” means each of the following: [***].

1.106“European Union” or “E.U.” means the economic, scientific, and political organization of member states known as the European Union, as its membership may be altered from time to time, and any successor thereto.

1.107“Existing Patents” has the meaning set forth in Section 11.2.2.

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1.108“Existing Regulatory Documentation” means the Regulatory Documentation Controlled by Licensor or any of its Affiliates as of the Effective Date.

1.109“Exploit” or “Exploitation” means to make, have made, import, export, use, have used, sell, have sold, or offer for sale, including to Develop, Commercialize, register, modify, enhance, improve, Manufacture, have Manufactured, hold, or keep (whether for disposal or otherwise), or otherwise dispose of.  Notwithstanding the foregoing, “Exploit” or “Exploitation” with respect to a CD71 PDC or Licensed Product does not include [***].

1.110“Ex-U.S. Territory” means the Territory excluding the United States.

1.111“FDA” means the United States Food and Drug Administration and any successor agency(ies) or authority having substantially the same function.

1.112“FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.113“Field” means [***].

1.114“First Commercial Sale” means, with respect to a Licensed Product and a country, the first sale for monetary value for use or consumption by the end user of such Licensed Product in such country after Regulatory Approval for such Licensed Product has been obtained in such country.  [***].

1.115“First CD71 PDC” means the Lead First CD71 PDC, unless and until the JRC approves an Alternate First CD71 PDC, at which point the “First CD71 PDC” shall, at such point forward for all purposes of this Agreement, mean only the Alternate First CD71 PDC.

1.116“First Clinical Development Plan” has the meaning set forth in Section 3.6.1.

1.117“First Licensed Product” means any Licensed Product containing the First CD71 PDC.

1.118“FTE” means the equivalent of the work of one (1) employee full time for one (1) Calendar Year (consisting of at least a total of [***] per Calendar Year) of work directly performing the Development, Commercialization or Manufacturing of a CD71 PDC or Licensed Product. Any person who devotes less than [***] per Calendar Year (or such other number as may be agreed by the applicable Joint Committee) shall be treated as an FTE on a pro rata basis based upon the actual number of hours worked divided by [***].

1.119“FTE Costs” means, with respect to a Party for any period, the applicable FTE Rate multiplied by the applicable number of FTEs (proportionately, on a per-FTE basis) of such Party in directly performing Development, Commercialization or Manufacturing activities during such period to the extent assigned to such Party under and in accordance with the applicable Plan, and not reimbursed by a Third Party.

1.120“FTE Rate” means the applicable FTE rate set forth on Schedule 1.120.  The FTE Rates applicable to activities undertaken by either Party are subject to adjustments

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effective on January 1 of each Calendar Year, based on the applicable employment cost index published by the United States Department of Labor, Bureau of Labor Statistics for the third quarter of the preceding Calendar Year, or as otherwise agreed to by the Parties.

1.121“Future Licensor In-License Agreement” means any agreement between Licensor and a Third Party under which AbbVie is granted a sublicense or other right under this Agreement as provided in Section 5.9.

1.122“GLP Tox Study” means a toxicology study that is conducted in compliance with the then-current good laboratory practice standards promulgated or endorsed by the FDA, as defined in U.S. 21 C.F.R. Part 58 (as they may be updated from time to time) and is required to meet the requirements for filing an IND in the United States.

1.123“Good Manufacturing Practice” or “GMP” means the current good manufacturing practices applicable from time to time to the Manufacturing of a CD71 PDC or Licensed Product or any intermediate thereof pursuant to Applicable Law.

1.124[***]

1.125“IMS” has the meaning set forth in Section 7.6.4(a).

1.126“IND” means an application filed with a Regulatory Authority for authorization to commence Clinical Studies, including (a) an Investigational New Drug Application as defined in the FFDCA or any successor application or procedure filed with the FDA, (b) any equivalent of a United States IND in other countries or regulatory jurisdictions, (i.e., Clinical Trial Application (CTA)) and (c) all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.

1.127“Indemnification Claim Notice” has the meaning set forth in Section 12.4.

1.128“Indemnified Party” has the meaning set forth in Section 12.4.

1.129“Indication” means each separate and distinct disease, disorder, illness, health condition, or interruption, cessation or disruption of a bodily function, system, tissue type or organ, for which Regulatory Approval is required.

1.130“Indirect Taxes” has the meaning set forth in Section 7.13.

1.131“Information” means all knowledge of a technical, scientific, business and other nature, including know-how, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, and other biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols, reagents (e.g., plasmids, proteins, cell lines, assays and compounds) and biological methodology; in each case (whether or not confidential, proprietary, patented or patentable, of commercial advantage or not) in written, electronic or any other form now known or hereafter developed.

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1.132“Initiation” or “Initiate” means, with respect to a Clinical Study, the first dosing of the first human subject in such Clinical Study.

1.133“In-Licensed Patents” has the meaning set forth in Section 11.2.4.

1.134“Intellectual Property” has the meaning set forth in Section 13.6.1.

1.135“Joint Commercialization Committee” or “JCC” has the meaning set forth in Section 2.3.1.

1.136“Joint Committees” has the meaning set forth in Section 2.3.1.

1.137“Joint Development Committee” or “JDC” has the meaning set forth in Section 2.2.1.

1.138“Joint Intellectual Property Rights” means the Joint Program Know-How and Joint Program Patents.

1.139“Joint Program Know-How” means all Program Know-How other than AbbVie Program Know-How and Licensor Program Know-How.

1.140“Joint Program Patents” means all Program Patents other than AbbVie Program Patents and Licensor Program Patents.

1.141“Joint Research Committee” or “JRC” has the meaning set forth in Section 2.1.1.

1.142“Knowledge” means [***].

1.143“Lead First CD71 PDC” means a [***].

1.144“Licensed Product” means any product comprising or containing a CD71 PDC [***] in any and all forms, presentations, delivery systems, dosages, strengths, and formulations.

1.145“Licensor” has the meaning set forth in the preamble hereto.

1.146“Licensor Background Know-How” means all Information that is Controlled by Licensor or any of its Affiliates on the Effective Date or during the Term, that is (a) (i) not generally known, (ii) developed or invented as a result of performing activities outside the scope of the Plans, and (iii) reasonably necessary or useful for [***]; provided that, Licensor Background Know-How shall not include any Tools.

1.147“Licensor Background Patents” means all Patents, including those Patents identified on Schedule 11.2.2, that are Controlled by Licensor or any of its Affiliates on the Effective Date or during the Term, and that are: (a) (i) developed or invented as a result of performing activities outside the scope of the Plans, and (ii) reasonably necessary or useful for [***].

1.148“Licensor Indemnitees” has the meaning set forth in Section 12.1.

1.149“Licensor In-License Agreement” means the Exclusive License Agreement by and between the Regents of the University of California (acting through its Santa

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Barbara campus) and Licensor, effective August 19, 2010, as amended (the “UCSB Agreement”), and any Future Licensor In-License Agreements.

1.150“Licensor Platform” means Licensor’s proprietary Probody technology platform, including [***].

1.151“Licensor Program Know-How” means [***].

1.152“Licensor Program Patents” means [***].

1.153“Licensor Prosecuted Infringement” has the meaning set forth in Section 8.3.1(c).

1.154“Licensor Third Party Payments” means the upfront payments, milestone payments, royalties, and other amounts paid by Licensor to a Third Party under a Licensor In-License Agreement.

1.155“Linker” means a compound or other substance used to link a Payload to an Antibody or Probody.

1.156“Losses” has the meaning set forth in Section 12.1.

1.157“MAA” has the meaning set forth in the definition of Drug Approval Application.

1.158“Major Market” means each of the [***].

1.159“Major Regulatory Filings” has the meaning set forth in Section 3.10.1(e).

1.160“Manufacture” and “Manufacturing” means all activities related to the synthesis, making, production, processing, purifying, formulating, filling, finishing, packaging, labeling, shipping, and holding of the CD71 PDC, any Licensed Product, or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial production and analytic development, product characterization, stability testing, quality assurance, and quality control.

1.161“Manufacturing Cost” with respect to the CD71 PDC or a Licensed Product has the meaning set forth on Schedule 1.161.

1.162“Manufacturing Process” has the meaning set forth in Section 4.7.2.

1.163“Manufacturing Technology Transfer” has the meaning set forth in Section 4.7.2.

1.164“Markings” has the meaning set forth in Section 4.6.

1.165“Mask” means a [***].

1.166“Medical Affairs Activities” means, with respect to any country or other jurisdiction in the Territory, the coordination of medical information requests and field based medical scientific liaisons with respect to CD71 PDCs or Licensed Products, including activities of medical scientific liaisons and the provision of medical information services with respect to a CD71 PDC or Licensed Product.

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1.167“Medical Affairs Costs” means [***].

1.168[***] has the meaning set forth in the definition of “ [***].”

1.169“Mono Product” has the meaning set forth in the definition of “Net Sales.”

1.170“ [***]” means a Payload that specifically binds to, stabilizes, destabilizes or inhibits the [***].

1.171“Net Profits” and, with correlative meaning, “Net Losses,” means, [***].

1.172“Net Sales” means, with respect to a Licensed Product for any period [***]:

(a)[***];

(b)[***];

(c)[***];

(d)[***];

(e)[***];

(f)[***];

(g)[***];

(h)[***];

(i)[***]; and

(j)[***].

[***]

(i) [***].

(ii)[***].

(iii)[***].

(iv)[***].

1.173 “Neutral” has the meaning set forth in Schedule 14.7.3.

1.174“Non-Breaching Party” has the meaning set forth in Section 13.2.1.

1.175“Other Active Ingredient” means any component that provides pharmacological activity or other direct therapeutic effect in the Field or that therapeutically affects the structure or any function of the body whereby such component [***].

1.176“Out-of-Pocket Costs” means [***].

1.177“Owned Patents” has the meaning set forth in Section 11.2.4.

1.178“Party” and “Parties” has the meaning set forth in the preamble hereto.

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1.179“Party Development Activities” means Development activities conducted in support of obtaining or maintaining Regulatory Approval of a Licensed Product in a country or other jurisdiction in the Territory pursuant to an applicable Plan.

1.180“ [***] Costs” means [***].

1.181“Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), and (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b), and (c)).

1.182“Payload” means a [***].

1.183“Payload IP” means the Payload Know-How and Payload Patents.

1.184“Payload Know-How” means [***].

1.185“Payload Patents” means [***].

1.186 “PDC” or “Probody Drug Conjugate” means a Probody conjugated to a Payload using a Linker.

1.187“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.188“Phase 0” means an exploratory, first-in-human trial conducted in accordance with the FDA 2006 Guidance on Exploratory Investigational New Drug Studies (or the equivalent in any country or other jurisdiction outside of the United States) and designed to expedite the development of therapeutic or imaging agents by establishing very early on whether the agent behaves in human subjects as was anticipated from pre-clinical studies.

1.189“Phase I” means a human clinical trial of a CD71 PDC or Licensed Product, the principal purpose of which is a preliminary determination of safety, tolerability, pharmacological activity or pharmacokinetics in healthy individuals or patients, and which may include expansion to estimate activity in a specific patient cohort, or similar clinical study prescribed by the Regulatory Authorities, including the trials referred to in 21 C.F.R. §312.21(a), as amended.

1.190“Phase II” means a human clinical trial of a Licensed Product conducted in any country in the Territory (whether a standalone trial or a stage of a “Phase 1/2” clinical trial described in the protocol as the “Phase 2 portion”, or a stage of a “Phase 2/3” clinical trial described in the protocol as the “Phase 2 portion”) the principal purpose of which is (a) to

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evaluate the clinical efficacy, safety, pharmacodynamics or biological activity of such  Product in the target patient population as its primary endpoint, or (b) determine anti-cancer activity in the applicable tumor type as its primary endpoint (as described in the protocol), in each case of clause (a) or (b), and is prospectively designed to generate sufficient data that may permit commencement of Phase III, or (c) that would otherwise satisfy the requirements of 21 C.F.R. § 312.21(b), or its foreign equivalent.

1.191“Phase III” means a human clinical trial of a Licensed Product conducted in any country in the Territory (whether a standalone trial or a stage of a “Phase 2/3” clinical trial described in the protocol as the “Phase 3 portion”): (a) with a defined dose or a set of defined doses of such Licensed Product designed to establish statistically significant efficacy and safety of such Licensed Product for the purpose of enabling the preparation and submission of a BLA to the competent Regulatory Authorities in a country of the Territory, or (b) where the results of such clinical trial are intended (if successful) to be used to establish both safety and efficacy of such Licensed Product in patients which are the subject of such trial and serve as the basis for initial or supplemental Regulatory Approval of such Licensed Product, or (c) that would otherwise satisfy requirements of 21 CFR 312.21(c), or its foreign equivalent.

1.192“Phase IV Costs” means those FTE Costs (charged in accordance with Section 7.9.3) incurred and the direct Out‑of‑Pocket Costs recorded as an expense in accordance with Accounting Standards by or on behalf of AbbVie or any of its Affiliates after the Effective Date, during the Term of and pursuant to this Agreement, that are specifically identifiable or reasonably allocable to Phase IV Studies, wherever conducted, of a Co-Development Product in support of Commercialization of such Co-Development Product in the United States.  Subject to the foregoing, Phase IV Costs shall include (a) costs in connection with the preparation for, or conduct of, Phase IV Studies, data collection and analysis and report writing, and clinical laboratory work, (b) related Regulatory Expenses, and (c) related Manufacturing Costs, in each case (a)-(c), only to the extent not reimbursed by a Third Party.

1.193“Phase IV Study” means a post-marketing human clinical study: (a) for a Licensed Product with respect to any Indication as to which Regulatory Approval has been received or that is the subject of an investigator-initiated study program.

1.194 “PHSA” means the United States Public Health Service Act, as amended from time to time.

1.195“Plans” mean the CD71 Research Plan, CD71 Initial Development Plan and Budget, CD71 Phase II Development Plan, First Clinical Development Plan, Subsequent Clinical Development Plan, and Commercialization Plan.

1.196“PMDA” means Japan’s Pharmaceuticals and Medical Devices Agency and any successor agency(ies) or authority having substantially the same function.

1.197“Preclinical POC Success Criteria” means the success criteria with respect to a First CD71 PDC set forth on Schedule 1.197, as may be amended by the JRC from time to time as set forth in Section 2.1.2(b).

1.198 “Preclinical POC Success Criteria Deadline” means [***].

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1.199 “Prior CDA” has the meaning set forth in Section 14.9.

1.200“Probody” means an Antibody that is linked to a Substrate and a Mask that is claimed by the Licensor Background Patents or the Program Patents or derives from, uses or is made using the Licensor Background Know-How or Program Know-How; where such Antibody is not conjugated to a Payload using a Linker.

1.201“Product Information” has the meaning set forth in Section 10.1.

1.202“Product Infringement” has the meaning set forth in Section 8.3.1.

1.203“Product Labeling” means, with respect to a Licensed Product in a country or other jurisdiction in the Territory, (a) the Regulatory Authority‑approved full prescribing information for such Licensed Product for such country or other jurisdiction, including any required patient information, and (b) all labels and other written, printed, or graphic matter upon a container, wrapper, or any package insert utilized with or for such Licensed Product in such country or other jurisdiction.

1.204“Product Trademarks” means the Trademark(s) to be used by AbbVie or its Affiliates or its or their respective Sublicensees for the Development or Commercialization of Licensed Products in the Territory and any registrations thereof or any pending applications relating thereto in the Territory (excluding, in any event, any trademarks, service marks, names or logos that include any corporate name or logo of the Parties or their Affiliates).

1.205“Profit Share Opt-Out Notice” has the meaning set forth in Section 4.10.

1.206“Profit Share Opt-Out Period” means with respect to either a First Licensed Product or a Subsequent Licensed Product, the Co-Promotion Option Period for such First Licensed Product or Subsequent Licensed Product, in each case, where Licensor has the right to exercise the Profit Share Opt-Out Right.

1.207“Profit Share Opt-Out Right” has the meaning set forth in Section 4.10.

1.208 “Program Know-How” means, except as otherwise provided in Licensor Background Know-How, all Information and inventions that are conceived, discovered, developed or otherwise made by or on behalf of either Party or its Affiliates or sublicensees in connection with the work conducted under or in connection with this Agreement.

1.209“Program Patents” mean, except as otherwise provided in Licensor Background Patents, all Patents that are conceived, discovered, developed or otherwise made by or on behalf of either Party or its Affiliates or sublicensees in connection with the work conducted under or in connection with this Agreement.

1.210“Promotional Materials” means, with respect to a Co-Promotion Product, sales, promotion, market access and advertising materials, including Co-Promotion Product packaging, help-seeking and disease-awareness advertisements, pertaining to such Co-Promotion Product

1.211“Proposed Future In-Licensed Rights” has the meaning set forth in Section 5.9.

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1.212 “Pro Rata Percentage” means (a) with respect to Licensor, thirty-five percent (35%) and (b) with respect to AbbVie, sixty-five percent (65%).

1.213 [***]

1.214“Reduced Royalty Rates” has the meaning set forth in Section 7.6.2.

1.215 “Regulatory Approval” means, with respect to a country or other jurisdiction in the Territory, any and all approvals (including Drug Approval Applications), licenses, registrations, or authorizations of any Regulatory Authority necessary to Commercialize a CD71 PDC or Licensed Product in such country or other jurisdiction, including, where applicable, (a) pricing or reimbursement approval in such country or other jurisdiction, (b) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto), and (c) approval of Product Labeling.

1.216“Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local governmental or regulatory authority, agency, department, bureau, commission, council, or other entities (e.g., the FDA, EMA and PMDA) regulating or otherwise exercising authority with respect to activities contemplated in this Agreement, including the Exploitation of the CD71 PDC or Licensed Products in the Territory.

1.217 “Regulatory Documentation” means all (a) applications (including all INDs and Drug Approval Applications), registrations, licenses, authorizations, and approvals (including Regulatory Approvals), (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files, and complaint files, and (c) Clinical Data and data contained or relied upon in any of the foregoing, in each case ((a), (b) and (c)) relating to a CD71 PDC or Licensed Product.

1.218“Regulatory Exclusivity” means, with respect to any country or other jurisdiction in the Territory, an additional market protection, other than Patent protection, granted by a Regulatory Authority in such country or other jurisdiction which confers an exclusive Commercialization period during which AbbVie or its Affiliates or Sublicensees have an exclusive right to market and sell a CD71 PDC or Licensed Product in such country or other jurisdiction through a regulatory exclusivity right (e.g., new chemical entity exclusivity, new use or Indication exclusivity, new formulation exclusivity, orphan drug exclusivity, pediatric exclusivity, or any applicable data exclusivity).

1.219“Regulatory Expenses” means [***].

1.220“Restricted CD71 Antibody” means [***].

1.221“Reverse Royalty Term” means, with respect to each Licensed Product and each country or other jurisdiction in the Terminated Territory, the period beginning [***].  Solely for purposes of this Section 1.221, reference in the definitions of “Regulatory Exclusivity” to (i) AbbVie shall be deemed to be a reference to Licensor, and (ii) a Sublicensee shall be deemed to be a reference to a licensee or sublicensee of Licensor or its Affiliates.

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1.222“Royalty Term” means, with respect to each Licensed Product and each country or other jurisdiction in the Territory, the period beginning on the date of the First Commercial Sale of such Licensed Product in such country or other jurisdiction, and ending on the later to occur of (a) the expiration, invalidation or abandonment date of the last: (i) Licensor Background Patent, (ii) Licensor Program Patent, or (iii) AbbVie Program Patent that claims the molecular structure of a CD71 PDC; any of which (i), (ii) or (iii) includes a Valid Claim that covers the manufacture, use or sale of such Licensed Product in such country or other jurisdiction, (b) the expiration of Regulatory Exclusivity in such country or other jurisdiction for such Licensed Product or (c) the tenth (10th) anniversary of the First Commercial Sale of such Licensed Product in such country or other jurisdiction.

1.223“Sales and Marketing Costs” means [***]

(a)[***];

(b)[***];

(c)[***];

(d)[***];

(e)[***];

(f)[***];

(g)[***];

(h)[***];

(i)[***];

(j)[***];

(k)[***];

(l)[***];

(m)[***]; and

(n)[***].

[***].

1.224 “Segregate” means [***].

1.225“Senior Officer” means, with respect to Licensor, its President and Chief Executive Officer or his/her designee, and with respect to AbbVie, (a) for Development and Manufacturing, its Chief Scientific Officer or his/her designee and (b) for Commercialization matters, its Executive Vice President – Commercial Operations or his/her designee.

1.226[***]

1.227[***]

1.228[***]

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1.229[***]

1.230[***]

1.231“Sublicensee” means a Third Party, other than a Distributor, that has been granted by AbbVie a right to sell, market, distribute and/or promote a Licensed Product under the grants in Section 5.1; and “Sublicense” shall mean an agreement or arrangement granting such rights.  As used in this Agreement, “Sublicensee” shall not include a wholesaler or reseller of the Product who does not market or promote the Product.

1.232“Subsequent CD71 Information” means the following information related to Subsequent CD71 Discovery Activities prior to filing an IND for the applicable Subsequent Licensed Product: in vitro pharmacology, in vivo efficacy, non-GLP toxicology, and summaries of GLP toxicology results.

1.233“Subsequent CD71 PDC” has the meaning set forth in Section 3.5.

1.234 “Subsequent CD71 Discovery Activities” mean the research, discovery and other activities to be performed by AbbVie with respect to a Subsequent CD71 PDC and Subsequent Licensed Product prior to the filing of an IND with respect thereto.

1.235“Subsequent Clinical Development Plan” has the meaning set forth in Section 3.6.2.

1.236“Subsequent Licensed Product” means any Licensed Product that contains a Subsequent CD71 PDC.

1.237“Substrate” means [***].

1.238“Successful End of Phase II Meeting” means an End of Phase II Meeting in which the Regulatory Authority does not make clear at that time, as reflected in the minutes of the meeting, that the First Licensed Product would likely not be approvable unless additional studies are undertaken before commencing a pivotal trial, or that such trial would be inadequate.

1.239 “Term” has the meaning set forth in Section 13.1.1.

1.240“Terminated Product” means each CD71 PDC or Licensed Product designated as such pursuant to Section 3.3.

1.241“Terminated Territory” means each Major Market with respect to which this Agreement is terminated by Licensor pursuant to Section 13.2.2, each country with respect to which this Agreement is terminated by AbbVie pursuant to Section 13.3.2, or, if this Agreement is terminated in its entirety, the entire Territory.

1.242“Territory” means the entire world.

1.243“Third Party” means any Person other than Licensor, AbbVie and their respective Affiliates.

1.244“Third Party Claims” has the meaning set forth in Section 12.1.

1.245[***]

1.246“Third Party Provider” has the meaning set forth in Section 3.7.43.8.

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1.247“Tools” means any Patents, Program Know-How, Program Patents, or Information or other intellectual property right covering methods, processes, materials and tools to the extent generally applicable to the discovery of Masks or Substrates, or assays of the activity relating to such discovery, including the cleavage of Substrates, thereof.  As of the Effective Date, the Patents among the Tools consist of the Patents listed in Schedule 1.247.

1.248“Trademark” means any word, name, symbol, color, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo, business symbol or domain names, whether or not registered.

1.249“Trademark Costs” means [***].

1.250“Transition Agreement” has the meaning set forth in Section 13.9.2.

1.251“United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).

1.252“U.S. IND Approval” means an IND for a Licensed Product in the U.S. that has not been rejected (including placed on clinical hold) by the FDA within thirty (30) days after submission thereof.

1.253“Valid Claim” means a claim of any issued and unexpired Patent whose validity, enforceability, or patentability has not been affected by any of the following: (a) irretrievable lapse, abandonment, revocation, dedication to the public, or disclaimer; or (b) a holding, finding, or decision of invalidity, unenforceability, or non-patentability by a court, governmental agency, national or regional patent office, or other appropriate body that has competent jurisdiction, such holding, finding, or decision being final and unappealable or unappealed within the time allowed for appeal.

1.254“ [***]” means the combination of the [***].

1.255“Voting Stock” has the meaning set forth in the definition of “Change in Control.”

1.256“Withholding Party” has the meaning set forth in Section 7.12.

1.257“Working Group” has the meaning set forth in Section 2.7.

ARTICLE 2
COLLABORATION MANAGEMENT

2.1Joint Research Committee.

2.1.1Formation.  As soon as practical, but no later than [***], after the Effective Date, the Parties shall establish a joint research committee (the “Joint Research Committee” or “JRC”).  The JRC shall consist of [***] representatives from [***], each with the requisite experience and seniority to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the JRC.  From time to time, each Party may substitute one (1) or more of its representatives to the JRC on written notice to

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the other Party.  The JRC shall be chaired on an annual rotating basis by a JRC representative of either AbbVie or Licensor, as applicable, with [***] providing the first such chairperson.

2.1.2Specific Responsibilities.  The JRC shall manage, coordinate and oversee the performance of CD71 Discovery Activities by the Parties under the CD71 Research Plan, and serve as a forum to facilitate communications between the Parties regarding the CD71 Research Plan, CD71 Discovery Activities and the Subsequent CD71 Information.  In particular, the JRC shall:

(a)periodically (no less often than quarterly) review and serve as a forum for discussing the CD71 Research Plan, and review and approve amendments thereto;

(b)consider, review and approve any amendments to the Preclinical POC Success Criteria and the CD71 GLP Tox Success Criteria, as applicable;

(c)consider, review and approve any amendments to the CD71 IND Success Criteria;

(d)oversee the conduct of the CD71 Discovery Activities under the CD71 Research Plan;

(e)evaluate any proposals for the use of a CD71 PDC containing a Backup Antibody in lieu of any CD71 PDC currently under Development (which would include a CD71 PDC containing any Antibody Controlled by Licensor).

(f)select the particular candidate from the pool of First CD71 PDCs that have been determined to satisfy the CD71 GLP Tox Success Criteria that will be evaluated in a GLP Tox Study;

(g)determine whether any CD71 PDCs achieve the GLP Tox Success Criteria;

(h)determine whether any CD71 PDCs achieve the CD71 IND Success Criteria;

(i)determine whether to approve an Alternate First CD71 PDC and any associated amendments to the timelines in the CD71 Research Plan and extensions to the Preclinical POC Success Criteria Deadline, CD71 GLP Tox Success Criteria Deadline and CD71 IND Success Criteria Deadline as set forth in Section 3.1.6;

(j)serve as a forum for discussion of results obtained from the conduct of the CD71 Discovery Activities and for discussion of any Subsequent CD71 Information;

(k)establish secure access methods (such as secure databases) or other processes for each Party to access CD71 Discovery Activity-related Information and Subsequent CD71 Information as contemplated under this Agreement; and

(l)perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

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2.1.3 Disbandment.  Upon completion of the CD71 Research Plan and achievement of the CD71 IND Success Criteria, the JRC shall have no further responsibilities or authority under this Agreement with respect to the First CD71 PDCs and shall be considered dissolved with respect thereto.  Upon the filing of an IND for a given Subsequent CD71 PDC, the JRC shall have no further responsibilities or authority under this Agreement with respect to such Subsequent CD71 PDCs and shall be considered dissolved with respect thereto.  Additionally, in the event of an Acquisition by Licensor or Change in Control of Licensor, in each case involving a Competitor, AbbVie shall have the right at any time and for any reason, effective upon written notice, to disband the JRC pursuant to Section 14.2.2.

2.2Joint Development Committee.

2.2.1Formation.  No later than (a) with respect to a First Licensed Product, [***] before filing [***], and (b) with respect to a Co-Development Product that is a Subsequent Licensed Product, [***] after the expiration of the [***], the Parties shall (unless already established and not disbanded) establish a joint development committee (the “Joint Development Committee” or “JDC”).  The JDC shall consist of [***] from [***], each with the requisite experience and seniority to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the JDC.  From time to time, each Party may substitute one (1) or more of its representatives to the JDC on written notice to the other Party.  The JDC shall be chaired on an annual rotating basis by a JDC representative of either AbbVie or Licensor, as applicable, with [***] providing the first such chairperson.

2.2.2Specific Responsibilities.  The JDC shall manage, coordinate and oversee the Parties’ activities under the CD71 Initial Development Plan and Budget, the CD71 Phase II Development Plan, the First Clinical Development Plan and the Subsequent Clinical Development Plan, as applicable, and serve as a forum to facilitate communications between the Parties regarding such Plans; provided, however, that (a) the JDC shall have no decision-making authority with respect to Subsequent Licensed Products (and associated Subsequent CD71 PDCs) unless and until they become Co-Development Products and all decision making authority with respect to Subsequent Licensed Products (and associated Subsequent CD71 PDCs) shall remain solely with AbbVie until such time and (b) all decision making authority under the JDC for the First Licensed Product (and associated First CD71 PDCs) shall cease immediately upon Licensor’s delivery of a Co-Development Opt-Out Notice for the First Licensed Product and all decision making authority with respect to the First Licensed Product (and associated First CD71 PDCs) shall thereafter rest solely with AbbVie.  In particular, the JDC shall:

(i)As applicable, develop and approve each of the CD71 Initial Development Plan and Budget, the CD71 Phase II Development Plan, the First Clinical Development Plan and the Subsequent Clinical Development Plan, including the budgets included within such Plans, in accordance with the terms hereof;

(ii)review and approve any amendment to the Approved Country list as provided in Section 1.25;

(iii)periodically (no less often than quarterly) review and serve as a forum for discussing, as applicable, the CD71 Initial Development Plan and Budget and the

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CD71 Phase II Development Plan, and review and approve amendments thereto, including any amendments to the budget in the CD71 Initial Development Plan and Budget and the CD71 Phase II Development Plan;

(iv)periodically (no less often than quarterly) review and serve as a forum for discussing, as applicable, the First Clinical Development Plan and the Subsequent Clinical Development Plan, and review and approve amendments thereto, including any amendments to cover new Indications;

(v) consider, review and approve any amendments to the CD71 Dose-Escalation Success Criteria;

(vi)determine whether any Licensed Product satisfies the CD71 Dose-Escalation Success Criteria;

(vii)oversee the conduct of Development activities, as applicable, under the CD71 Initial Development Plan and Budget, the CD71 Phase II Development Plan, the First Clinical Development Plan and the Subsequent Clinical Development Plan;

(viii)serve as a forum for discussion of results obtained from the conduct of the Clinical Studies;

(ix)serve as a forum for discussing strategies for obtaining Regulatory Approvals for the Licensed Products in the Territory;

(x)determine whether the Development activities under the First Clinical Development Plan or a Subsequent Clinical Development Plan support the filing of a Drug Approval Application for the applicable Licensed Product in any country or jurisdiction in the Territory and whether Drug Approval Applications with respect to any Licensed Product shall be made in any country or jurisdiction in the Territory;

(xi)establish secure access methods (such as secure databases) or other processes for each Party to exchange and access Regulatory Documentation and other Development-related Information as contemplated under this Agreement; and

(xii)determine whether a CD71 PDC Failure has occurred; (other than the achievement of the Preclinical POC Success Criteria, which shall be determined exclusively by AbbVie in its sole discretion)

(xiii)perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

2.2.3Disbandment.  Upon completion of the First Clinical Development Plan or upon Licensor’s earlier delivery of a Co-Development Opt-Out Notice for a First Licensed Product, the JDC shall have no further responsibilities or authority under this Agreement with respect to such First Licensed Product and shall be considered dissolved with respect thereto.  Upon completion of a Subsequent Clinical Development Plan for a given Subsequent Licensed Product, the JDC shall have no further responsibilities or authority under this Agreement with respect to such Subsequent Licensed Product  and shall be considered

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dissolved with respect thereto.  Additionally, in the event of an Acquisition by Licensor or Change in Control of Licensor, in each case, involving a Competitor, AbbVie shall have the right at any time and for any reason, effective upon written notice, to disband the JDC pursuant to Section 14.2.2.  Once dissolved, the JDC shall have no further rights or obligations under this Agreement, and thereafter any requirement of either Party to provide Information to the JDC shall be deemed a requirement to provide such Information to the other Party and AbbVie shall have the right to solely decide, without consultation with Licensor, all matters that are subject to the review or approval by the JDC.

2.3Joint Commercialization Committee.

2.3.1Formation.  Promptly following [***] pursuant to Section 4.8, the Parties shall establish a joint commercialization committee (the “Joint Commercialization Committee” or “JCC”, and collectively with the JRC and the JDC, “Joint Committees”).  The JCC shall consist of [***] representatives from [***], each with the requisite experience and seniority to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the JCC.  From time to time, each Party may substitute one (1) or more of its representatives to the JCC on written notice to the other Party.  [***] shall select from its representatives the chairperson for the JCC.  From time to time, AbbVie may change the representative who will serve as chairperson on written notice to Licensor.

2.3.2Specific Responsibilities.  The JCC shall develop the strategies for and oversee the Commercialization of the Co-Promotion Products in the Co-Promotion Territory, and shall serve as a forum to facilitate communications between the Parties regarding such Co-Promotion Products.  In particular, the JCC shall:

(a)establish a strategy for the Commercialization of the Co-Promotion Products in the Co-Promotion Territory;

(b)review and approve each Commercialization Plan and the Commercialization FTE Rate to apply for such Commercialization Plan;

(c)periodically (no less often than annually) review and serve as a forum for discussing each Commercialization Plan and review and approve amendments thereto;

(d)oversee at a high level all Commercialization activities in the Co-Promotion Territory with respect to the Co-Promotion Products;

(e)review and approve the manner in which the Markings are to be presented on and messages contained in promotional materials, packaging, and Product Labeling for the Co-Promotion Products in the Co-Promotion Territory; and

(f)perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

2.4General Provisions Applicable to Joint Committees.

2.4.1Meetings and Minutes.  Each Joint Committee shall meet quarterly, or in each case as otherwise agreed to by the Parties, with the location of such

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meetings alternating between locations designated by Licensor and locations designated by AbbVie.  The chairperson of the applicable Joint Committee shall be responsible for calling meetings on no less than [***] notice.  Each Party shall make all proposals for agenda items and shall provide all appropriate information with respect to such proposed items at least [***] in advance of the applicable meeting; provided, that under exigent circumstances requiring input by the Joint Committee, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such meeting.  The chairperson of the Joint Committee shall prepare and circulate for review and approval of the Parties minutes of each meeting within [***] after the meeting.  The Parties shall agree on the minutes of each meeting promptly, but in no event later than the next meeting of the Joint Committee.   If the Parties cannot agree on the content of the minutes, the objecting Party shall append a notice of objection with the specific details of the objection to the proposed minutes.

2.4.2Procedural Rules.  Each Joint Committee shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement.  A quorum of the Joint Committee shall exist whenever there is present at a meeting at least one (1) representative appointed by each Party.  Representatives of the Parties on a Joint Committee may attend a meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by, and be heard by, the other participants.  Representation by proxy shall be allowed.  Each Joint Committee shall take action by [***] of the representatives present at a meeting at which a quorum exists, with each Party having a [***], or by a written resolution signed by at least one (1) representative appointed by each Party.  Employees or consultants of either Party that are not representatives of the Parties on a Joint Committee may attend meetings of such Joint Committee; provided, that such attendees (i) shall not vote or otherwise participate in the decision-making process of the Joint Committee, and (ii) are bound by obligations of confidentiality and non-disclosure equivalent to those set forth in ARTICLE 10.

2.4.3Waiver of Criteria.  If a Joint Committee is responsible for determining whether a Licensed Product satisfies any of the CD71 IND Success Criteria, or the CD71 Dose-Escalation Success Criteria, such Joint Committee shall be entitled to [***].

2.4.4Joint Committee Dispute Resolution.  If a Joint Committee cannot, or does not, reach consensus on an issue at a meeting or within a period of [***] thereafter or such other period as the Parties may agree, then the dispute shall first be referred to the Senior Officers of the Parties, who shall confer in good faith on the resolution of the issue.  Any final decision mutually agreed to by the Senior Officers shall be conclusive and binding on the Parties.  If the Senior Officers are not able to agree on the resolution of any such issue within [***] after such issue was first referred to them, then:

(a)if such dispute relates to any proposed amendment to the Preclinical POC Success Criteria, the CD71 GLP Tox Success Criteria, the CD71 IND Success Criteria or the CD71 Dose-Escalation Success Criteria, then [***];

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(b)if such dispute relates to the first approval of the use of a First CD71 PDC and First CD71 Probody incorporating a Backup Antibody that occurs prior to Initiation of a Cohort Expansion Study for a First CD71 PDC, such dispute shall be finally and definitively resolved by [***];

(c)if such dispute relates to (i) the first approval of the use of a First CD71 PDC and First CD71 Probody incorporating a Backup Antibody that occurs after the Initiation of a Cohort Expansion Study for a First CD71 PDC or (ii) any approval of the use of a First CD71 PDC and First CD71 Probody incorporating a Backup Antibody following the first such approval (regardless of whether the first such approval occurs prior to or after the Initiation of a Cohort Expansion Study for a First CD71 PDC), then such use shall not be approved without [***];

(d)if such dispute relates to extensions of the CD71 GLP Tox Success Criteria Deadline, CD71 IND Success Criteria Deadline, or CD71 Dose-Escalation Success Criteria Deadline after approval of use of a Backup Antibody, such dispute shall be finally and definitively resolved by [***], provided that an extension of the CD71 GLP Tox Success Criteria Deadline will not be shorter than the length of time from the Effective Date until the Backup Antibody is delivered to Licensor;

(e)if such dispute relates to the selection of the particular candidate from the pool of First CD71 PDCs that have been determined to satisfy the CD71 GLP Tox Success Criteria that will be evaluated in a GLP Tox Study, such dispute shall be finally and definitively resolved by [***];

(f)if such dispute relates to whether to approve an Alternate First CD71 PDC, together with the appropriate amendments to the CD71 Initial Development and Budget Parameters, Plans and timelines, the Alternate First CD71 PDC [***];

(g)if such dispute relates to any proposed amendment to the CD71 Research Plan, such dispute shall be finally and definitively resolved by [***]; provided, that [***];

(h)if such dispute relates to the approval of the CD71 Initial Development Plan and Budget or any amendment thereto, such dispute shall be finally and definitively resolved by [***]; provided, that [***];

(i)if such dispute relates to the approval of the CD71 Phase II Development Plan or any amendment thereto, such dispute shall be finally and definitively resolved by [***]; provided, that [***];

(j)if such dispute relates to whether a CD71 PDC Failure has occurred, such dispute shall be finally and definitively resolved by [***];

(k)if such dispute relates to whether any CD71 PDC or Licensed Product satisfies the CD71 GLP Tox Success Criteria, the CD71 IND Success Criteria, or the CD71 Dose-Escalation Success Criteria, such dispute shall be resolved [***];

(l)if such dispute relates to whether the Development activities under a First Clinical Development Plan or Subsequent Clinical Development Plan

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support filing of a Drug Approval Application for the applicable Licensed Product in any country or jurisdiction in the Territory or whether a Drug Approval Application with respect to any Licensed Product will be made in any country or jurisdiction in the Territory, such dispute shall be finally and definitively resolved by [***];

(m)if such dispute relates to the approval of the First Clinical Development Plan or Subsequent Clinical Development Plan or any amendments thereto, such dispute shall be finally and definitively resolved by [***];

(n)if such dispute relates to the selection of an Indication or Indications to pursue in the conduct of CD71 Discovery Activities, Clinical Studies or otherwise in the course of other Party Development Activities (including whether to pursue an additional Indication or to cease pursuing a given Indication), such dispute shall be finally and definitively resolved by [***];

(o)if such dispute relates to whether a new country shall be designated as an Approved Country, [***];

(p)if such dispute relates to a Subsequent CD71 PDC or Subsequent Licensed Product and is a matter under the purview of the JRC not otherwise addressed in this Section 2.4.4, such dispute shall be finally and definitively resolved by [***];

(q)if such dispute relates to any matter under the purview of the JCC not otherwise addressed in this Section 2.4.4; such dispute shall be finally and definitively resolved by [***]; and

(r)if such dispute relates to any matter under the CD71 Research Plan or CD71 Initial Development Plan and Budget, where such Plan expressly provides that both Parties shall mutually agree to an activity or selection, then such activity or selection shall not be made unless mutually agreed.

Except as otherwise expressly set forth in this Agreement, disputes arising between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith, and that are outside of the jurisdiction of the Joint Committees, shall be resolved pursuant to Section 14.7.1.  In the event any action or activity described in Section 2.4.3 requires the written consent of a Party, and such Party elects not to consent to such action, then such activity or action shall not be taken and shall not be subject to any further dispute resolution unless mutually agreed to in writing by the Parties.

2.4.5Limitations on Authority.  Each Party shall retain the rights, powers, and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in a Joint Committee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.  No Joint Committee shall have the power to amend, modify, or waive compliance with this Agreement, which may only be amended or modified as provided in Section 14.9 or compliance with which may only be waived as provided in Section 14.11.

2.4.6Alliance Manager.  Each Party shall appoint an individual to be the point of contact within each Party (the “Alliance Manager”) with responsibility for

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facilitating communication between the Parties for all matters between meetings of each Joint Committee, including communication between the Parties regarding the CD71 Discovery Activities and Party Development Activities.  The Alliance Manager of each Party may be a member of a Joint Committee.  If the Alliance Manager of each Party is not a Joint Committee member, then the Alliance Manager may attend Joint Committee meetings as a non-voting participant.  The Alliance Manager shall facilitate resolution of potential and pending issues and potential disputes to enable the Joint Committees to try to reach consensus and avert escalation of such issues or potential disputes, if possible.

2.5Discontinuation of Participation on a Committee.   Subject to Sections 2.1.3, 2.2.3 and 14.2.2, each Joint Committee shall continue to exist until the first to occur of: (a) the Parties mutually agreeing to disband the Joint Committee; or (b) Licensor providing to AbbVie written notice of its intention to disband and no longer participate in such Joint Committee; provided, that Licensor shall not give such written notice prior to the completion of all activities under the CD71 Research Plan and CD71 Initial Development Plan and Budget.  Notwithstanding anything herein to the contrary, once Licensor has provided such written notice, such Joint Committee shall be terminated and shall have no further rights or obligations under this Agreement, and thereafter any requirement of Licensor to provide Information or other materials to such Joint Committee shall be deemed a requirement to provide such Information or other materials to AbbVie and AbbVie shall have the right to solely decide, without consultation with Licensor, all matters that are subject to the review or approval by such Joint Committee hereunder.

2.6Interactions Between a Committee and Internal Teams.   The Parties recognize that each Party possesses an internal structure (including various committees, teams and review boards) that will be involved in administering such Party’s activities under this Agreement.  Nothing contained in this Article shall prevent a Party from making routine day-to-day decisions relating to the conduct of those activities for which it has a performance or other obligations hereunder, in each case in a manner consistent with the then-current applicable plan and the terms and conditions of this Agreement.

2.7Working Groups.   From time to time, a Joint Committee may establish and delegate duties to sub-committees or directed teams (each, a “Working Group”) on an “as-needed” basis to oversee particular projects or activities (for example, joint project team, joint finance group, and/or joint intellectual property group).  Each such Working Group shall be constituted and shall operate as the Joint Committee determines; provided that each Working Group shall have equal representation from each Party, unless otherwise mutually agreed.  Working Groups may be established on an ad hoc basis for purposes of a specific project or on such other basis as the Joint Committee may determine.  Each Working Group and its activities shall be subject to the oversight, review and approval of, and shall report to, the Joint Committee that formed said Working Group.  In no event shall the authority of the Working Group exceed that specified for the Joint Committee that formed the Working Group to this Article.  All decisions of a Working Group shall be by consensus.  Any disagreement between the designees of AbbVie and Licensor on a Working Group shall be referred to the Joint Committee that formed the Working Group for resolution.

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2.8Expenses.  Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to attend meetings of, and otherwise participate on, a Committee or other Working Group.

ARTICLE 3
DEVELOPMENT AND REGULATORY

3.1CD71 Research Plan.

3.1.1Goals of the CD71 Research Plan.  The Parties shall conduct the CD71 Discovery Activities with the goal of (a) identifying and delivering at least one (1) First CD71 PDC which satisfies the CD71 IND Success Criteria and (b) supporting the filing of a Drug Approval Application and the obtaining of Regulatory Approvals for the First Licensed Product in the Field in the Territory.

3.1.2CD71 Research Plan.  The CD71 Research Plan in effect as of the Effective Date is attached hereto as Schedule 1.59.  Either Party, directly or through its representatives on the JRC, may propose amendments to the CD71 Research Plan from time to time as appropriate.   The CD71 Research Plan sets forth the services and the obligations and responsibilities assigned to each Party, including:

(a)Licensor will provide CD71 Probody material to AbbVie in the amount specified in the CD71 Research Plan and that shall otherwise meet the purity and other metrics set forth therein;

(b)AbbVie will create and evaluate [***] Antibodies Controlled by AbbVie for potential use in CD71 Probodies (such Antibodies, the “Backup Antibodies”) in lieu of the Antibody initially used by Licensor in its CD71 Probody, provide the sequence of such Backup Antibodies to Licensor and, following Licensor’s receipt of such Backup Antibodies, Licensor will create CD71 Probody material meeting the purity and other metrics set forth in the CD71 Research Plan for such Backup Antibodies. Licensor will deliver to AbbVie CD71 Probody material containing such Backup Antibodies within [***] after receipt of such Backup Antibodies, in each case as set forth in the CD71 Research Plan;

(c)Following AbbVie’s receipt of the CD71 Probody materials meeting the purity and other metrics set forth in the CD71 Research Plan (including CD71 Probodies containing the Backup Antibodies as provided in Section 3.1.2(b)), AbbVie will conjugate the CD71 Probodies to Linkers and Payloads to generate Lead First CD71 PDCs, and will provide Lead First CD71 PDC material to Licensor in the amount specified in the CD71 Research Plan;

(d)Following Licensor’s receipt of the Lead First CD71 PDC material, Licensor will perform the Preclinical POC Study as set forth in the CD71 Research Plan; and

(e)Licensor will perform in vivo modeling and IND-enabling studies with respect to the Lead First CD71 PDC as set forth in the CD71 Research Plan and in parallel for CD71 PDCs containing the Backup Antibodies, shall perform all such studies and

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activities set forth in the CD71 Research Plan up to but not including GLP Tox Studies or GMP scale-up, whichever comes first, for such CD71 PDCs containing such Backup Antibodies (unless such a Backup Antibody replaces the lead Antibody, in which case Licensor will perform all such studies required for the First CD71 PDC as set forth in the CD71 Research Plan); provided, however, that [***].

3.1.3CD71 Discovery Activities.

(a)Each Party shall perform the CD71 Discovery Activities assigned to such Party in the CD71 Research Plan, and shall do so in accordance with the CD71 Research Plan, as amended from time to time in accordance with the terms hereof, by allocating sufficient time, effort, equipment, and skilled personnel to complete such CD71 Discovery Activities successfully and promptly.

(b)At any time, either Party may propose that CD71 Probodies and CD71 PDCs incorporating a Backup Antibody be used for Development under the applicable Plan in lieu of the CD71 Probodies and CD71 PDCs containing the Antibody previously used for Development under the applicable Plan.  The Parties, through the JRC, will evaluate such proposal.  If use of the CD71 Probody and CD71 PDC incorporating the Backup Antibody is approved by the JRC, the Parties, through the JRC, will negotiate in good faith appropriate extensions to the CD71 GLP Tox Success Criteria Deadline, CD71 IND Success Criteria Deadline and the CD71 Dose-Escalation Success Criteria Deadline.

(c)Licensor shall use Commercially Reasonable Efforts to achieve the Preclinical POC Success Criteria by the Preclinical POC Success Criteria Deadline. AbbVie shall, in its sole discretion, determine whether a CD71 PDC satisfies the Preclinical POC Success Criteria. If AbbVie determines in its discretion that the CD71 PDC does not satisfy the Preclinical POC Success Criteria on or prior to the Preclinical POC Success Criteria Deadline (or Licensor otherwise fails to provide the data for AbbVie to make such determination by the Preclinical POC Success Criteria Deadline), then unless AbbVie waives the achievement of the Preclinical POC Success Criteria in its sole discretion in a written notice delivered to Licensor, Licensor shall cease all further CD71 Discovery Activities.  If the Preclinical POC Success Criteria is not achieved by the Preclinical POC Success Criteria Deadline or otherwise waived by AbbVie in writing, then the Parties through the JRC shall discuss for a period of [***] after the Preclinical POC Success Criteria Deadline (as such period may be extended or shortened by mutual agreement of the Parties, the “Cessation Period”) potential alternatives with proceeding with further CD71 Discovery Activities, including (i) amending the Plans or this Agreement to conduct additional studies or other Development work to achieve the Preclinical POC Success Criteria, (ii) the selection of an Alternate First CD71 PDC, or (iii) such other amendments or course of action as may be mutually agreed to by the Parties.  During the Cessation Period, neither Party shall have any further obligation to use Commercially Reasonable Efforts to conduct any CD71 Development Activities unless and until the Parties mutually agree to make such amendments to any Plans or this Agreement, pursue an Alternate First CD71 PDC, or otherwise elect to take additional CD71 Discovery Activities; provided, however, that during the Cessation Period, Licensor may, with the express prior written consent of AbbVie of the specific Development to be undertaken, continue research and preclinical Development of Masks and Substrates for a CD71 Probody.  If the Parties do not mutually agree to take any such action

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upon conclusion of the Cessation Period, then AbbVie may notify Licensor in writing that it is not electing to conduct (or have conducted) any CD71 Discovery Activities, and AbbVie may terminate this Agreement in accordance with Section 13.3.1.  [***]

(d)Licensor shall use Commercially Reasonable Efforts to achieve the CD71 GLP Tox Success Criteria by the CD71 GLP Tox Success Criteria Deadline. If either (i) a First CD71 PDC is determined to have satisfied the CD71 GLP Tox Success Criteria, or (ii) AbbVie, in its sole and absolute discretion, elects by written notice to Licensor to continue Development of a CD71 PDC that does not satisfy the CD71 GLP Tox Success Criteria, then Licensor shall commence a GLP Tox Study in accordance with the CD71 Initial Development Plan and Budget for the particular First CD71 PDC candidate selected by AbbVie.  Except as set forth in the immediately preceding sentence, Licensor shall not commence a GLP Tox Study for any First CD71 PDC.

(e)Licensor shall use Commercially Reasonable Efforts to achieve the CD71 IND Success Criteria by the CD71 IND Success Criteria Deadline.  If either (i) a First CD71 PDC is determined to have satisfied the CD71 IND Success Criteria, or (ii) AbbVie, in its sole and absolute discretion, elects by written notice to Licensor to continue Development of a CD71 PDC that does not satisfy the CD71 IND Success Criteria, then Licensor shall file an IND with the FDA in accordance with the CD71 Initial Development Plan and Budget for such First CD71 PDC.  Except as set forth in the immediately preceding sentence, Licensor shall not file an IND for any First CD71 PDC.

(f)For all CD71 Discovery Activities prior to the initiation of GLP Tox Studies for a First CD71 PDC, (i) Licensor shall have the sole right and responsibility for, at its expense, Manufacturing or having Manufactured and supplying to AbbVie all First CD71 Probodies for use under the CD71 Research Plan and (ii) AbbVie shall have the sole right and responsibility for, at its expense, converting such First CD71 Probodies into First CD71 PDCs containing a [***] and supplying all such First CD71 PDCs containing a [***] to Licensor for use under the CD71 Research Plan.  For GLP Tox Studies and all CD71 Discovery Activities thereafter, Licensor shall have the sole right and responsibility for, at its expense, Manufacturing or having Manufactured (in each case, using GMP) and supplying all First CD71 PDCs for use under the CD71 Research Plan.

3.1.4CD71 Research Plan Diligence. Each Party shall use Commercially Reasonable Efforts in undertaking the CD71 Discovery Activities assigned to such Party in the CD71 Research Plan.  Without limiting the generality of the foregoing, each Party shall use Commercially Reasonable Efforts to achieve the goals stated in Section 3.1.1 by the CD71 IND Success Criteria Deadline.  Each Party promptly shall share with the other Party, through the processes established by the JRC, all Information generated and results achieved in conducting or as a result of conducting CD71 Discovery Activities, and the JRC shall use such Information and results to determine whether any CD71 PDC satisfies the CD71 GLP Tox Success Criteria, or the CD71 IND Success Criteria, provided that the Information provided by Licensor shall not include the Tools.

3.1.5Initial Discovery Costs.

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(a)Except as set forth in subparagraphs (b) and (c) below, Licensor shall be solely responsible for and shall bear all costs incurred by the Parties or their Affiliates in connection with their performance of the activities set forth in the CD71 Research Plan (including any payments required [***]).  Should Licensor request that AbbVie perform any activities in the CD71 Research Plan that are assigned to Licensor and AbbVie agree to perform such Activities, then within [***] after the end of each Calendar Quarter, AbbVie shall report to Licensor its CD71 Research Plan costs for such activities (including AbbVie internal costs at the Development FTE Rate, AbbVie’s external costs and such other items allowable under Development Costs (except with the definition of Development Costs applying to activities under the CD71 Research Plan) incurred during such Calendar Quarter.  Such report shall specify in reasonable detail all amounts included in such CD71 Research Plan costs during such Calendar Quarter).  Within [***] after Licensor’s receipt of each such report, Licensor shall reimburse AbbVie for the undisputed Development Costs incurred under the CD71 Research Plan reflected in such report.

(b)As set forth in the CD71 Research Plan, AbbVie will be responsible for (i) Backup Antibody Costs and (ii) the cost it incurs for non-GMP Manufacturing activities related to converting CD71 Probodies into CD71 PDCs that will be used for Discovery Activities under the CD71 Research Plan prior to initiation of GLP Tox Studies.

(c)In the event the JRC elects to use a Backup Antibody for use in a CD71 Probody in lieu of Licensor’s proprietary Antibody at any time after Licensor has completed GMP Manufacturing for a First CD71 PDC containing Licensor’s proprietary Antibody, then AbbVie shall pay [***] of the Out-Of-Pocket Costs to be incurred by Licensor in conducting Development for GMP Manufacturing, the GLP Tox Study and Clinical Studies for a First CD71 PDC containing such Backup Antibody as provided for in the CD71 Research Plan and CD71 Initial Development Plan and Budget, but in each such case only to the extent Licensor had previously incurred such Out-Of-Pocket Costs for such activities for a First CD71 PDC containing Licensor’s proprietary Antibody.

3.1.6Alternate First CD71 PDC.  If the Lead First CD71 PDC has not met the Preclinical POC Success Criteria, the CD71 GLP Tox Success Criteria or the CD71 IND Success Criteria and AbbVie (in its sole discretion) has not elected to proceed with the Lead First CD71 PDC, then the Parties, through the JRC, will evaluate whether to approve an Alternate First CD71 PDC.  If the JRC determines that an Alternate First CD71 PDC should be approved, the Parties, through the JRC, will negotiate in good faith amendments to the timelines and, if necessary, the content in the CD71 Research Plan and CD71 Initial Development Plan and Budget Parameters, and extensions to the CD71 GLP Tox Success Criteria Deadline and CD71 IND Success Criteria Deadline; provided, that for any extensions of the CD71 GLP Tox Success Criteria Deadline an extension will not be shorter than the length of time from the Effective Date until the Alternate First CD71 is approved.  Upon the mutual agreement of the Parties on such amendments, the Alternative First CD71 PDC shall be deemed approved and shall thereafter be the First CD71 PDC for all purposes of this Agreement.  Following such approval, this Section 3.1 shall be performed with respect to such Alternate First CD71 PDC regardless of whether such performance was already completed for the Lead First CD71 PDC. If the Parties do not reach agreement on whether an Alternate First CD71 PDC will be approved or on such

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amendments then Licensor shall not continue performing any CD71 Discovery Activities or Development of a First CD71 PDC.

3.2CD71 Initial Development Plan and Budget.

3.2.1CD71 Initial Development Plan and Budget.  If either (a) a First CD71 PDC is determined to have satisfied the CD71 IND Success Criteria, as such criteria may have been waived or amended by the JRC in accordance with this Agreement, or (b) AbbVie, in its sole and absolute discretion, elects (by delivering notice of such election to Licensor) to continue Development of a CD71 PDC that does not satisfy the CD71 IND Success Criteria, then the JDC, in accordance with Section 2.2.2, shall develop and approve the CD71 Initial Development Plan and Budget. The CD71 Initial Development Plan and Budget will include, at a minimum, the CD71 Initial Development Plan and Budget Parameters. Each Party shall have the right to propose amendments to the CD71 Development Plan and Budget through its representatives on the JDC.

3.2.2CD71 Initial Development Plan and Budget Activities.

(a)Licensor shall perform the Development activities assigned to it in the CD71 Initial Development Plan and Budget, and shall do so in accordance with such CD71 Initial Development Plan and Budget by allocating sufficient time, effort, equipment, and skilled personnel to complete such Development activities successfully and promptly. Without limiting the generality of the foregoing, unless otherwise agreed by AbbVie in writing, Licensor shall be required to incur the costs and expenses budgeted in the CD71 Initial Development Plan and Budget in performing activities under the CD71 Initial Development Plan and Budget; provided, that if prior to the time that Licensor has incurred such costs and expenses both (a) all of the Development activities set forth in the CD71 Initial Development Plan and Budget have been completed in accordance with the terms thereof, and (b) a CD71 PDC Developed under the CD71 Initial Development Plan and Budget is determined to have satisfied the CD71 Dose-Escalation Success Criteria, then Licensor shall not be required to incur any additional costs and expenses notwithstanding the budget.

(b)If either (i) a First CD71 PDC is determined to have satisfied the CD71 Dose-Escalation Success Criteria, or (ii) AbbVie, in its sole and absolute discretion, elects (by delivering notice of such election to Licensor) to continue Development of a First CD71 PDC that does not satisfy the CD71 Dose-Escalation Success Criteria, then Licensor shall commence Cohort Expansion Studies in accordance with the CD71 Initial Development Plan and Budget for such First CD71 PDC candidate.  Except as set forth in the immediately preceding sentence, Licensor shall not commence a Cohort Expansion Study for any First CD71 PDC.

(c)Licensor shall have the sole right and responsibility for, at its expense, Manufacturing or having Manufactured (in each case, using GMP) and supplying all First CD71 PDCs for use under the CD71 Initial Development Plan and Budget.

(d)All Development activities included in the CD71 Initial Development Plan and Budget, including any Clinical Studies, shall be designed and

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implemented so as to support the filing of Drug Approval Applications and the obtaining of Regulatory Approvals for the applicable Licensed Product.

3.2.3CD71 Initial Development Plan and Budget Diligence.  Licensor shall undertake the Development activities under the CD71 Initial Development Plan and Budget and shall use Commercially Reasonable Efforts to achieve the CD71 Dose-Escalation Success Criteria by the CD71 Dose-Escalation Success Criteria Deadline. Licensor promptly shall share with AbbVie, through the processes established by the JDC, all Information generated and results achieved in conducting or as a result of conducting Development activities under the CD71 Initial Development Plan and Budget, and the JDC shall use such Information and results to determine whether any Licensed Product satisfies the CD71 Dose-Escalation Success Criteria.

3.2.4CD71 Initial Development Plan and Budget Costs.  Licensor shall be solely responsible for and shall bear all costs and expenses incurred by Licensor and its Affiliates in connection with the performance of the Development activities set forth in the CD71 Initial Development Plan and Budget (including any payments required [***]).  Should Licensor request that AbbVie perform any activities in the CD71 Research Plan that are assigned to Licensor and AbbVie agrees to perform such Activities, then, within [***] after the end of each Calendar Quarter, AbbVie shall report to Licensor its CD71 Initial Development Plan and Budget costs (including AbbVie’s internal costs at the FTE Rate, AbbVie’s external costs and such other items allowable under Development Costs (except with the definition of Development Costs applying to activities under the CD71 Initial Development Plan and Budget) incurred during such Calendar Quarter).  Such report shall specify in reasonable detail all amounts included in such CD71 Initial Development Plan and Budget costs during such Calendar Quarter.  Within [***] after Licensor’s receipt of each such report, Licensor shall reimburse AbbVie for the CD71 Initial Development Plan and Budget costs reflected in such report.

3.3[***]

3.4CD71 Phase II Development Plan

3.4.1CD71 Phase II Development Plan.  If, following completion of the CD71 Initial Development Plan and Budget and AbbVie’s receipt of the complete study report for the Cohort Expansion Study, AbbVie, in its sole and absolute discretion, elects (by delivering notice of such election to Licensor) to continue Development of a First Licensed Product Developed under the CD71 Initial Development Plan and Budget, then the JDC, in accordance with Section 2.2.2, shall develop and approve a plan  setting forth the Development activities to be conducted in connection with Phase II studies for a First Licensed Product (the “CD71 Phase II Development Plan”).  Each Party shall have the right to propose amendments to the CD71 Phase II Development Plan through its representatives on the JDC.  The CD71 Phase II Development Plan shall be designed with the goal of AbbVie being able to hold a Successful End of Phase II Meeting; provided, however, the Parties acknowledge that a Successful End of Phase II Meeting cannot be guaranteed and that an End of Phase II Meeting may not occur following completion of the CD71 Phase II Development Plan.

3.4.2CD71 Phase II Development Plan Activities.  Except with respect to any Development activities that the JDC has assigned to Licensor, AbbVie shall use Commercially Reasonable Efforts to perform the Development activities in the CD71 Phase II

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Development Plan, and shall do so in accordance with the CD71 Phase II Development Plan by allocating sufficient time, effort, equipment, and skilled personnel to such activities.  To the extent the JDC assigns any Development activities to Licensor, Licensor shall perform the Development activities assigned to it in the CD71 Phase II Development Plan, and shall do so in accordance with such CD71 Phase II Development Plan by allocating sufficient time, effort, equipment, and skilled personnel to complete such Development activities successfully and promptly. AbbVie shall have the sole right, at its expense, to Manufacture (or have Manufactured) and supply the First CD71 PDCs and First Licensed Products for use in the CD71 Phase II Development Plan. Upon request by Licensor, AbbVie shall promptly provide the JDC with summaries in reasonable detail of all Clinical Data generated or obtained in the course of AbbVie’s performance of its Development activities under the CD71 Phase II Development Plan.

3.4.3CD71 Phase II Development Plan Costs. AbbVie shall be responsible for and shall bear its costs in performing the CD71 Phase II Development Plan.

3.5Subsequent CD71 PDCs and Subsequent Licensed Products.  AbbVie may, in its sole discretion, elect to create additional CD71 PDCs with Payloads other than the Payload contained in the First CD71 PDC (“Subsequent CD71 PDCs”) and Develop associated Subsequent Licensed Products.  AbbVie may conduct such Development activities in its sole discretion; provided that AbbVie will not file an IND for a Subsequent Licensed Product with a Payload that is an [***] until the earlier of (a) completion of Dose-Escalation Studies for a First Licensed Product or (b) [***] from the Effective Date, unless the JRC or JDC, as applicable, otherwise agrees, provided that any failure to agree by the JRC or JDC with respect to such time period shall not be subject to the dispute resolution procedures in Section 2.4.4.  AbbVie shall have the sole right to conduct all such Development activities with respect to each Subsequent Licensed Product through completion of the first Phase II trial(s).  AbbVie promptly shall share with Licensor, through the processes established by the JRC, as applicable, all Subsequent CD71 Information generated in conducting or as a result of conducting Development activities with respect to any Subsequent Licensed Product.  Once the JRC has disbanded, AbbVie shall, for Calendar Years prior to the end of the applicable Co-Development Opt-Out Period, provide to Licensor annual reports within [***] after the end of each Calendar Year containing a summary of clinical data generated during such Calendar Year for the applicable Subsequent Licensed Product.  Should AbbVie, in its sole discretion, elect to Develop Subsequent CD71 PDCs, AbbVie will be responsible for all associated Development costs through the first Phase II trial for such Subsequent CD71 PDCs and associated Subsequent Licensed Products.

3.6Co-Development Activities.

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3.6.1First Licensed Product Co-Development Activities.  Following completion of the Development activities set forth in the CD71 Phase II Development Plan for the First Licensed Product, AbbVie will deliver to Licensor a copy of the final study report for the Phase II trial(s) performed under the CD71 Phase II Development Plan as well as minutes from the End of Phase II Meeting, if applicable, and the JDC will then mutually agree upon a Development plan and budget for Phase III study(s) and/or such other Clinical Studies that may be necessary for obtaining Regulatory Approval for the First Licensed Product in an initial Indication in the Territory (as amended, the “First Clinical Development Plan”).

3.6.2Subsequent Licensed Product Co-Development Activities.  If AbbVie elects, in its sole discretion, to Develop a Subsequent Licensed Product through completion of a Phase II trial, then following completion of the first Phase II trials(s) for such Subsequent Licensed Product, AbbVie will deliver to Licensor a copy of AbbVie’s proposed Development plan and budget for Phase III study(s) and/or such other Clinical Studies that may be necessary for obtaining Regulatory Approval for such Subsequent Licensed Product in an initial Indication in the Territory (each, as amended, a “Subsequent Clinical Development Plan”).  If Licensor has not exercised its Co-Development Opt-Out Right for the applicable Subsequent Licensed Product, the JDC will, promptly after the end of the applicable Co-Development Opt-Out Period, review and agree upon the Subsequent Clinical Development Plan and any amendments thereto.  For clarity, if Licensor has exercised its Co-Development Opt-Out Right for the applicable Subsequent Licensed Product, the JDC has no authority over such Subsequent Licensed Product or the applicable Subsequent Clinical Development Plan.

3.6.3Clinical Plan Amendments for Additional Indications.  Notwithstanding anything herein to the contrary, AbbVie shall have the sole right, but not the obligation, at its discretion to Develop such Licensed Product to obtain Regulatory Approval for additional Indications or different formulations or dosage strengths of, or other improvements to, such Licensed Product.  If such Licensed Product is not a Co-Development Product, then AbbVie shall conduct all such Development activities at its sole cost and expense.  If Licensor has not exercised its Co-Development Opt-Out Right and such Licensed Product is a Co-Development Product, then AbbVie shall propose to the JDC (if the JDC has not been disbanded, or to Licensor if the JDC has been disbanded) an amendment to the First Clinical Development Plan or Subsequent Clinical Development Plan, as applicable, to address such additional Development activities, including conducting additional Clinical Studies as are necessary to obtain Regulatory Approval for such additional Indications or different formulations or dosage strengths of, or other improvements to, such Licensed Product, and each Party shall fund such additional Development Costs in accordance with Section 3.7.1(a).

3.6.4Budgets.  For the First Clinical Development Plan and any Subsequent Clinical Development Plan, AbbVie will provide to the JDC annually, a [***] rolling budget setting forth a reasonable and good faith estimate of the Development Costs associated with such Plan.  Such budget shall be for planning purposes only and shall not be binding.

3.6.5Licensor Co-Development Opt-Out Right.

(a)For each Licensed Product, Licensor shall have the right to elect, in its sole discretion, not to assume any of the Development Costs for such Licensed

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Product (the “Co-Development Opt-Out Right”) by providing AbbVie with written notice of such election (the “Co-Development Opt-Out Notice”) at any time during the Co-Development Opt-Out Period.

(b)If the FDA recommends in writing (or in minutes approved by the FDA) during the conduct and prior to completion of any Clinical Study that follows the completion of the Cohort Expansion Study(ies), that a BLA should be submitted for such study, and AbbVie notifies Licensor in writing that AbbVie commits to do so, then the Co-Development Opt-Out Period also will include the [***] period commencing upon the receipt of such recommendation and all Development Costs incurred in connection with such ongoing Clinical Study (whether such Development Costs are incurred before or after such decision) will be subject to the cost sharing provisions of Section 3.7.1; provided that such BLA is filed with no further Clinical Studies.

(c)If the FDA decides that, after completion of the Cohort Expansion Study(ies), that such Cohort Expansion Study(ies) support applications for Regulatory Approval without the need for further Clinical Studies, then the Co-Development Opt-Out Period will be the [***] period commencing upon the receipt of such decision.

(d)If Licensor exercises its Co-Development Opt-Out Right in accordance with Section 3.6.5(a) for a given Licensed Product, AbbVie will bear all subsequent costs for the Development activities for such Licensed Product. Licensor will have no obligation to share subsequent costs for the Development activities for such Licensed Product and will have no right to share profits for such Licensed Product.

3.6.6Co-Development Products.  For each Co-Development Product, each Party will use Commercially Reasonable Efforts to perform the Development activities for such Co-Development Product assigned to it in the First Clinical Development Plan or any Subsequent Clinical Development Plan, as applicable.  If Licensor has not exercised its Co-Development Opt-Out Right for the First Licensed Product, the JDC will consider whether any Phase II or Phase III studies will be conducted to support the filing of a Drug Approval Application for an orphan Indication and, if so, whether Licensor may conduct any part of such Clinical Studies for such orphan Indication. If Licensor has not exercised its Co-Development Opt-Out Right for the First Licensed Product, the JDC will serve as a forum for deciding if, after completion of the Development Activities set forth in the CD71 Phase II Development Plan, other Clinical Studies for such Licensed Product will be performed in addition to Phase III study(s) and, if so, the appropriate Party to perform such Clinical Studies.

3.7Development Costs.

3.7.1Development Costs Relating to Co-Development Activities.

(a)For each Licensed Product, if Licensor does not provide a Co-Development Opt-Out Notice during the Co-Development Opt-Out Period, Licensor and AbbVie will each bear their Pro Rata Percentage of the Development Costs in accordance with the First Clinical Development Plan or Subsequent Clinical Development Plan, as applicable, for such Licensed Product and such Licensed Product will be deemed a “Co-Development Product”.

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(b)Notwithstanding Section 3.7.1(a), for each Co-Development Product, solely for the period prior to the first Regulatory Approval for any Licensed Product in the [***] in an initial Indication, Licensor shall not be required to expend more than [***] in a given Calendar Year (the “Annual Cap”) or [***] in aggregate (the “Aggregate Cap”, and together with the Annual Cap, the “Caps”) for its Pro Rata Percentage of the Development Costs for Co-Development Activities under the First Clinical Development Plan or Subsequent Clinical Development Plan, as applicable, for such Co-Development Product.  Licensor and AbbVie may mutually agree in writing, from time to time, to increase the Annual Cap or Aggregate Cap.  If one or both of the Caps, as may be amended, are reached with respect to a Co-Development Product, at Licensor’s election, AbbVie shall thereafter bear [***] of Development Costs of the Co-Development Activities for such Co-Development Product for the then remaining portion of the current Calendar Year (if the Annual Cap is reached) or shall thereafter bear [***] of all future Development Costs of the Co-Development Activities for such Co-Development Product (if the Aggregate Cap is reached).  If Licensor does not so elect, neither the Annual Cap nor the Aggregate Cap will apply and Licensor will pay to AbbVie its Pro Rata Percentage of all Development Costs. Notwithstanding the foregoing, AbbVie shall have the right to offset an amount (the “Recoupment Amount”) [***] until the total Recoupment Amount has been recouped by AbbVie in full through such offsets.  Licensor may in its discretion elect to pre-pay (x) any Development Costs of the Co-Development Activities for such Co-Development Product in excess of the Aggregate Cap; or (y) any portion of the outstanding Recoupment Amount, in each case upon written notice to AbbVie.  For purposes of this Section 3.7.1(b), the “Development Reimbursement Premium Percentage” means [***].

3.7.2FTE Costs.  Each Party shall record and account for its FTE Costs and its out-of-pocket costs for the Co-Development Activities and shall report such costs to the JDC on a quarterly basis, in each case, in a manner that allocates costs to the extent possible to a specific activity in the applicable Plan.

3.7.3Reports.  For each Co-Development Product, each Party shall report to the other Party, within [***] after the end of each Calendar Quarter, the Development Costs incurred by such Party during such Calendar Quarter beginning with the first Calendar Quarter in which Development Costs are incurred.  Such report shall specify in reasonable detail all amounts included in such Development Costs during such Calendar Quarter and shall be accompanied by invoices or other appropriate supporting documentation for any payments made by such Party to Third Parties that individually exceed [***].  Each such report shall enable the receiving Party to compare the reported costs against the applicable Plan, on both a quarterly basis and a cumulative basis for each activity.  The Parties shall seek to resolve any questions related to such accounting statements within [***] following receipt by each Party of the other Party’s report hereunder.

3.7.4Payments.  Development Costs initially shall be borne by the Party incurring the cost or expense and thereafter shall be subject to reimbursement, if applicable, in accordance with, Section 3.7.1, and this Section 3.7.4.  Within [***] after receipt of the reports pursuant to Section 3.7.3, the Party that has paid less than its share of Development Costs during such Calendar Quarter shall make reconciling payments to the other Party to achieve the appropriate allocation of Development Costs provided in Section 3.7.1.

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3.8Subcontracting.  Each Party shall have the right to subcontract any of its Party Development Activities to a Third Party (a “Third Party Provider”); provided, that Licensor must (a) furnish AbbVie with advanced written notice thereof, which notice shall specify the work to be subcontracted, (b) secure AbbVie’s prior written consent to such Third Party Provider and the activities to be subcontracted (including consent through designating Third Party Providers in a Plan approved by AbbVie) and (c) obtain a written undertaking from the Third Party Provider that it shall be subject to the applicable terms and conditions of this Agreement, including the confidentiality provisions of ARTICLE 10.  Licensor shall include AbbVie in any discussions and negotiations with any such Third Party Provider and shall follow AbbVie’s instructions with respect to any decision pertaining to Licensor’s arrangement with such Third Party.

3.9Supply of Technology for Development Purposes.

(a)Immediately after the Effective Date, Licensor shall, and shall cause its Affiliates to, without additional compensation, disclose and make available to AbbVie, in whatever form AbbVie may reasonably request, sequence information for the CD71 Probodies.  Without limiting the other provisions of this Agreement and unless otherwise necessary prior to Initiation of a Phase I Clinical Study for AbbVie to perform its obligations or exercise its rights hereunder, immediately after Initiation of a Phase I Clinical Study, Licensor shall, and shall cause its Affiliates to, without additional compensation, disclose and make available to AbbVie, in whatever form AbbVie may reasonably request, Regulatory Documentation, Licensor Background Know-How, and any other Information claimed or covered by any Licensor Background Patent, in each case to the extent relating to the CD71 Probodies (including sequence information), and to the extent not done so already, and as necessary or useful for AbbVie’s Development of Licensed Products.  Thereafter during the Term, Licensor shall, and shall cause its Affiliates to, without additional compensation, disclose and make available to AbbVie, in whatever form AbbVie may reasonably request, Regulatory Documentation, Licensor Background Know-How, Licensor Program Know-How, Joint Program Know-How, and any other Information claimed or covered by any Licensor Background Patent, Licensor Program Patent or Joint Program Patent, in each case to the extent relating to the CD71 Probodies (including sequence information), and to the extent not done so already, and as necessary or useful for AbbVie’s Development of Licensed Products.  Notwithstanding the foregoing, Licensor shall have no obligation to provide any Tools to AbbVie.

(b)Promptly following AbbVie’s request, Licensor shall, and shall cause its Affiliates to provide CD71 Probody materials and associated cell lines as necessary or useful for AbbVie’s Development of Subsequent Licensed Products.  Up to [***] of CD71 Probody materials shall be provided by Licensor to AbbVie without additional compensation and, should additional quantities be required, Licensor shall provide them to AbbVie at cost.

(c)Licensor, at its sole cost and expense, shall provide AbbVie with all reasonable assistance required in order to transfer to AbbVie the Regulatory Documentation, Licensor Background Know-How, Licensor Program Know-How, Joint Program Know-How, and other Information required to be produced pursuant to clause (a)

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above, in each case in a timely manner, and shall assist AbbVie with respect to the Exploitation of any CD71 PDC and any Licensed Products. Without prejudice to the generality of the foregoing, if visits of Licensor’s representatives to AbbVie’s facilities are reasonably requested by AbbVie for purposes of transferring the Regulatory Documentation, Licensor Background Know-How, Licensor Program Know-How, Joint Program Know-How, or other Information to AbbVie or for purposes of AbbVie acquiring expertise on the practical application of such Information or assisting on issues arising during such Exploitation, Licensor shall send appropriate representatives to AbbVie’s facilities for reasonable time periods.

3.10Regulatory Matters.

3.10.1Regulatory Activities for First CD71 PDC and First Licensed Products.

(a)Licensor shall have the sole right and responsibility to prepare obtain and maintain in its name all INDs in the United States and other Approved Countries necessary to perform its obligations under the CD71 Initial Development Plan and Budget, and to conduct communications with the applicable Regulatory Authorities in the United States and other Approved Countries with respect to such INDs; provided, that Licensor shall keep AbbVie informed with respect to its interactions with Regulatory Authorities regarding the First Licensed Product, and the form and content of all such INDs and communications shall be subject to the review and approval of AbbVie prior to their submission to the applicable Regulatory Authorities; provided, further, that promptly upon completion of the Development Activities under the CD71 Initial Development Plan and Budget, Licensor shall and does hereby assign and transfer to AbbVie (or its designee) all of Licensor’ right, title and interest in and to all INDs and any other Regulatory Approvals and Regulatory Documentation with respect to the First CD71 PDC and First Licensed Product.

(b)Prior to the assignment and transfer of INDs by Licensor to AbbVie pursuant to Section 3.10.1(a), Licensor shall provide AbbVie with prior written notice, to the extent Licensor has advance knowledge, of any scheduled meeting, conference, or discussion (including any advisory committee meeting) with a Regulatory Authority in the United States relating to a First Licensed Product, reasonably promptly after Licensor or its Affiliate first receives notice of the scheduling of such meeting, conference, or discussion (or within such shorter period as may be necessary in order to give AbbVie a reasonable opportunity to attend such meeting, conference, or discussion).  AbbVie shall have the right to have two (2) of its employees attend as an observer (but not participate in) all such meetings, conferences, and discussions at AbbVie’s expense.

(c)Commencing upon the assignment and transfer of an IND by Licensor to AbbVie pursuant to Section 3.10.1(a), AbbVie shall have the sole right and responsibility to maintain in its name such IND, and to conduct communications with the applicable Regulatory Authorities with respect to such IND.  Without limiting the foregoing, AbbVie shall have the sole right and responsibility to prepare, obtain and maintain in its name all other INDs necessary to perform its obligations under each Plan, and to conduct communications with the applicable Regulatory Authorities with respect to such INDs.

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(d)AbbVie shall have the sole right (subject to the terms of this Section 3.10.1) to prepare, obtain, and maintain all Drug Approval Applications (including the setting of the overall regulatory strategy therefor), other Regulatory Approvals and other submissions, and to conduct communications with the applicable Regulatory Authorities, for the First CD71 PDCs and First Licensed Products in all countries and jurisdictions in the Territory.  Licensor shall support AbbVie, as may be reasonably necessary, in obtaining Regulatory Approvals for the First CD71 PDCs and First Licensed Products, and in the activities in support thereof, including providing necessary documents or other materials then in Licensor’s or its Affiliates or sublicensees possession and Control that are required by Applicable Law to obtain such Regulatory Approvals, in each case in accordance with the terms and conditions of this Agreement and the applicable Plan.

(e)AbbVie shall provide Licensor with an opportunity to review and comment on all major regulatory filings and documents (including INDs, Drug Approval Applications, material labeling supplements, Regulatory Authority meeting requests, and core data sheets) for the First CD71 PDCs and First Licensed Products in the U.S. and the European Union (collectively, “Major Regulatory Filings”).  AbbVie shall provide access to interim drafts of such Major Regulatory Filings to Licensor via the access methods (such as secure databases) established by the JDC, and Licensor shall provide its comments on the final drafts of such Major Regulatory Filings or of proposed material actions within [***][***] for Drug Approval Applications), or such other longer period of time mutually agreed to by the Parties.  If a Regulatory Authority establishes a response deadline for any such Major Regulatory Filing or material action shorter than such [***] (or [***]) period, the Parties shall work cooperatively to ensure the other Party has a reasonable opportunity for review and comment within such deadlines. AbbVie shall, and shall cause its Affiliates and Sublicensees to, consider in good faith any such comments of Licensor.  Subject to the immediately following sentence, AbbVie shall provide Licensor with (i) access to or copies of all material written or electronic correspondence (other than regulatory filings) relating to the Development or Commercialization of First CD71 PDCs and First Licensed Products received by AbbVie or its Affiliates or Sublicensees from, or forwarded by AbbVie or its Affiliates or Sublicensees to, the Regulatory Authorities in the U.S. and the European Union, and (ii) copies of all meeting minutes and summaries of all meetings, conferences, and discussions held by AbbVie or its Affiliates or Sublicensees with the Regulatory Authorities relating to the Development or Commercialization of Licensed Products in the U.S. and the European Union, including copies of all contact reports produced by AbbVie or its Affiliates or Sublicensees, in each case ((i) and (ii)) within [***] of its receipt, forwarding or production of the foregoing, as applicable. If such written or electronic correspondence received from any such Regulatory Authority relates to the withdrawal, suspension, or revocation of a Regulatory Approval for a Product, the prohibition or suspension of the supply of a First CD71 PDC or First Licensed Product, or the initiation of any investigation, review, or inquiry by such Regulatory Authority concerning the safety of a First CD71 PDC or First Licensed Product, AbbVie shall notify Licensor and provide Licensor with copies of such written or electronic correspondence as soon as practicable.

(f)AbbVie shall provide Licensor with prior written notice, to the extent AbbVie has advance knowledge, of any scheduled meeting, conference, or discussion (including any advisory committee meeting) with a Regulatory Authority in the U.S. or the

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European Union relating to a First Licensed Product, reasonably promptly after AbbVie or its Affiliate or Sublicensee first receives notice of the scheduling of such meeting, conference, or discussion (or within such shorter period as may be necessary in order to give Licensor a reasonable opportunity to attend such meeting, conference, or discussion).  Licensor shall have the right to have two (2) of its employees attend as an observer (but not participate in) all such meetings, conferences, and discussions at Licensor’ expense.

3.10.2Regulatory Activities for Subsequent CD71 PDC and Subsequent Licensed Products.

(a)As between the Parties, AbbVie shall have the sole right to prepare, obtain, and maintain the Drug Approval Applications (including the setting of the overall regulatory strategy therefor), other Regulatory Approvals and other submissions, and to conduct communications with the Regulatory Authorities, for Subsequent CD71 PDCs or Subsequent Licensed Products in the Territory (which shall include filings of or with respect to INDs and other filings or communications with the Regulatory Authorities with respect to Co-Development Activities).  Licensor shall support AbbVie, as may be reasonably necessary, in obtaining Regulatory Approvals for the Subsequent Licensed Products, and in the activities in support thereof, including providing necessary documents or other materials required by Applicable Law to obtain Regulatory Approvals, in each case in accordance with the terms and conditions of this Agreement and the applicable Plan.

(b)All Regulatory Documentation (including all Regulatory Approvals and Product Labeling) relating to the Subsequent CD71 PDCs or Subsequent Licensed Products with respect to the Territory shall be owned by, and shall be the sole property and held in the name of, AbbVie or its designated Affiliate, Sublicensee or designee.  Licensor shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary under, or as AbbVie may reasonably request in connection with, or to carry out more effectively the purpose of, or to better assure and confirm unto AbbVie its rights under, this Section.

3.10.3Recalls AbbVie shall make every reasonable effort to notify Licensor promptly following its determination that any event, incident, or circumstance has occurred that may result in the need for a recall, market suspension, or market withdrawal of a Licensed Product in the Territory, and shall include in such notice the reasoning behind such determination, and any supporting facts.  AbbVie (or its Sublicensee) shall have the right to make the final determination whether to voluntarily implement any such recall, market suspension, or market withdrawal in the Territory.  If a recall, market suspension, or market withdrawal is mandated by a Regulatory Authority in the Territory, AbbVie (or its Sublicensee) shall initiate such a recall, market suspension, or market withdrawal in compliance with Applicable Law.  For all recalls, market suspensions or market withdrawals undertaken pursuant to this Section 3.10.3, AbbVie (or its Sublicensee) shall be solely responsible for the execution thereof, and Licensor shall reasonably cooperate in all such recall efforts.  Subject to ARTICLE 12, (i) in the event that a recall, market suspension, or market withdrawal resulted from a Party’s or its Affiliate’s breach of its obligations hereunder, or from such Party’s or its Affiliate’s negligence or willful misconduct, such Party shall bear the expense of such recall, market

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suspension, or market withdrawal, (ii) with respect to any other recall, market suspension, or market withdrawal of a Co-Development Product in the U.S., the expenses incurred by the Parties as a result of such recall, market suspension, or market withdrawal shall be included in Allowable Expenses hereunder and shared by the Parties pursuant to Section 7.8, and (iii) with respect to any recall, market suspension, or market withdrawal not covered by clause (i) or (ii), AbbVie shall be responsible for all costs of such recall, market suspension, or market withdrawal.

3.11Compliance.  Each Party shall perform or cause to be performed, any and all of its Party Development Activities under each Plan in good scientific manner and in compliance with all Applicable Law.

3.12[***]

3.12.1[***]

3.12.2[***]

3.13Records.

3.13.1 Each of Licensor and AbbVie shall, and shall ensure that its Third Party Providers, maintain records in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, and in compliance with Applicable Law, which shall be complete and accurate and shall properly reflect all work done and results achieved in the performance of its designated Party Development Activities which shall record only such activities and shall not include or be commingled with records of activities outside the scope of this Agreement.  Such records shall be retained by Licensor or AbbVie, as the case may be, for at least [***] after the termination of this Agreement, or for such longer period as may be required by Applicable Law.

3.13.2AbbVie shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all records of Licensor maintained pursuant to Section 3.13.1.  For each Co-Development Product, following the applicable Co-Development Opt-Out Period, Licensor shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all records of AbbVie maintained pursuant to Section 3.13.1 for such Co-Development Product, but in each case excluding (a) Information relating to any Delivery System-related or Manufacturing-related intellectual property Controlled by AbbVie or its Affiliates, including any proprietary cell lines, any proprietary cell culture media and any know how associated with such cell lines and cell culture media, (b) Information relating to any Payload or Linker (other than [***]), and (c) Third Party Information that AbbVie is contractually or otherwise legally prohibited from sharing or disclosing.  The inspecting Party shall maintain such records and the information disclosed therein in confidence in accordance with ARTICLE 10.

ARTICLE 4
COMMERCIALIZATION

4.1In General.  AbbVie (itself or through its Affiliates or Sublicensees) shall have the sole right to Commercialize CD71 PDCs and Licensed Products in the Territory at its

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own cost and expense (subject to the sharing of Net Profits and Net Losses of Co-Development Products in Section 7.8 and Licensor’s co-promotion rights in Section 4.8).

4.2Diligence.   AbbVie shall use Commercially Reasonable Efforts to Commercialize one Licensed Product in each Major Market following receipt of Regulatory Approval therefor in such Major Market; provided, that such obligation is expressly conditioned upon Licensor’s and its Affiliates’ performing their respective obligations hereunder and, if applicable, under the Co-Promotion Agreement.  Licensor acknowledges and agrees that, in addition to the foregoing, (A) AbbVie shall have the right to satisfy its diligence obligations hereunder through its Affiliates or Sublicensees, [***].

4.3Statements and Compliance with Applicable Law.  Each Party shall, and shall cause its Affiliates to, comply with all Applicable Law with respect to the Commercialization of Licensed Products.

4.4Booking of Sales; Distribution.  AbbVie shall have the sole right to invoice and book sales, establish all terms of sale (including pricing and discounts) and warehousing, and distribute the Licensed Products (including Co-Promotion Products) in the Territory and to perform or cause to be performed all related services.  AbbVie shall handle all returns, recalls, or withdrawals, order processing, invoicing, collection, distribution, and inventory management with respect to the Licensed Products (including Co-Promotion Products) in the Territory.

4.5Product Trademarks.  Subject to Section 4.6, AbbVie shall have the sole right to determine and own the Product Trademarks to be used with respect to the Exploitation of the Licensed Products on a worldwide basis.  Licensor shall not, and shall not permit its Affiliates to, (a) use in their respective businesses, any Trademark that is confusingly similar to, misleading or deceptive with respect to or that dilutes any (or any part) of the Product Trademarks, and (b) do any act which endangers, destroys, or similarly affects, in any material respect, the value of the goodwill pertaining to the Product Trademarks.  Licensor agrees, and shall cause its Affiliates, to conform (i) to the customary industry standards for the protection of Product Trademarks for products and such guidelines of AbbVie with respect to manner of use (as provided in writing by AbbVie) of the Product Trademarks, and (ii) to maintain the quality standards of AbbVie with respect to the goods sold and services provided in connection with such Product Trademarks.  Licensor shall not, and shall not permit its Affiliates to, attack, dispute, or contest the validity of or ownership of such Product Trademark anywhere in the Territory or any registrations issued or issuing with respect thereto.

4.6Markings.  To the extent required by Applicable Law in a country or other jurisdiction in the Territory, the Promotional Materials, packaging, and Product Labeling for the Licensed Products used by AbbVie and its Affiliates in connection with the Licensed Products in such country or other jurisdiction shall contain (a) the Corporate name of Licensor, and (b) the logo and corporate name of the manufacturer (if other than AbbVie or an Affiliate) (collectively, the “Markings”).

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4.7Commercial Supply of CD71 PDCs or Licensed Products.

4.7.1Commercial Supply of CD71 PDCs or Licensed Products.  As between the Parties, AbbVie shall have the sole right, at its expense, to Manufacture (or have Manufactured) and supply CD71 PDCs and Licensed Products for commercial sale in the Territory by AbbVie and its Affiliates and Sublicensees.

4.7.2Manufacturing Technology Transfer Upon AbbVie’s Request.  AbbVie shall have the right, at any time and from time to time after (i) initiation of a Phase I Clinical Study (in the case of First CD71 PDCs or First Licensed Products) or (ii) [***] after the Effective Date (in the case of Subsequent CD71 PDCs or Subsequent Licensed Products), to require Licensor to effect a full transfer to AbbVie or its designee (which designee may be an Affiliate or a Third Party manufacturer, and which Third Party manufacturer may be a backup manufacturer or a second manufacturer of CD71 PDCs or Licensed Product) of all Licensor Background Know-How, Licensor Program Know-How and Joint Program Know-How relating to the then-current process necessary or useful for the Manufacture of CD71 Probodies, CD71 PDCs and Licensed Products (the “Manufacturing Process”) and to implement the Manufacturing Process at facilities designated by AbbVie (such transfer and implementation, as more fully described in this Section 4.7.2, the “Manufacturing Technology Transfer”).  Licensor shall provide, and shall cause its Third Party manufacturers to provide, all reasonable assistance requested by AbbVie to enable AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) to implement the Manufacturing Process at the facilities designated by AbbVie.  If requested by AbbVie, such assistance shall include facilitating the entering into of agreements with applicable Third Party suppliers relating to CD71 PDCs and Licensed Products.  Without limitation to the foregoing, in connection with each Manufacturing Technology Transfer, Licensor shall, and shall cause its Third Party manufacturers to:

(a)make available to AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) from time to time as AbbVie may request, all Manufacturing-related Licensor Background Know-How, Licensor Program Know-How, Joint Program Know-How, Information and materials relating to the Manufacturing Process, and all documentation constituting material support, performance advice, shop practice, standard operating procedures, specifications as to materials to be used and control methods, that are reasonably necessary or useful to enable AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) to use and practice the Manufacturing Process;

(b)cause all appropriate employees and representatives of Licensor and its Affiliates  and all appropriate employees and representatives of its Third Party manufacturers to meet with employees or representatives of AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) at the applicable manufacturing facility at mutually convenient times to assist with the working up and use of the Manufacturing Process and with the training of the personnel of AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) to the extent reasonably necessary or useful to enable AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) to use and practice the Manufacturing Process;

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(c)Without limiting the generality of clause (b) above, cause all appropriate analytical and quality control laboratory employees and representatives of Licensor and its Affiliates and all appropriate analytical and quality control employees and representatives of its Third Party manufacturers to meet with employees or representatives of AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) at the applicable manufacturing facility and make available all necessary equipment, at mutually convenient times, to support and execute the transfer of all applicable analytical methods and the validation thereof (including, all applicable Licensor Background Know-How, Licensor Program Know-How, Joint Program Know-How, methods, validation documents and other documentation, materials and sufficient supplies of all primary and other reference standards);

(d)take such steps as are reasonably necessary or useful to assist in reasonable respects AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) in obtaining any necessary licenses, permits or approvals from Regulatory Authorities with respect to the Manufacture of CD71 PDCs and Licensed Products at the applicable facilities; and

(e)provide such other assistance as AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) may reasonably request to enable AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) to use and practice the Manufacturing Process and otherwise to Manufacture CD71 PDCs and Licensed Products.

4.7.3Subsequent Manufacturing Technology Transfer.  Without limiting the foregoing, in the event that Licensor makes any invention, discovery, or improvement relating to the Manufacture of a CD71 Probody, CD71 PDC or a Licensed Product after Licensor has conducted a technology transfer pursuant to Section 4.7.2, Licensor shall, promptly disclose such invention, discovery, or improvement to AbbVie, and shall, at AbbVie’s request and at AbbVie’s sole cost and expense, perform technology transfer with respect to such invention, discovery, or improvement in the same manner as provided in Section 4.7.2.

4.8Co-Promotion Option.

4.8.1Option.  Without limitation to AbbVie’s rights under Section 5.3, provided that Licensor has not exercised its Profit Share Opt-Out Right, Licensor shall have the non-exclusive right to elect to assume [***] of the co-promotion effort for each Co-Development Product in the United States (the “Co-Promotion Option”).

4.8.2Notice.  AbbVie will provide Licensor with at least [***] (and no more than [***]) prior written notice of its anticipated filing date for a BLA with the FDA for each Co-Development Product in the United States.  In order to exercise a Co-Promotion Option, Licensor must provide AbbVie with written notice (a “Co-Promotion Exercise Notice”) of its election to exercise the Co-Promotion Option during the Co-Promotion Option Period.  Any Co-Development Product for which such election is timely made shall be deemed a “Co-Promotion Product”.  If Licensor does not provide a Co-Promotion Exercise Notice for a given Co-Development Product within the Co-Promotion Option Period, Licensor shall be deemed to have irrevocably waived its right to co-promote such Co-Development Product.

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4.8.3Terms of Co-Promotion Agreement.  If Licensor exercises the Co-Promotion Option for a given Co-Development Product, such co-promotion by the Licensor’s sales force shall be operated and managed in a manner similar to the manner in which AbbVie would operate and manage a co-promotion program with a biotechnology company and in accordance with this Agreement.  The terms and conditions of such co-promotion arrangement shall be set forth in a co-promotion agreement (the “Co-Promotion Agreement”) to be entered into between the Parties as set forth in this Section 4.8.3.  Following delivery of a Co-Promotion Exercise Notice, the Parties shall negotiate a Co-Promotion Agreement reasonably and in good faith and with such diligence as is required to execute and deliver the Co-Promotion Agreement by the date that is [***] following the date of such notice, or such other period as the Parties may agree in writing. If, despite such diligence, the Parties are unable to execute the Co-Promotion Agreement in such [***] period, Licensor may continue to exercise its right to negotiate a Co-Promotion Agreement under this ARTICLE 4 and the Parties shall continue to negotiate in good faith thereafter for an additional [***] period thereafter, provided however, that actual Co-Promotion and Detailing of a Co-Promotion Product by Licensor as provided in this ARTICLE 4 shall not commence until execution of such Co-Promotion Agreement.  The Co-Promotion Agreement shall include such provisions as are usual and customary in contract sales force agreements, including with respect to diligence obligations of Licensor, except that AbbVie shall not pay Licensor any additional consideration for its performance of its co-promotion obligations in excess of the amounts payable under ARTICLE 7.  Under the Co-Promotion Agreement, the JCC shall have the right to make all final decisions with respect to the co-promotion arrangement, including the sales and marketing strategy, the number of sales representatives who will be performing Details and their call plans and assigned territories, the promotional materials to be used, the training and testing applicable to such sales representatives, and restrictions with respect to the ability of such sales representatives to Detail other products.  For purposes of this Section 4.8.3, “co-promote” or “co-promotion” means the Detailing of such Co-Promotion Product by Licensor or its Affiliates under the relevant Regulatory Approval and the Product Trademarks, and shall not mean the sale or distribution of such Co-Promotion Product by Licensor or its Affiliates.

4.8.4Compensation for Co-Promotion.  The Parties shall share, pursuant to Section 7.8, the costs and expenses incurred by the Parties with respect to co-promotion under the Co-Promotion Agreement solely to the extent that such costs and expenses are included in Net Profits/Net Losses.  AbbVie shall have no other obligation to compensate Licensor with respect to its co-promotion of the Co-Promotion Products.  Licensor shall be solely responsible for all costs and expenses incurred for its Detailing efforts, except to the extent included in Allowable Expenses pursuant to the terms and conditions of this Agreement.  For clarity, if Licensor has not exercised its Co-Development Opt-Out Right for a given Licensed Product, Licensor shall receive the same compensation under Section 7.8 regardless of whether or not it exercises its Co-Promotion Option.

4.9Commercialization Plan.

4.9.1If Licensor exercises its Co-Promotion Option for a given Co-Development Product, the Commercialization of that Co-Promotion Product and any other Co-Promotion Product in the Co-Promotion Territory shall be conducted pursuant to a

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comprehensive multi-year plan (the “Commercialization Plan”) for such Co-Promotion Product.  At least [***] prior to the anticipated date of the First Commercial Sale of such Co-Promotion Product, AbbVie shall propose to the JCC the initial Commercialization Plan for such Co-Promotion Product.  Such plan shall allocate responsibility to the Parties for the Commercialization activities for such Co-Promotion Product in the Co-Promotion Territory.

4.9.2Each Commercialization Plan shall include, with respect to the applicable Co-Promotion Product in the Co-Promotion Territory: (a) general strategies for the promoting, Detailing, marketing, and distributing of the Co-Promotion Product; (b) pre-launch Commercialization activities and the expected date of launch; (c) the nature of promotional activities anticipated; (d) non-binding summary-level market and sales forecasts for the Co-Promotion Product; (e) a non-binding projection of Net Sales for the Co-Promotion Product; (f) plans regarding distribution and supply chain management; and (g) reimbursement and pricing information.

4.9.3The JCC shall review each Commercialization Plan within [***] after receipt and, thereafter, at least annually, and shall make amendments thereto with respect to the Commercialization of the Co-Promotion Products.  As part of the process of adopting or amending each Commercialization Plan that includes a budget for Commercialization activities with respect to a Co-Promotion Product in the Co-Promotion Territory, the Parties shall determine the internal personnel and other resources and out‑of‑pocket expenditures required for such Commercialization activities for the applicable Calendar Year and for each Calendar Quarter within such Calendar Year.  All internal personnel and resources shall be expressed in terms of FTEs or allocated costs and the budgeted cost shall be calculated using the relevant FTE Rates or allocated costs.

4.10Licensor Profit Share Opt-Out Right.  Provided that Licensor has not exercised its Co-Promotion Option for a given Co-Development Product, Licensor shall have the right to elect, in its sole discretion, not to receive any additional Net Profits and bear any Net Losses relating to such Co-Development Product (the “Profit Share Opt-Out Right”) by providing AbbVie with written notice of such election (the “Profit Share Opt-Out Notice”) at any time prior to the end of the Profit Share Opt-Out Period.  Upon the effective date of delivery of the Profit Share Opt-Out Notice, pursuant to Section 7.8, Licensor shall no longer bear Net Losses accrued or incurred following the effective date of delivery of such Profit Share Opt-Out Notice.

ARTICLE 5
GRANT OF RIGHTS

5.1Grants to AbbVie.  Licensor (on behalf of itself and its Affiliates) hereby grants to AbbVie:

5.1.1an exclusive (including with regard to Licensor and its Affiliates, except as provided in Section 5.6) license (or sublicense), with the right to grant sublicenses in accordance with Section 5.3, under the Licensor Background Patents, the Licensor Program Patents, the Licensor Background Know-How, the Licensor Program Know-How and Licensor’s interests in the Joint Program Patents and the Joint Program Know-How, to (a) characterize and

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test CD71 Probodies; (b) use CD71 Probodies to Manufacture and Develop CD71 PDCs and (c) Exploit the CD71 PDCs and Licensed Products in the Field in the Territory;

5.1.2an exclusive (including with regard to Licensor and its Affiliates, except as provided in Section 5.6) license and right of reference, with the right to grant sublicenses and further rights of reference in accordance with Section 5.3, under the Regulatory Approvals and any other Regulatory Documentation that Licensor or its Affiliates may Control with respect to the CD71 PDCs or Licensed Products as necessary for purposes of Exploiting the CD71 PDC and Licensed Products in the Field in the Territory;

5.1.3subject to Section 8.1.7, a non-exclusive license, with the right to grant sublicenses in accordance with Section 5.3, to use (a) Licensor’s Corporate Names solely as required to Exploit the CD71 PDCs or Licensed Products in the Field in the Territory and for no other purpose, or (b) the trademark “Probody” to Exploit CD71 PDCs or Licensed Products in the Field and in the Territory.

5.2Grants to Licensor.  AbbVie grants to Licensor a non-exclusive, royalty-free license (or sublicense subject to ARTICLE 6, in the case of the Payload IP originating from Third Parties), without the right to grant sublicenses (other than to Third Party Providers of Licensor in accordance with Section 3.8 ), under the Payload Patents, the AbbVie Program Patents, the Payload Know-How, the AbbVie Program Know-How and AbbVie’s interests in the Joint Program Patents and the Joint Program Know-How, to Develop and Manufacture the CD71 PDCs or Licensed Products in the Territory solely for purposes of performing its obligations as set forth in, and subject to, each applicable Plan.

5.3Sublicenses.  AbbVie shall have the right to grant sublicenses (or further rights of reference) to its Affiliates and other Persons, through multiple tiers of sublicensees, under the licenses and rights of reference granted in Section 5.1; provided, however, that, with respect to sublicenses for Commercialization rights in the United States (but not including sublicenses of Development or Manufacturing Rights), if Licensor has exercised the Co-Promotion Option within the Co-Promotion Option Period and has not exercised it Profit Share Opt-Out Right, such sublicense shall require the prior written consent of Licensor unless such sublicense is to a Person having the commercial infrastructure to Commercialize Licensed Products in the United States, in which case no prior written consent shall be required; and further provided that AbbVie shall remain responsible for its obligations under this Agreement and shall be responsible for the performance of the relevant Sublicensee, and any such sublicenses shall be consistent with the terms and conditions of this Agreement.  For clarity, no prior written consent shall be required for AbbVie to sublicense any Manufacturing or Development rights

5.4Distributorships. AbbVie shall have the right, in its sole discretion, to appoint its Affiliates, and AbbVie and its Affiliates shall have the right, in their sole discretion, to appoint any other Persons, in the Territory or in any country or other jurisdiction of the Territory, to distribute, market, and sell the Licensed Products (with or without packaging rights), in circumstances where the Person purchases its requirements of Licensed Products from AbbVie or its Affiliates.  Where AbbVie or its Affiliates appoints such a Person and such Person is not an Affiliate of AbbVie, that Person shall be a “Distributor” for purposes of this

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Agreement.  The term “packaging rights” in this Section means the right for the Distributor to package Licensed Products supplied in unpackaged bulk form into individual ready-for-sale packs.

5.5Co-Promotion Rights.  For purposes of clarity, subject to Section 4.8.1, AbbVie and its Affiliates shall have the right, in their sole discretion, to co-promote the Licensed Products with any other Person(s), or to appoint one (1) or more Third Parties to promote the Licensed Products without AbbVie in all or any part of the Territory.

5.6Retention of Rights.

5.6.1Notwithstanding the exclusive licenses granted to AbbVie pursuant to Section 5.1, Licensor retains the right to practice under the Licensor Background Patents, the Licensor Program Patents, the Licensor Background Know-How, the Licensors Program Know-How, Licensor’s interests in the Joint Program Patents and the Joint Program Know-How,  Regulatory Approvals and any other Regulatory Documentation solely to perform (and to sublicense Third Parties to perform as permitted hereunder) its obligations under this Agreement (including Development, detailing a Co-Promotion Product, and the manufacture and supply of CD71 PDC and Licensed Product to AbbVie, as applicable).   Except as expressly provided herein, Licensor grants no other right or license, including any rights or licenses to the Licensor Background Patents, the Licensor Program Patents, the Licensor Background Know-How, the Licensor Program Know-How, the Regulatory Documentation, the Licensor Corporate Names, or any other Patent, Other Active Ingredient or intellectual property rights not otherwise expressly granted herein.

5.6.2Except as expressly provided herein, AbbVie grants no other right or license, including any rights or licenses to the Payload Patents, the AbbVie Background Patents, the AbbVie Program Patents, the Payload Know-How, the AbbVie Background Know-How, the AbbVie Program Know-How, the Regulatory Documentation, or any other Patent or intellectual property rights not otherwise expressly granted herein.

5.7Confirmatory Patent License.  Licensor shall if requested to do so by AbbVie immediately enter into confirmatory license agreements in the form or substantially the form reasonably requested by AbbVie for purposes of recording the licenses granted under this Agreement with such patent offices in the Territory as AbbVie considers appropriate.  Until the execution of any such confirmatory licenses, so far as may be legally possible, Licensor and AbbVie shall have the same rights in respect of the Licensor Background Patents, Licensor Program Patents and Joint Program Patents and be under the same obligations to each other in all respects as if the said confirmatory licenses had been executed.

5.8Exclusivity with Respect to the Territory.

5.8.1Licensor Covenant.

(a)Licensor shall not, and shall cause its Affiliates not to (a) directly or indirectly, whether alone or together with a Third Party, Develop for any purpose a Restricted CD71 Antibody in the field of oncology or  a CD71 PDC or Licensed Product in the Field  except as otherwise expressly provided in the CD71 Research Plan, the CD71 Initial Development Plan and Budget, the CD71 Phase II Development Plan (to the extent the JDC has

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assigned responsibilities thereunder to Licensor), the First Clinical Development Plan (to the extent the JDC has assigned responsibilities thereunder to Licensor) and the Subsequent Clinical Development Plan (to the extent the JDC has assigned responsibilities thereunder to Licensor), (b) directly or indirectly, develop, commercialize or manufacture any Competing Product in any country or other jurisdiction in the Territory, or (c) license, authorize, appoint, or otherwise enable any Third Party to directly or indirectly, develop, commercialize or manufacture any Competing Product in any country or other jurisdiction in the Territory.

(b)[***]

5.8.2AbbVie Covenant.

(a)[***]

(b)[***]

5.8.3[***]

5.9In-License Agreements.   During the Term, neither Licensor nor any of its Affiliates shall, without AbbVie’s prior written consent, enter into any agreement with a Third Party related to Information, Regulatory Documentation, material, Patents, or other intellectual other property rights directed primarily to the CD71 PDC or Licensed Product.  Subject to Section 8.6, if Licensor or any of its Affiliates are a party to a license, sublicense or other agreement for additional rights, with the right to sublicense, that is relevant to (i.e., not directed primarily to) the CD71 PDC or Licensed Product, or as permitted in the aforementioned sentence, then Licensor shall inform AbbVie and shall provide AbbVie with a copy of such license, sublicense, or other agreement (“Proposed Future In-Licensed Rights”).  If AbbVie notifies Licensor in writing that it wishes to be bound by and/or assume the rights and obligations of the Proposed Future In-Licensed Rights as they apply to AbbVie and this Agreement, then the Proposed Future In-Licensed Rights shall automatically be included in the Licensor Background Patents and/or Licensor Background Know-How (as applicable) hereunder and AbbVie agrees to abide by all applicable terms and conditions of such license, sublicense or other agreement, as it relates to AbbVie and this Agreement.  Unless includable as a Development Cost or Allowable Expense, the amounts payable under any Licensor In-License Agreements and Future Licensor In-License Agreements shall be the responsibility of one or both of the Parties as follows:

5.9.1[***];

5.9.2[***];

5.9.3Other than as set forth in Sections 5.9.1 or 5.9.2 above, Licensor shall be solely responsible for and shall bear all upfront payments, milestone payments, royalties and other amounts payable to any Third Party in respect of any Proposed Future In-Licensed Rights; provided, that if AbbVie notifies Licensor in writing that it wishes to be bound by and/or assume certain rights and obligations of any Proposed Future In-Licensed Rights and such Proposed Future In-Licensed Rights are automatically included in the Licensor Background Patents and/or Licensor Background Know-How (as applicable) hereunder, then AbbVie shall be responsible for [***] (but not any other payments) that are payable to any Third Party under the

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provisions of any such Licensor In-License Agreement that contains such Proposed Future In-Licensed Rights to the extent that such [***] specifically pertain to the Exploitation of a Discovery PDC or Licensed Product by AbbVie or its Affiliates (excluding the portion of any such [***] that are payable under such Licensor In-License Agreement based on the cumulative effect of the Exploitation of a Discovery PDC or Licensed Product by AbbVie or its Affiliates combined with the Exploitation of any other compounds or products by Licensor, its Affiliates or any Third Party).  Licensor shall be solely responsible for any other amounts that are payable under such Licensor In-License Agreement.

5.10Reverse Engineering.  During the Term and for a period of [***] following the termination of this Agreement, each Party hereby covenants and agrees that it shall not, and shall cause it Affiliates to not, for itself or themselves, (a) except as expressly set forth herein, Develop, Commercialize or Manufacture in any country in the Territory any Antibody or pharmaceutical product containing or encoding any Antibody, in each case that includes or contains an Antibody sequence provided by one Party or its Affiliates to the other Party or its Affiliates under this Agreement, or (b) reverse engineer any Antibody or pharmaceutical product containing or encoding any Antibody, in each case that includes or contains an Antibody sequence provided by one Party or its Affiliates to the other Party or its Affiliates under this Agreement.

ARTICLE 6

[***]

6.1[***] Generally.  Notwithstanding anything to the contrary in this Agreement, the sublicense granted by AbbVie to Licensor [***] is subject to the terms and conditions of [***]. Licensor acknowledges that it has received a copy of [***] as of the Effective Date and agrees to be bound by all of its applicable terms, including any amendment to [***] permitted or otherwise consented to under Section 11.3.2, and including the following, subject to the more detailed provisions set forth in [***]:

6.1.1[***];

6.1.2[***];

6.1.3[***];

6.1.4[***]; and

6.1.5[***]

6.2Licensor Payments to [***].

6.2.1Licensor agrees to make all payments due to [***] pursuant to [***] by reason of achievement of any fees, milestones and royalties set forth in [***] that may arise during the CD71 Research Plan or CD71 Initial Development Activities, including the following:

(a)[***] a one-time milestone payment of [***];

(b)[***] a one-time option exercise fee of [***];

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(c)[***] an annual maintenance fee [***]; and

(d)[***] upon Initiation of a Phase I trial of the First Licensed Product, [***] of such Initiation.

6.2.2[***] all payments by Licensor to [***] shall be paid in U.S. Dollars by bank wire transfer in immediately available funds to a bank account designated by [***] in writing.

ARTICLE 7
PAYMENTS AND RECORDS

7.1Upfront Payment.  No later than [***] following the Effective Date, AbbVie shall pay Licensor a one-time upfront amount equal to Twenty Million Dollars ($20,000,000).  Such payment shall be noncreditable against any other payments due hereunder.

7.2Development Milestones.  In partial consideration of the rights granted by Licensor to AbbVie hereunder and subject to Section 7.6.4(b) and 7.6.4(e) and to the terms and conditions set forth in this Agreement, AbbVie shall pay to Licensor a milestone payment within [***] after the achievement of each of the following milestones, calculated as follows:

7.2.1[***];

7.2.2[***];

7.2.3[***];

7.2.4[***];

7.2.5[***];

7.2.6[***].

If a development milestone set forth in this Section 7.2 for a First CD71 PDC or First Licensed Product or a regulatory milestone set forth in Section 7.3 for a First CD71 PDC or First Licensed Product, becomes due before an earlier listed development milestone for the same First CD71 PDC or First Licensed Product, then the earlier listed development milestone shall become payable upon the achievement of the later listed development or regulatory milestone for the same First CD71 PDC or First Licensed Product.  For example, if a Licensed Product is approved and the Milestone set forth in Section 7.3.4 becomes due, and the milestone for initiating a Phase III Clinical Study set forth in Section 7.2.5 had not yet become due, then upon achievement of the milestone set forth in Section 7.3.4, the milestone set forth in Section 7.2.5 also would become due.

Each milestone payment in this Section 7.2 shall be payable only upon the first achievement of such milestone and no amounts shall be due for subsequent or repeated achievements of such milestone, whether for the same or a different CD71 PDC or Licensed Product.  The maximum aggregate amount payable by AbbVie pursuant to this Section is [***].

7.3Regulatory Milestones.  In partial consideration of the rights granted by Licensor to AbbVie hereunder and subject to Sections 7.6.4(b) and 7.6.4(e) and to the terms and

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conditions set forth in this Agreement, AbbVie shall pay to Licensor a milestone payment within [***] after the achievement of each of the following milestones, calculated as follows:

7.3.1[***];

7.3.2[***];

7.3.3[***];

7.3.4[***];

7.3.5[***]; and

7.3.6[***].

Each milestone payment in this Section 7.3 shall be payable only upon the first achievement of such milestone and no amounts shall be due for subsequent or repeated achievements of such milestone, whether for the same or a different CD71 PDC or Licensed Product.  The maximum aggregate amount payable by AbbVie pursuant to this Section is [***].

7.4Sales-Based Milestones.  In partial consideration of the rights granted by Licensor to AbbVie hereunder and subject to Section 7.6.4(b) and 7.6.4(e) and to the terms and conditions set forth in this Agreement, AbbVie shall pay to Licensor a milestone payment within [***] after the end of the Calendar Quarter in which the achievement of each of the following milestones has occurred, calculated as follows:

7.4.1[***]; and

7.4.2[***].

Each milestone payment in this Section 7.4 shall be payable only upon the first achievement of such milestone and no amounts shall be due for subsequent or repeated achievements of such milestone, whether for the same or a different Licensed Product.  The maximum aggregate amount payable by AbbVie pursuant to this Section is [***].

7.5Milestone Reductions upon Exercise of Opt-Out Right.  Notwithstanding the foregoing, if Licensor exercises the Co-Development Opt-Out Right with respect to a Licensed Product, all of the future milestones set forth in Sections 7.2, 7.3 and 7.4 with respect to such Licensed Product shall be reduced by [***]; provided that in such case, the sales-based milestones in Section 7.4 shall be calculated based on Net Sales in the entire Territory (rather than the Ex-U.S. Territory).

7.6Royalties.

7.6.1Royalty Rates for No Co-Development Opt-Out or for Profit Share Opt-Out.  As further consideration for the rights granted to AbbVie hereunder, and subject to Section 7.6.4, (a) if Licensor has exercised its Profit Share Opt-Out Right for the given Licensed Product, commencing upon the First Commercial Sale of such Licensed Product in the Territory, on a Licensed Product-by-Licensed Product basis, AbbVie shall pay to Licensor a royalty on Net Sales of each Licensed Product in the Territory, and (b) if Licensor has not exercised its Co-Development Opt-Out Right or its Profit Share Opt-Out Right for the given Licensed Product, commencing upon the First Commercial Sale of such Licensed Product in the

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Ex-U.S. Territory, on a Licensed Product-by-Licensed Product basis, AbbVie shall pay to Licensor a royalty on Net Sales of each Licensed Product solely in the Ex-U.S. Territory, and in each case of subparagraphs (a) and (b) above, excluding Net Sales of each Licensed Product in any country or other jurisdiction for which the Royalty Term for such Licensed Product in such country or other jurisdiction has expired, during each Calendar Year at the following rates:

Net Sales in the Ex-U.S. Territory for which Licensor has not exercised its Co-Development Opt-Out Right and, if Licensor Exercised its Profit Share Opt-Out Right, the entire Territory of all Licensed Products containing the same CD71 PDC in a Calendar Year

Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]

For purposes of clarity, (a) if Licensor has not exercised its Co-Development Opt-Out Right and has also not exercised its Profit Share Opt-Out Right, the royalties in this Section 7.6.2 shall only apply in the Ex-US Territory and (b) if Licensor has not exercised its Co-Development Opt-Out Right but has exercised its Profit Share Opt-Out Right, the royalties in this Section 7.6.2 shall apply in both the United States and the Ex-US Territory.

7.6.2Reduced Royalty Rates for Co-Development Opt-Out.  As further consideration for the rights granted to AbbVie hereunder, subject to Section 7.6.4 and provided that Licensor has exercised its Co-Development Opt-Out Right for the given Licensed Product, commencing upon the First Commercial Sale of such Licensed Product in the Territory, on a Licensed Product-by-Licensed Product basis, AbbVie shall pay to Licensor a royalty on Net Sales of each Licensed Product in the Territory (excluding Net Sales of each Licensed Product in any country or other jurisdiction in the Territory for which the Royalty Term for such Licensed Product in such country or other jurisdiction has expired) during each Calendar Year at the following rates (the “Reduced Royalty Rates”):

Net Sales in the Territory of all Licensed Product containing the same CD71 PDC in a Calendar Year for which Licensor has exercised its Co-Development Opt-Out Right	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]

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7.6.3Royalty Term.  AbbVie shall have no obligation to pay any royalty with respect to Net Sales of any Licensed Product in any country or other jurisdiction after the Royalty Term for such Licensed Product in such country or other jurisdiction has expired.

7.6.4Reductions.  Notwithstanding the foregoing:

(a)in the event that in any country or other jurisdiction in the Territory during the Royalty Term for a Licensed Product there is Biosimilar Competition resulting in [***];

(b)if AbbVie has an existing agreement (including [***] for amounts paid by AbbVie) or enters into an agreement with a Third Party in order to obtain a license or right under a Patent or intellectual property right owned or controlled by such Third Party in a particular country or other jurisdiction that is necessary or reasonably useful to Exploit a CD71 PDC or Licensed Product, AbbVie shall be entitled to deduct from any royalties, milestones or other amounts payable hereunder with respect to that country or other jurisdiction the following percentage of all upfront payments, milestone payments, royalties, and other amounts paid to such Third Party in respect of such agreement (“AbbVie Third Party Payments”) except to the extent included as an Allowable Expense or Development Cost or to the extent such AbbVie Third Party Payments constitute royalties under any agreement in which AbbVie obtained a right or license to Exploit an Other Active Ingredient (for which the Net Sales calculation under this Agreement excluded the value of such Other Active Ingredient):

(i)If Licensor has not exercised its Co-Development Opt-Out Rights with respect to a Licensed Product, for periods before expiration of the applicable Co-Development Opt-Out Period and for periods after expiration of the applicable Co-Development Opt-Out Period in the Ex-US Territory, [***]; provided that if Licensor exercises the Profit Share Opt-Out Right, such deduction shall apply to the entire Territory and not just the Ex-US Territory; and

(ii)If Licensor has exercised its Co-Development Opt-Out Right with respect to a Licensed Product, for amounts under [***],[***] and for all other AbbVie Third Party Payments [***].

Notwithstanding the foregoing, (A) AbbVie has the right to deduct [***] of all payments by AbbVie in connection with Blocking Third Party Platform IP and (B) AbbVie shall be responsible for [***] of all payments by AbbVie in connection with Blocking Third Party Payload IP;

(c)in the event that a court or a governmental agency of competent jurisdiction requires AbbVie or any of its Affiliates or Sublicensees to grant a compulsory license to a Third Party permitting such Third Party to make and sell a Licensed Product in a country or other jurisdiction in the Territory, then, for the purposes of calculating the royalties payable with respect to such Licensed Product under Section 7.6.1, [***] of Net Sales of such Licensed Product in such country or other jurisdiction shall be disregarded;

(d)in the event that, and in such case from and after the date on which, a Licensed Product is Exploited in a country or other jurisdiction and is not covered by

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a Valid Claim of a Licensor Background Patent or Licensor Program Patent that covers the Manufacture, use or sale of a Licensed Product in such country or other jurisdiction, the royalty rate set forth in Section 7.6.1 and 7.6.2 with respect to such country or other jurisdiction (for purposes of calculations under Section 7.6.1 and 7.6.2), each shall be reduced by [***].

(e)AbbVie shall have the right to deduct costs in accordance with Sections 8.3.7, 8.4 and 8.5.5.

(f)Royalty Floor. Notwithstanding anything to the contrary in this Section 7.6.4, in no event will the royalties payable to Licensor under this Section 7.6 be reduced to less than [***] of the royalties set forth in Sections 7.6.1 or 7.6.2 and any balance of such deductions then remaining would be carried over to subsequent [***] and applied against any royalties due with respect to such subsequent [***].  Notwithstanding the foregoing, the foregoing limitation on current reductions of the royalty rate below [***] shall not apply to (i) [***], (ii) Section 7.6.4(b)(ii)(A), or (iii) deductions in accordance with Section 8.3.7, 8.4 (relating to Blocking Third Party Platform IP) and 8.5.5.

(g)The Parties acknowledge and agree that the royalty payments (including the royalty rates and term for such royalty payments) set forth in ARTICLE 7 are to be made in consideration for the licenses and rights granted by Licensor to AbbVie with respect to both the Patents and Know-How, and have been agreed to by the Parties for the purpose of reflecting and advancing their mutual convenience, including the ease of calculation of such royalties and the payment of such royalties by AbbVie to Licensor.

7.7Royalty Payments and Reports.  AbbVie shall calculate all amounts payable to Licensor pursuant to Section 7.6 at the end of each Calendar Quarter, which amounts shall be converted to Dollars, in accordance with Section 7.10.  AbbVie shall pay to Licensor the royalty amounts due with respect to a given Calendar Quarter within [***] after the end of such Calendar Quarter.  Each payment of royalties due to Licensor shall be accompanied by a statement of the amount of Net Sales of each Licensed Product in each country or other jurisdiction in the Territory during the applicable Calendar Quarter (including such amounts expressed in local currency and as converted to Dollars) and a calculation of the amount of royalty payment due on such Net Sales for such Calendar Quarter.

7.8Profit or Loss in the United States.   In the event that Licensor has not exercised its Co-Development Opt-Out Right with respect to a Licensed Product, the terms and conditions of this Section 7.8 shall govern each Party’s rights and obligations with respect to Net Profits and Net Losses relating to such Co-Development Product.  Subject to Section 7.9, and beginning on the Effective Date (a) Licensor shall receive its Pro Rata Percentage of all Net Profits, and bear its Pro Rata Percentage of all Net Losses, as applicable, with respect to the Co‑Development Products in the United States, and (b) AbbVie shall receive its Pro Rata Percentage of all Net Profits, and bear its Pro Rata Percentage of all Net Losses, as applicable, with respect to the Co‑Development Products in the United States. Notwithstanding the foregoing, if Licensor exercises its Profit Share Opt-Out right for a Co-Development Product, effective on the delivery of the applicable Profit Share Opt-Out Notice, (i) Licensor shall no longer receive its Pro Rata Percentage of all Net Profits, or bear its Pro Rata Percentage of all Net Losses incurred or accrued following delivery of the Profit Share Opt-Out Notice with

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respect to such Co‑Development Product and (ii) AbbVie will be responsible for all Net Losses and receive all Net Profits for such Co‑Development Product thereafter.

7.9 Calculation and Payment of Net Profit or Net Loss Share.

7.9.1Reports and Payments in General.  In the event that Licensor has not exercised its Co-Development Opt-Out Right with respect to a Licensed Product, each Party shall report to the other Party, within [***] after the end of each Calendar Quarter following expiration of the applicable Co-Development Opt-Out Period, with regard to Net Sales and Allowable Expenses incurred by such Party for such Co-Development Product during such Calendar Quarter in the United States in a manner sufficient to enable the other Party to comply with its reporting requirements; provided that in the case of the first Calendar Quarter for which such report is due, each Party shall additionally report all Allowable Expenses incurred by such Party prior to such Calendar Quarter with respect to such Co-Development Product.  Such report shall specify in reasonable detail all deductions allowed in the calculation of such Net Sales in the United States and all expenses included in Allowable Expenses, and, if requested by a Party, any invoices or other supporting documentation for any payments to a Third Party that individually exceed [***] (or such other amount approved by the JCC) shall be promptly provided.  Within [***] after receipt of such reports, the Parties shall reconcile all Net Sales in the United States and Allowable Expenses to ascertain whether there is a Net Profit or Net Loss and payments shall be made as set forth in subsections (a) and (b) below, as applicable.

(a)If there is a Net Profit for such Calendar Quarter, then AbbVie shall reimburse Licensor for Allowable Expenses incurred by Licensor in such Calendar Quarter and shall pay to Licensor, an amount equal to Licensor’s Pro Rata Percentage of the Net Profit for such Calendar Quarter; or

(b)If there is a Net Loss for such Calendar Quarter, then the Party that has borne less than its share of the Allowable Expenses in such Calendar Quarter shall make a reconciling payment to the other Party to assure that each Party bears its share of such Net Loss during such Calendar Quarter.

7.9.2Last Calendar Quarter.  No separate payment shall be made for the last Calendar Quarter in any Calendar Year.  Instead, at the end of each such Calendar Year, a final reconciliation shall be conducted by comparing the share of Net Profit or Net Loss to which a Party is otherwise entitled for such Calendar Year pursuant to Sections 7.8 and 7.9.1 against the sum of all amounts (if any) previously paid or retained by such Party for prior Calendar Quarters during such Calendar Year, and the Parties shall make reconciling payments to one another no later than [***] after the end of such Calendar Quarter, if and as necessary to ensure that each Party receives for such Calendar Year its share of Net Profits and bears its share of Net Losses in accordance with Section 7.8.

7.9.3FTE Records and Calculations.  Each Party shall record and account for its FTE effort with respect to each CD71 PDC or Licensed Product to the extent that such FTE efforts are included in Allowable Expenses that are, or may in the future be, shared under this Agreement, and shall report such FTE effort to the JCC, if requested (such request not to be more than on a quarterly basis).  Each Party shall calculate and maintain records of FTE effort incurred by it in the same manner as used for other products developed by such Party,

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unless instructed by the JCC to employ other procedures, in which case such other procedures shall be applied equally to both Parties.

7.10Mode of Payment; Offsets.  All payments to either Party under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as the receiving Party may from time to time designate by notice to the paying Party.  For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), a Party shall convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate’s or Sublicensee’s standard conversion methodology consistent with Accounting Standards.  AbbVie shall have the right to offset any payment that is owed by Licensor but not paid against any payments owed by AbbVie, if any, under this Agreement.

7.11Accounting Procedures. For purposes of determining Development Costs and Allowable Expenses, any expense allocated by either Party to a particular expense category of Development Costs or Allowable Expenses shall not also be allocated to another category under Development Costs or Allowable Expenses.  Each Party shall determine Development Costs and Allowable Expenses using its standard accounting procedures, consistently applied, to the maximum extent practicable as if the CD71 PDC or Licensed Product were a solely-owned product of the Party (provided that the application of such procedures results, in outcomes that are fair and equitable to both Parties taking into consideration the interests of both Parties as reflected in this Agreement) and in each case comply with the Accounting Standards.  Each Party shall have the right to audit the other Party’s records to confirm the accuracy of the other Party’s costs and reports as provided in Section 7.16.  Transfers between a Party and its Affiliates (or between such Affiliates) shall not have any effect for purposes of calculating Development Costs, Allowable Expenses, or other payments or expenses under this Agreement.

7.12Withholding Taxes.   Where any sum due to be paid to either Party hereunder is subject to any withholding or similar tax, the Parties shall use their commercially reasonable efforts to do all such acts and things and to sign all such documents as will enable them to take advantage of any applicable double taxation agreement or treaty.  In the event there is no applicable double taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces but does not eliminate such withholding or similar tax, the payor shall remit such withholding or similar tax to the appropriate government authority, deduct the amount paid from the amount due to payee and secure and send to payee the best available evidence of such withholding or similar tax.  If withholding or similar taxes are paid to a government authority, each Party will provide the other such assistance as is reasonably required to obtain a refund of the withheld or similar taxes, or obtain a credit with respect to such taxes paid. In the event that a government authority retroactively determines that a payment made by a Party to the other pursuant to this Agreement should have been subject to withholding or similar (or to additional withholding or similar) taxes, and such Party (the “Withholding Party”) remits such withholding or similar taxes to the government authority, the Withholding Party will have the right (a) to offset such amount, including any interest and penalties that may be imposed thereon (except to the extent any such interest or penalties result from the negligence of the Withholding Party), against future payment obligations of the Withholding Party under this

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Agreement, (b) to invoice the other Party for such amount (which shall be payable by the other Party within [***] of its receipt of such invoice) or (c) to pursue reimbursement by any other available remedy.

7.13Indirect Taxes.  All payments are exclusive of value added taxes, sales taxes, consumption taxes and other similar taxes (the “Indirect Taxes”).  If any Indirect Taxes are chargeable in respect of any payments, the paying Party shall pay such Indirect Taxes at the applicable rate in respect of such payments following receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by the receiving Party in respect of those payments. The Parties shall issue invoices for all amounts payable under this Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement purposes.  If the Indirect Taxes originally paid or otherwise borne by the paying Party are in whole or in part subsequently determined not to have been chargeable, all necessary steps will be taken by the receiving Party to receive a refund of these undue Indirect Taxes from the applicable governmental authority or other fiscal authority and any amount of undue Indirect Taxes repaid by such authority to the receiving Party will be transferred to the paying Party within [***] of receipt.    In the event that a government authority retroactively determines that a payment made by the paying Party to the receiving Party pursuant to this Agreement should have been subject to Indirect Taxes, and the receiving Party is required to remit such Indirect Taxes to the government authority, the receiving Party will have the right (a) to invoice the paying Party for such amount (which shall be payable by the paying Party within [***] of its receipt of such invoice) or (b) to pursue reimbursement by any other available remedy.

7.14Interest on Late Payments.  If any payment due to either Party under this Agreement is not paid when due, then such paying Party shall pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of [***], such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest.

7.15Financial Records.  Each Party shall, and shall cause its Affiliates to, keep complete and accurate books and records pertaining to Development Costs, Net Sales of Licensed Products and Net Profits and Net Losses with respect to the Co-Development Products (including Allowable Expenses), as applicable, and Development of the CD71 PDCs or Licensed Products, including books and records of actual expenditures with respect to the budgets set forth in each Plan, in sufficient detail to calculate all amounts payable hereunder and to verify compliance with its obligations under this Agreement.  Such books and records shall be retained by such Party and its Affiliates until the later of (a) [***] after the end of the period to which such books and records pertain, and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.

7.16Audit.  At the request of the other Party, each Party shall, and shall cause its Affiliates to, permit an independent public accounting firm of nationally recognized standing designated by the other Party and reasonably acceptable to the audited Party, at reasonable times during normal business hours and upon reasonable notice, to audit the books and records maintained pursuant to Section 7.15 to ensure the accuracy of all reports and payments made hereunder.  Such examinations may not (a) be conducted for any Calendar Quarter more than [***] after the end of such quarter, (b) be conducted more than once in any [***] period (unless

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a previous audit during such [***] period revealed an underpayment with respect to such period) or (c) be repeated for any Calendar Quarter.  The accounting firm shall disclose to only whether the reports are correct or not, and the specific details concerning any discrepancies.  No other Confidential Information of the audited Party shall be shared.  Except as provided below, the cost of this audit shall be borne by the auditing Party, unless the audit reveals a variance of more than [***] from the reported amounts, in which case the audited Party shall bear the cost of the audit.  Unless disputed pursuant to Section 7.17 below, if such audit concludes that (i) additional amounts were owed by the audited Party, the audited Party shall pay the additional amounts, with interest from the date originally due as provided in Section 7.14, or (ii) excess payments were made by the audited Party, the auditing Party shall reimburse such excess payments, in either case ((i) or (ii)), within [***] after the date on which such audit is completed by the auditing Party.

7.17Audit Dispute.  In the event of a dispute with respect to any audit under Section 7.16, Licensor and AbbVie shall work in good faith to resolve the disagreement.  If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***], the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Audit Arbitrator”).  The decision of the Audit Arbitrator shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Audit Arbitrator shall determine.  Not later than [***] after such decision and in accordance with such decision, the audited Party shall pay the additional amounts, with interest from the date originally due as provided in Section 7.14, or the auditing Party shall reimburse the excess payments, as applicable.

7.18Confidentiality.  The receiving Party shall treat all information subject to review under this ARTICLE 7 in accordance with the confidentiality provisions of ARTICLE 10 and the Parties shall cause the Audit Arbitrator to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

7.19Diagnostic or Veterinary Products.  The development milestones, regulatory milestones, sales-based milestones and royalties in Sections 7.2, 7.3, 7.4, and 7.6 shall not apply to Development and Commercialization of CD71 PDCs or Licensed Products for diagnostic or veterinary use, or for uses solely for screening patients who have been diagnosed with a disease, state, or condition for eligibility to be treated for such disease, state, or condition with a CD71 PDC or Licensed Product or for monitoring patients who are or have been treated with a CD71 PDC or Licensed Product.  In the event that a CD71 PDC or Licensed Product is Developed for any such purposes, the Parties shall negotiate a downward adjustment to royalties for the sale of such Licensed Product that reflects the commercial potential of such Licensed Product and standard commercial terms in the industry for diagnostic or veterinary products, as applicable.

7.20No Other Compensation.   Each Party hereby agrees that the terms of this Agreement fully define all consideration, compensation and benefits, monetary or otherwise, to be paid, granted or delivered by one (1) Party to the other Party in connection with the transactions contemplated herein. Neither Party previously has paid or entered into any other

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commitment to pay, whether orally or in writing, any of the other Party’s employees, directly or indirectly, any consideration, compensation or benefits, monetary or otherwise, in connection with the transaction contemplated herein.

ARTICLE 8
INTELLECTUAL PROPERTY

8.1Ownership of Intellectual Property; Prohibition on Filing Claims.

8.1.1Licensor Ownership.  As between the Parties and regardless of inventorship, Licensor shall own all right, title and interest in and to any and all Licensor Background Patents, Licensor Background Know-How, Licensor Program Patents and Licensor Program Know-How.

8.1.2AbbVie Ownership.  As between the Parties and regardless of inventorship, AbbVie or an Affiliate designated by AbbVie shall own and retain all right, title, and interest in and to any and all AbbVie Background Patents, AbbVie Background Know-How, AbbVie Program Patents and AbbVie Program Know-How.

8.1.3Ownership of Joint Program Patents and Joint Program Know-How.  Subject to Sections 3.10.1 and 3.10.2(b), as between the Parties and regardless of inventorship the Parties shall each own an equal, undivided interest in any and all Joint Program Patents and Joint Program Know How.  Within [***], each Party shall disclose to the other Party in writing, and shall cause its Affiliates, its licensees and sublicensees to so disclose, the development, making, conception or reduction to practice of any Joint Program Know-How or Joint Program Patents.  Subject to the licenses and rights of reference granted under Sections 5.1 and 5.2 and the Parties’ respective exclusivity obligations hereunder, each Party shall have the right to Exploit the Joint Intellectual Property Rights without a duty of seeking consent or accounting to the other Party.

8.1.4United States Law. The determination of whether Information and inventions are conceived, discovered, developed, or otherwise made by a Party for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall, for purposes of this Agreement, be made in accordance with Applicable Law in the United States as such law exists as of the Effective Date irrespective of where such conception, discovery, development or making occurs.

8.1.5CD71 Patent Claims.  During the Term, unless otherwise requested by AbbVie, Licensor shall not, and shall cause its Affiliates to not, file or amend any Patent claims anywhere in the Territory that are directed to CD71 PDCs.

8.1.6Assignment Obligation.

(a)Each Party shall cause all Persons who perform activities for such Party under this Agreement to be under an obligation to assign (or, if such Party is unable to cause such Person to agree to such assignment obligation despite such Party using commercially reasonable efforts to negotiate such assignment obligation, provide a license under) their rights in any Information and inventions resulting therefrom to such Party, except where Applicable Law requires otherwise and except in the case of governmental, not-for-profit

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and public institutions which have standard policies against such an assignment (in which case a suitable license, or right to obtain such a license, shall be obtained).

(b)AbbVie will promptly disclose to Licensor in writing, the conception, discovery, development or making of any Licensor Program Know-How or Licensor Program Patents by Persons who perform activities for AbbVie under this Agreement.  AbbVie, for itself and on behalf of its Affiliates, hereby assigns (and to the extent such assignment can only be made in the future hereby agrees to assign), to Licensor all its right, title and interest in and to any Licensor Program Know-How and its right, title and interest in and to Licensor Program Patents.  AbbVie will execute and record assignments and other necessary documents consistent with such ownership.

(c)Licensor will promptly disclose to AbbVie in writing, the conception, discovery, development or making of any AbbVie Program Know-How or AbbVie Program Patents by Persons who perform activities for Licensor under this Agreement.  Licensor, for itself and on behalf of its Affiliates, hereby assigns (and to the extent such assignment can only be made in the future hereby agrees to assign), to AbbVie all its right, title and interest in and to any AbbVie Program Know-How and its right, title and interest in and to AbbVie Program Patents.  Licensor will execute and record assignments and other necessary documents consistent with such ownership.

(d)Each Party will promptly disclose to the other Party in writing, the conception, discovery, development or making of any Joint Program Know-How or Joint Program Patents by Persons who perform activities for it under this Agreement.  Each Party, for itself and on behalf of its Affiliates, hereby assigns (and to the extent such assignment can only be made in the future hereby agrees to assign), to the other Party such right, title and interest in and to any Joint Program Know-How and Joint Program Patents as is necessary to achieve the joint ownership set forth in Section 8.1.3.  Each party will execute and record assignments and other necessary documents consistent with such ownership.

(e)The foregoing assignment obligations are subject to any requirements to assign [***] (as defined in [***]) to [***] under [***].  Licensor shall, and shall cause its Affiliates to, make such assignments to [***] with respect to the Licensor Program Patents, Licensor Program Know-How, Joint Program Patents and Joint Program Know-How as are necessary to comply with the obligations under [***].

8.1.7Ownership of Corporate Names.  As between the Parties, Licensor shall retain all right, title and interest in and to its Corporate Names.

8.2Maintenance and Prosecution of Patents.

8.2.1Patent Cooperation.  During the term of the Agreement, a patent attorney or agent (the “Patent Representatives”) from each of Licensor and AbbVie, shall meet regularly, in person or by teleconference, to coordinate and discuss Patent filings, prosecution and maintenance of the CD71 Probody Patents, Licensor Program Patents, AbbVie Program Patents, and Joint Program Patents. Each Party’s Patent Representative also may include such Party’s outside patent counsel in any such meeting.  The Patent Representatives shall review and coordinate responsibilities and obligations in connection with Patents arising from the

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performance of the activities under this Agreement by either Party or jointly by the Parties, their Affiliates or, in each such case, Third Parties acting on their behalf.  The Patent Representatives may attend JRC quarterly meetings (as mutually agreed by the Parties).  The Patent Representatives shall have no decision making authority, and shall serve primarily as a forum for communication and coordination of activities between the Parties with respect to the matters described in this Section 8.2.

8.2.2Patent Prosecution and Maintenance of Licensor Background Patents. Except as provided in Section 8.2.4 with respect to CD71 Probody Patents, Licensor shall have the sole right, but not the obligation, through the use of internal or outside counsel, to prepare, file, prosecute, and maintain the Licensor Background Patents worldwide, at Licensor’s sole cost and expense.  Licensor shall keep AbbVie informed regarding each Licensor Background Patent that Licensor is prosecuting, and shall provide copies to AbbVie of all material communications from any patent office, and copies of all material correspondence sent to such patent offices by or on behalf of Licensor.

8.2.3Patent Prosecution and Maintenance of Licensor Program Patents. In consultation with AbbVie and subject to the obligations under [***] and subject to Section 8.2.4 with respect to the CD71 Probody Patents, Licensor shall have the right, but not the obligation, through the use of internal or outside counsel, to prepare, file, prosecute, and maintain the Licensor Program Patents worldwide, at Licensor’s sole cost and expense (except to the extent any such cost or expense constitutes a Development Cost or an Allowable Expense).  Licensor shall keep AbbVie fully informed of all steps with regard to the preparation, filing, prosecution, and maintenance of  Licensor Program Patents, including by providing AbbVie with a copy of material communications to and from any patent authority in the Territory regarding such Licensor Program Patents, and by providing AbbVie drafts of any material filings or responses to be made to such patent authorities in the Territory sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for AbbVie to review and comment thereon. Licensor shall consider in good faith the requests and suggestions of AbbVie with respect to such Licensor drafts and with respect to strategies for filing and prosecuting the Licensor Program Patents in the Territory.  Notwithstanding the foregoing, Licensor shall promptly inform AbbVie of any adversarial patent office proceeding or sua sponte filing, including a request for, or filing or declaration of, any interference, opposition, or reexamination relating to any Licensor Program Patent in the Territory.  The Parties shall thereafter consult and cooperate to determine a course of action with respect to any such proceeding in the Territory relating to a CD71 Probody and Licensor shall consider in good faith all comments, requests and suggestions provided by AbbVie.

8.2.4Patent Prosecution and Maintenance of CD71 Probody Patents. Subject to the obligations under [***], Licensor shall have the right, but not the obligation, in consultation with AbbVie, through the use of internal or outside counsel, to prepare, file, prosecute, and maintain the CD71 Probody Patents worldwide, at Licensor’s sole cost and expense (except to the extent any such cost or expense constitutes a Development Cost or an Allowable Expense).  Licensor shall keep AbbVie fully informed of all steps with regard to the preparation, filing, prosecution, and maintenance of CD71 Probody Patents , including by providing AbbVie with a copy of material communications to and from any patent authority in

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the Territory regarding such CD71 Probody Patents, and by providing AbbVie drafts of any material filings or responses to be made to such patent authorities in the Territory sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for AbbVie to review and comment thereon. Licensor shall consider AbbVie’s suggestions as to prosecution of such CD71 Probody Patents in individual countries or territories in the Territory in good faith, but Licensor shall, subject to AbbVie’s rights under Section 8.2.5, have the final decision with regard to selection of such countries or territories.  Licensor shall consider in good faith the requests and suggestions of AbbVie with respect to such Licensor drafts and with respect to strategies for filing and prosecuting the CD71 Probody Patents in the Territory.  Notwithstanding the foregoing, Licensor shall promptly inform AbbVie of any adversarial patent office proceeding or sua sponte filing, including a request for, or filing or declaration of, any interference, opposition, or reexamination relating to a CD71 Probody Patent in the Territory.  The Parties shall thereafter consult and cooperate to determine a course of action with respect to any such proceeding in the Territory relating to a CD71 Probody and Licensor shall consider in good faith all comments, requests and suggestions provided by AbbVie.

8.2.5Additional AbbVie Patent Prosecution and Maintenance Rights for CD71 Probody Patents. Licensor shall not initiate any such adversarial patent office proceeding for a CD71 Probody Patent without first consulting AbbVie.  In the event that Licensor decides not to prepare, file, prosecute, or maintain a CD71 Probody Patent in any country or jurisdiction, Licensor shall provide reasonable prior written notice to AbbVie of such intention (which notice shall, in any event, be given no later than [***] prior to the next deadline for any action that may be taken with respect to such CD71 Probody Patent in such country or other jurisdiction), AbbVie shall thereupon have the option, in its sole discretion, to assume the control and direction of the preparation, filing, prosecution, and maintenance of such CD71 Probody Patent at its expense in such country or other jurisdiction (except to the extent any such cost or expense constitutes a Development Cost or an Allowable Expense); provided, that AbbVie shall have the right to offset up to [***] of such expense borne by AbbVie (and not included as a Development Cost or an Allowable Expense) against any amounts owed to Licensor under this Agreement in a given Calendar Quarter with any balance then remaining to be carried over to subsequent Calendar Quarters.  Upon AbbVie’s written acceptance of such option, all right and title to such CD71 Probody Patent in such country or other jurisdiction shall be transferred to AbbVie.  In such event, Licensor shall promptly provide AbbVie with the appropriate documents for transfer of ownership of such CD71 Probody Patent in such country or other jurisdiction, AbbVie shall promptly execute all such documents and, effective upon AbbVie’s written acceptance of such option, such CD71 Probody Patent in such country or other jurisdiction shall no longer be a Licensor Background Patent or Licensor Program Patent (as applicable) hereunder.  Notwithstanding the foregoing transfer of ownership, Licensor shall reasonably cooperate with AbbVie in such country or other jurisdiction as provided under Section 8.2.7.

8.2.6Patent Prosecution and Maintenance of AbbVie Background Patents and AbbVie Program Patents and Joint Program Patents.  AbbVie shall have the right, but not the obligation, to prepare, file, prosecute, and maintain the AbbVie Background Patents, AbbVie Program Patents and the Joint Program Patents worldwide, at AbbVie’s sole cost and expense (except to the extent any such cost or expense constitutes a Development Cost

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or an Allowable Expense).  AbbVie shall keep Licensor fully informed of all steps with regard to the preparation, filing, prosecution, and maintenance of Joint Program Patents and AbbVie Program Patents, including by providing Licensor with a copy of material communications to and from any patent authority in the Territory regarding such Joint Program Patents and AbbVie Program Patents, and by providing Licensor drafts of any material filings or responses to be made to such patent authorities in the Territory sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for Licensor to review and comment thereon.  AbbVie shall consider in good faith the requests and suggestions of Licensor with respect to such AbbVie drafts and with respect to strategies for filing and prosecuting the Joint Program Patents and AbbVie Program Patents in the Territory.  In the event that AbbVie decides not to prepare, file, prosecute, or maintain a Joint Program Patent in a country or other jurisdiction in the Territory, AbbVie shall provide reasonable prior written notice to Licensor of such intention (which notice shall, in any event, be given no later than [***] prior to the next deadline for any action that may be taken with respect to such Joint Program Patent in such country or other jurisdiction), and Licensor shall thereupon have the option, in its sole discretion, to assume the control and direction of the preparation, filing, prosecution, and maintenance of such Joint Program Patent at its expense in such country or other jurisdiction.  Upon Licensor’s written acceptance of such option, Licensor shall assume the responsibility and control for the preparation, filing, prosecution, and maintenance of such specific Joint Program Patent; provided, that Licensor shall have the right to offset up to [***] of such expense borne by Licensor (and not included as a Development Cost or an Allowable Expense) against any amounts owed to AbbVie under this Agreement in a given Calendar Quarter with any balance then remaining to be carried over to subsequent Calendar Quarters.  In such event, AbbVie shall reasonably cooperate with Licensor in such country or other jurisdiction as provided under Section 8.2.7.  Notwithstanding the foregoing, AbbVie shall promptly inform Licensor of any adversarial patent office proceeding or sua sponte filing, including a request for, or filing or declaration of, any interference, opposition, or reexamination relating to any Joint Program Patents and AbbVie Program Patents in the Territory.  The Parties shall thereafter consult and cooperate to determine a course of action with respect to any such proceeding in the Territory relating to a CD71 Probody, and AbbVie shall consider in good faith all comments, requests and suggestions provided by Licensor.

8.2.7Cooperation.  The Parties agree to cooperate fully in the preparation, filing, prosecution, and maintenance of the Licensor Background Patents, Licensor Program Patents, AbbVie Background Patents, AbbVie Program Patents, and Joint Program Patents in the Territory under this Agreement.  Cooperation shall include:

(a)without limiting any other rights and obligations of the Parties under this Agreement, cooperating with respect to the timing, scope and filing of such Patents to preserve and enhance the patent protection for CD71 PDCs and Licensed Products, including the manufacture and use thereof;

(b)executing all papers and instruments, or requiring its employees or contractors to execute such papers and instruments, so as to (i) effectuate the ownership of intellectual property set forth in Section 8.1.1, 8.1.2 and 8.1.3; (ii) enable the other Party to apply for and to prosecute Patent applications in the Territory; and (iii) obtain and

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maintain any Patent extensions, supplementary protection certificates, and the like with respect to the Licensor Background Patents, Licensor Program Patents, AbbVie Program Patents, and Joint Program Patents in the Territory, in each case ((i), (ii), and (iii)) to the extent provided for in this Agreement;

(c)consistent with this Agreement, assisting in any license registration processes with applicable governmental authorities that may be available in the Territory for the protection of a Party’s interests in this Agreement; and

(d)promptly informing the other Party of any matters coming to such Party’s attention that may materially affect the preparation, filing, prosecution, or maintenance of any such Patents in the Territory.

8.2.8Patent Term Extension and Supplementary Protection Certificate. The JCC (if it has been formed) shall be responsible for making decisions regarding patent term extensions, including supplementary protection certificates and any other extensions that are now or become available in the future, wherever applicable, for CD71 Probody Patents, AbbVie Background Patents, AbbVie Program Patents and Joint Program Patents, in each case as they pertain to Licensed Products, in any country or other jurisdiction.  If the JCC cannot determine which Patents should be subject to extension or if the JCC has not been formed, AbbVie shall be responsible for making such decision and shall have the responsibility of applying for any extension or supplementary protection certificate with respect to such Patents in the Territory.  AbbVie shall keep Licensor fully informed of its efforts to obtain such extension or supplementary protection certificate.  Licensor shall provide prompt and reasonable assistance, as requested by AbbVie, including by taking such action as patent holder as is required under any Applicable Law to obtain such patent extension or supplementary protection certificate.  AbbVie shall pay all expenses in regard to obtaining the extension or supplementary protection certificate in the Territory (except to the extent any such expense constitutes a Development Cost or an Allowable Expense).

8.2.9Patent Listings.

(a)AbbVie shall have the sole right to make all filings with Regulatory Authorities in the Territory with respect to CD71 Probody Patents, AbbVie Background Patents, AbbVie Program Patents and Joint Program Patents, including as required or allowed (i) in the United States, in the FDA’s Orange Book if in the future legislation employs the Orange Book for biologics, or its alternative, and (ii) outside the United States, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents.  Licensor shall (A) provide to AbbVie all Information, including a correct and complete list of CD71 Probody Patents covering any Licensed Product or otherwise necessary or reasonably useful to enable AbbVie to make such filings with Regulatory Authorities in the Territory with respect to such Patents, and (B) cooperate with AbbVie’s reasonable requests in connection therewith, including meeting any submission deadlines, in each case ((A) and (B)), to the extent required or permitted by Applicable Law.

(b)The Parties will negotiate in good faith regarding filings with Regulatory Authorities in the Territory with respect to Licensor Background Patents and Licensor Program Patents (other than the CD71 Probody Patents, which are covered by Section

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8.2.9), including as required or allowed (i) in the United States, in the FDA’s Orange Book if in the future legislation employs the Orange Book for biologics, or its alternative, and (ii) outside the United States, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents.

8.3Enforcement of Patents.

8.3.1Enforcement of Licensor Background Patents and Licensor Program Patents.

(a)Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement of the Licensor Background Patents in respect of a Competing Product or Licensor Program Patents (regardless of whether or not related to a Competing Product) by a Third Party in the Territory and in each case of which such Party becomes aware (including alleged or threatened infringement based on the development, commercialization, or an application to market a product containing a CD71 PDC or any Licensed Product in the Territory (the “Product Infringement”)).

(b)With respect to any Product Infringement in the Territory, AbbVie shall have the first right, but not the obligation, to prosecute any Product Infringement in the Territory involving a CD71 Probody Patent or Licensor Program Patent (the “AbbVie Prosecuted Infringements”) and AbbVie shall retain control of the prosecution of such claim, suit or proceeding.  In the event AbbVie prosecutes any AbbVie Prosecuted Infringement, Licensor shall have the right to join as a party to such claim, suit, or proceeding in the Territory and participate with its own counsel at its own expense; provided that AbbVie shall retain control of the prosecution of such claim, suit, or proceeding.  During any such claim, suit, or proceeding, AbbVie shall: (i) provide Licensor with drafts of all official papers and statements (whether written or oral) prior to their submission in such claim, suit, or proceeding, in sufficient time to allow Licensor to review, consider and substantively comment thereon; (ii) allow Licensor the opportunity to participate in the preparation of witnesses and other participants in such claim, suit, or proceeding at its own expense; and (iii) not settle any such claim, suit, or proceeding except in a manner that it believes in good faith is in the best interests of the CD71 PDCs or Licensed Products.  If AbbVie does not take commercially reasonable steps to prosecute an AbbVie Prosecuted Infringement (A) within [***] following the first notice provided above with respect to the AbbVie Prosecuted Infringement, or (B) provided such date occurs after the first such notice of the AbbVie Prosecuted Infringement is provided, [***] before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then Licensor may prosecute the AbbVie Prosecuted Infringement at its own expense.

(c)Subject to the obligations under [***], with respect to any  Product Infringement in the Territory, Licensor shall have the first right, but not the obligation, to prosecute any Product Infringement in the Territory involving any Licensor Background Patents that is not a CD71 Probody Patent (the “Licensor Prosecuted Infringements”) at its sole expense (except to the extent any such expense constitutes a Development Cost or an Allowable Expense) and Licensor shall retain control of the prosecution of such claim, suit or proceeding.  In the event Licensor prosecutes any Licensor Prosecuted

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Infringement, AbbVie shall have the right to join as a party to such claim, suit, or proceeding in the Territory and participate with its own counsel at its own expense; provided that Licensor shall retain control of the prosecution of such claim, suit, or proceeding.  During any such claim, suit, or proceeding, Licensor shall: (i) provide AbbVie with drafts of all official papers and statements (whether written or oral) prior to their submission in such claim, suit, or proceeding, in sufficient time to allow AbbVie to review, consider and substantively comment thereon; (ii) allow AbbVie the opportunity to participate in the preparation of witnesses and other participants in such claim, suit, or proceeding at its own expense; and (iii) not settle any such claim, suit, or proceeding except in a manner that it believes in good faith is in the best interests of the CD71 PDCs or Licensed Products. If Licensor does not take commercially reasonable steps to prosecute a Licensor Prosecuted Infringement (A) within [***] following the first notice provided above with respect to the Licensor Prosecuted Infringement, or (B) provided such date occurs after the first such notice of the Licensor Prosecuted Infringement is provided, [***] before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then AbbVie may prosecute the Licensor Prosecuted Infringement at its own expense.

8.3.2Enforcement of AbbVie Background Patents, AbbVie Program Patents and Joint Program Patents.

(a)Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement of the AbbVie Background Patents, AbbVie Program Patents or the Joint Program Patents by a Third Party in the Territory and of which such Party becomes aware (including alleged or threatened infringement based on the development, commercialization, or an application to market a product containing a CD71 PDC or any Licensed Product in the Territory).

(b)AbbVie shall have the sole right, but not the obligation, to prosecute any infringement of the type set forth in Section 8.3.2(a) in the Territory involving any AbbVie Background Patents and AbbVie Program Patents in the Territory at its sole expense (except to the extent any such expense constitutes a Development Cost or an Allowable Expense) and AbbVie shall retain control of the prosecution of such claim, suit or proceeding.  During any such claim, suit, or proceeding, to enforce any AbbVie Program Patents, AbbVie shall: (i) provide Licensor with drafts of all official papers and statements (whether written or oral) prior to their submission in such claim, suit, or proceeding, in sufficient time to allow Licensor to review, consider and substantively comment thereon; (ii) allow Licensor the opportunity to participate in the preparation of witnesses and other participants in such claim, suit, or proceeding at its own expense; and (iii) not settle any such claim, suit, or proceeding except in a manner that it believes in good faith is in the best interests of the CD71 PDCs or Licensed Products.

(c)AbbVie shall have the first right, but not the obligation, to prosecute any such infringement of Joint Program Patents in the Territory at its sole expense (except to the extent any such expense constitutes a Development Cost or an Allowable Expense) and AbbVie shall retain control of the prosecution of such claim, suit or proceeding.  In the event AbbVie prosecutes any such infringement, Licensor shall have the right to join as a party to such claim, suit or proceeding in the Territory and participate with its own

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counsel at its own expense; provided that AbbVie shall retain control of the prosecution of such claim, suit or proceeding.  If AbbVie does not take commercially reasonable steps to prosecute the alleged or threatened infringement in the Territory with respect to such Joint Program Patents (a) within [***] following the first notice provided above with respect to such alleged infringement, or (b) provided such date occurs after the first such notice of infringement is provided, [***] before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then Licensor may prosecute the alleged or threatened infringement in the Territory at its own expense.

8.3.3Patent Exclusivity Listings.  If either Party receives a copy of an application submitted to the FDA under subsection (k) of Section 351 of the PHSA (a “Biosimilar Application”) naming a Licensed Product as a reference product or otherwise becomes aware that such a Biosimilar Application has been filed (such as in an instance described in Section 351(l)(9)(C) of the PHSA), either Party shall, within [***], notify the other Party so that the other Party may seek permission to view the application and related confidential information from the filer of the Biosimilar Application under Section 351(l)(1)(B)(iii) of the PHSA.  If either Party receives any equivalent or similar certification or notice in any other jurisdiction in the Territory, either Party shall, within [***], notify and provide the other Party with copies of such communication.  Regardless of the Party that is the “reference product sponsor” for purposes of such Biosimilar Application, (a) AbbVie shall have the sole right to designate pursuant to Section 351(l)(1)(B)(ii) of the PHSA the outside counsel and in-house counsel who shall receive confidential access to the Biosimilar Application; (b) AbbVie shall have the sole right to list any AbbVie Background Patent, AbbVie Program Patent, Joint Program Patents and CD71 Probody Patents (and, with the agreement of Licensor, any other Licensor Background Patents or Licensor Program Patents), insofar as they claim or cover the applicable Licensed Product as required pursuant to Section 351(l)(3)(A), Section 351(l)(5)(b)(i)(II), or Section 351(l)(7) of the PHSA, to respond to any communications with respect to such lists from the filer of the Biosimilar Application, and to negotiate with the filer of the Biosimilar Application as to whether to utilize a different mechanism for information exchange than that specified in Section 351(l) of the PHSA; and (c) AbbVie shall have the sole right to identify Patents or respond to communications under any equivalent or similar listing in any other jurisdiction in the Territory.  If required pursuant to Applicable Law, Licensor shall prepare such lists and make such responses at AbbVie’s direction.  Licensor shall (i) provide to AbbVie, within [***] of AbbVie’s request, all Information, including a correct and complete list of Licensor Background Patents or Licensor Program Patents covering any Licensed Product, that is necessary or reasonably useful to enable AbbVie to make such lists and communications with respect to the Licensor Background Patents or Licensor Program Patents, and (ii) cooperate with AbbVie’s reasonable requests in connection therewith, including meeting any submission deadlines, in each case, to the extent required or permitted by Applicable Law.  AbbVie shall (A) reasonably consult with Licensor prior to identifying any Licensor Background Patents or Licensor Program Patents to a Third Party as contemplated by this Section 8.3.3 and shall consider in good faith Licensor’s advice and suggestions with respect thereto, and (B) notify Licensor of any such lists or communications promptly after they are made.

8.3.4Conduct of Patent Litigation Under the Biologics Price Competition and Innovation Act.  Notwithstanding anything to the contrary in this Section 8.3,

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AbbVie shall have the first right to bring an action for infringement of the CD71 Probody Patents, Licensor Program Patents, AbbVie Background Patents, AbbVie Program Patents or Joint Program Patents as required under Section 351(l)(6) of the PHSA following the agreement on a list of patents for litigation under Section 351(l)(4) or exchange of Patent lists pursuant to Section 351(l)(5)(B) of such act, or as required following any equivalent or similar certification or notice in any other jurisdiction.  The Parties’ rights and obligations with respect to the foregoing legal actions shall be as set forth in Sections 8.3.1 through 8.3.5; provided, that within [***] of reaching agreement on a list of Patents for litigation under Section 351(l)(4) or exchange of Patent lists pursuant to Section 351(l)(5)(B), AbbVie shall notify Licensor as to whether or not it elects to prosecute such infringement.  Either Party shall, within [***], notify and provide the other Party with copies of any notice of commercial marketing provided by the filer of a Biosimilar Application pursuant to Section 351(l)(8)(A) of the PHSA, or any equivalent or similar certification or notice in any other jurisdiction.  Thereafter, the Party controlling any Patent infringement litigation pursuant to this Section 8.3.4 shall have the first right to seek an injunction against such commercial marketing as permitted pursuant to Section 351(l)(8)(B) of the PHSA.  If no such litigation is ongoing at the time of such notice, then AbbVie shall have the first right to seek such an injunction.

8.3.5Cooperation.  The Parties agree to cooperate fully in any infringement action pursuant to this Section 8.3.  Where a Party brings such an action, the other Party shall, where necessary, furnish a power of attorney solely for such purpose or shall join in, or be named as a necessary party to, such action.  Unless otherwise set forth herein, the Party entitled to bring any patent infringement litigation in accordance with this Section 8.3 shall have the right to settle such claim; provided that neither Party shall have the right to settle any patent infringement litigation under this Section 8.3 in a manner that diminishes or has a material adverse effect on the rights or interest of the other Party, or in a manner that imposes any costs or liability on, or involves any admission by, the other Party, without the express written consent of such other Party.  The Party commencing the litigation shall provide the other Party with copies of all pleadings and other documents filed with the court and shall consider reasonable input from the other Party during the course of the proceedings.

8.3.6Recovery. Except as otherwise agreed by the Parties in connection with a cost sharing arrangement, any recovery realized as a result of such litigation described in Section 8.3.1, 8.3.2, or 8.3.4 (whether by way of settlement or otherwise) shall be first, allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses).  [***].

8.3.7Costs and Expenses.  AbbVie shall be entitled to deduct [***] of the reasonable out-of-pocket costs borne by AbbVie in connection with such litigation in a given Calendar Quarter (and not included as a Development Cost or an Allowable Expense) from any amounts due to Licensor under this Agreement for such Calendar Quarter, with any balance then remaining to be carried over to subsequent Calendar Quarters and applied against any amounts due with respect to such subsequent Calendar Quarters.

8.4Infringement Claims by Third Parties.  If the manufacture, sale, or use of a CD71 PDC or Licensed Product in the Territory pursuant to this Agreement results in, or

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may result in, any claim, suit, or proceeding by a Third Party alleging patent infringement by AbbVie (or its Affiliates or Sublicensees), AbbVie shall promptly notify Licensor thereof in writing.  AbbVie shall have the first right, but not the obligation, to defend and control the defense of any such claim, suit, or proceeding at its own expense (but subject to deduction as provided below) (and except to the extent any such expense constitutes a Development Cost or an Allowable Expense), using counsel of its own choice.  Licensor may participate in any such claim, suit, or proceeding with counsel of its choice at its own expense.  Without limitation of the foregoing, if AbbVie finds it necessary or desirable to join Licensor as a party to any such action, Licensor shall execute all papers and perform such acts as shall be reasonably required, provided that AbbVie reimburses any out-of-pocket costs incurred by Licensor as a result.  If AbbVie elects (in a written communication submitted to Licensor within a reasonable amount of time after notice of the alleged patent infringement) not to defend or control the defense of, or otherwise fails to initiate and maintain the defense of, any such claim, suit, or proceeding, within such time periods so that Licensor is not prejudiced by any delays, Licensor may conduct and control the defense of any such claim, suit, or proceeding at its own expense.  Each Party shall keep the other Party reasonably informed of all material developments in connection with any such claim, suit, or proceeding.  [***]

8.5Invalidity or Unenforceability Defenses or Actions.

8.5.1Notice.  Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any of the Licensor Background Patents, Licensor Program Patents, AbbVie Background Patents, AbbVie Program Patents or Joint Program Patents by a Third Party, in each case in the Territory and of which such Party becomes aware.

8.5.2CD71 Probody Patents, Licensor Program Patents and Licensor Background Patents.

(a)AbbVie shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of any CD71 Probody Patents at its own expense (except to the extent any such expense constitutes a Development Cost or an Allowable Expense) in the Territory.  Licensor may participate in any such claim, suit, or proceeding in the Territory with counsel of its choice at its own expense; provided that AbbVie shall retain control of the defense in such claim, suit, or proceeding.  During any such claim, suit, or proceeding, AbbVie shall: (i) provide Licensor with drafts of all official papers and statements (whether written or oral) prior to their submission in such claim, suit, or proceeding, in sufficient time to allow Licensor to review, consider and substantively comment thereon; (ii) allow Licensor the opportunity to participate in the preparation of witnesses and other participants in such claim, suit, or proceeding; and (iii) not settle any such defense in any manner that would adversely affect a CD71 Probody Patent.  If AbbVie elects not to defend or control the defense of the CD71 Probody Patents in a suit brought in the Territory, or otherwise fails to initiate and maintain the defense of any such claim, suit, or proceeding, then Licensor may conduct and control the defense of any such claim, suit, or proceeding at its own expense (except to the extent any such expense constitutes a Development Cost or an Allowable Expense).

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(b)Licensor shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of the Licensor Background Patents and, subject to the obligations under [***], the Licensor Program Patents other than the CD71 Probody Patents at its own expense (except to the extent any such expense constitutes an a Development Cost or Allowable Expense) in the Territory.

8.5.3AbbVie Background Patents, AbbVie Program Patents and Joint Program Patents.

(a)AbbVie shall have the sole right, but not the obligation, to defend and control the defense of the validity and enforceability of the AbbVie Background Patents and AbbVie Program Patents at its own expense (except to the extent such expense constitutes a Development Cost or an Allowable Expense) in the Territory.

(b)AbbVie shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of the Joint Program Patents at its own expense (except to the extent such expense constitutes a Development Cost or an Allowable Expense) in the Territory.  Licensor may participate in any such claim, suit, or proceeding in the Territory related to the Joint Program Patents with counsel of its choice at its own expense; provided that AbbVie shall retain control of the defense in such claim, suit, or proceeding.  If AbbVie elects not to defend or control the defense of the Joint Program Patents in a suit brought in the Territory, or otherwise fails to initiate and maintain the defense of any such claim, suit, or proceeding, then Licensor may conduct and control the defense of any such claim, suit, or proceeding, at its own expense; provided, that Licensor shall obtain the written consent of AbbVie prior to settling or compromising such defense.

8.5.4Cooperation. Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth in this Section 8.5, including by being joined as a party plaintiff in such action or proceeding, providing access to relevant documents and other evidence, and making its employees available at reasonable business hours.  In connection with any such defense or claim or counterclaim, the controlling Party shall consider in good faith any comments from the other Party and shall keep the other Party reasonably informed of any steps taken, and shall provide copies of all documents filed, in connection with such defense, claim, or counterclaim.  In connection with the activities set forth in this Section 8.5, each Party shall consult with the other as to the strategy for the defense of the CD71 Probody Patents, Licensor Program Patents, AbbVie Program Patents and Joint Program Patents.

8.5.5Costs and Expenses AbbVie shall be entitled to offset up to [***] of the reasonable out-of-pocket costs of defending such claim, suit, or proceeding under this Section 8.5 that are borne by AbbVie and not included as a Development Cost or an Allowable Expense in a given Calendar Quarter against any amounts owed to Licensor under this Agreement for such Calendar Quarter, with any balance then remaining to be carried over to amounts due with respect to such subsequent Calendar Quarters.

8.6Third Party Licenses.  If in the reasonable opinion of AbbVie, the Development, Manufacture, or Commercialization of any CD71 PDC or Licensed Product by AbbVie, any of its Affiliates, or any of its or their Sublicensees infringes or misappropriates any

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Patent, trade secret, or other intellectual property right of a Third Party in any country or other jurisdiction in the Territory, such that AbbVie, any of its Affiliates or any of its or their Sublicensees cannot Develop, Manufacture, or Commercialize such CD71 PDC or Licensed Product in such country or other jurisdiction without infringing such Patent, trade secret, or other intellectual property right of such Third Party, then AbbVie shall provide notice of such potential infringement or misappropriation, and the Parties agree to meet within [***] after such notice to determine whether a license to such Third Party intellectual property is necessary, and, if the Parties agree a license is necessary, which Party should obtain a license to such Third Party intellectual property; provided, however that if the Parties cannot agree as to either the necessity of such a license or as to which Party should seek such license in such meeting, then (i) if such Patent, trade secret or other intellectual property right covers or is necessary to Exploit other Probodies in addition to CD71 Probodies, then Licensor shall have the right for a period of [***] following the date of such meeting between the Parties to negotiate a license for such intellectual property, which license shall include the right of Licensor to sublicense such intellectual property to AbbVie; provided if Licensor is not able to obtain such license within such [***] period, then AbbVie shall have the sole right to obtain such license to Develop, Manufacture, and Commercialize CD71 PDCs and Licensed Products; and (b) otherwise, AbbVie shall have the sole right, but not the obligation, to negotiate and obtain a license from such Third Party as necessary for AbbVie and its Affiliates, and its and their Sublicensees to Develop, Manufacture, and Commercialize CD71 PDCs and Licensed Products in such country or other jurisdiction, and any amounts due under such Third Party license shall be allocated in accordance with Section 7.6.4(b).

8.7Product Trademarks.

8.7.1Ownership and Prosecution of Product Trademarks.  AbbVie shall own all right, title, and interest to the Product Trademarks in the Territory, and shall be responsible for the registration, prosecution, and maintenance thereof.  All costs and expenses of registering, prosecuting, and maintaining the Product Trademarks shall be borne solely by AbbVie (except to the extent such costs and expenses constitute an Allowable Expense).  Licensor shall provide all assistance and documents reasonably requested by AbbVie in support of its prosecution, registration, and maintenance of the Product Trademarks.

8.7.2Enforcement of Product Trademarks.  AbbVie shall have the sole right and responsibility for taking such action as AbbVie, after consultation with Licensor, deems necessary against a Third Party based on any alleged, threatened, or actual infringement, dilution, misappropriation, or other violation of, or unfair trade practices or any other like offense relating to, the Product Trademarks by a Third Party in the Territory.  AbbVie shall bear the costs and expenses relating to any enforcement action commenced pursuant to this Section 8.7.2 and any settlements and judgments with respect thereto (except to the extent such costs and expenses constitute an Allowable Expense), and shall retain any damages or other amounts collected in connection therewith.

8.7.3Unless otherwise agreed to by the Parties, all Promotional Materials relating to a Co-Promotion Product in the Field in the Co-Promotion Territory shall display the applicable Product Trademark(s) and no other product-specific trademarks or branding.  Unless otherwise agreed by the Parties, all packaging materials, labels, sales,

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promotion, market access and advertising materials relating to a Co-Promotion Product in the Co-Promotion Territory shall display the Corporate Names of AbbVie and Licensor in equal size and prominence, to the extent permitted by applicable Law (in each case, as approved by the JCC).  The trade dress, style of packaging and the like with respect to each Co-Promotion Product in the Field within the Co-Promotion Territory may be determined by AbbVie in a manner that is consistent with AbbVie’s standard trade dress and style in the Co-Promotion Territory, but shall be subject to the approval by the JCC.

8.7.4Third Party Claims.  AbbVie shall have the sole right and responsibility for defending against any alleged, threatened, or actual claim by a Third Party that the use or registration of the Product Trademarks in the Territory infringes, dilutes, misappropriates, or otherwise violates any Trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense, or any other claims as may be brought by a Third Party against a Party in connection with the use of the Product Trademarks with respect to a Licensed Product in the Territory.  AbbVie shall bear the costs and expenses relating to any defense commenced pursuant to this Section 8.7.3 and any settlements and judgments with respect thereto (except to the extent such amounts constitute an Allowable Expense), and shall retain any damages or other amounts collected in connection therewith.

8.7.5Notice and Cooperation.  Each Party shall provide to the other Party prompt written notice of any actual or threatened infringement of the Product Trademarks in the Territory and of any actual or threatened claim that the use of the Product Trademarks in the Territory violates the rights of any Third Party.  Each Party agrees to cooperate fully with the other Party with respect to any enforcement action or defense commenced pursuant to this Section 8.7.

8.8Inventor's Remuneration.   Each Party shall be solely responsible for any remuneration that may be due such Party's inventors under any applicable inventor remuneration laws.

ARTICLE 9
PHARMACOVIGILANCE AND SAFETY

9.1Pharmacovigilance.   Within [***] after the formation of the JDC with respect to a First CD71 PDC or First Licensed Product, the Parties shall enter into negotiations for an agreement for the exchange of safety data (including post-marketing spontaneous reports received by each Party and its Affiliates) in a mutually agreed format in order to monitor the safety of the First CD71 PDCs or First Licensed Products and to meet reporting requirements with any applicable Regulatory Authority.  The agreement shall be completed no later than the commencement of the Dose-Escalation Study under the CD71 Initial Development Plan and Budget.

9.2Global Safety Database.

9.2.1Licensor shall initially set up, hold, and maintain (at Licensor’s sole cost and expense) the global safety database for First CD71 PDCs or First Licensed

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Products with respect to safety data obtained in connection with the activities under the CD71 Initial Development Plan and Budget.

9.2.2Promptly upon completion of the activities set forth in the CD71 Initial Development Plan and Budget, but in any event no later than [***] after the completion thereof, Licensor shall transfer to AbbVie, in electronic format, the complete contents of the safety database maintained by Licensor pursuant to Section 9.2.1 for the First CD71 PDCs and First Licensed Products, and thereafter AbbVie shall maintain (at AbbVie’s sole cost and expense, but subject to the last sentence of this subsection) the global safety database for First CD71 PDCs or First Licensed Products.  AbbVie’s and its Affiliates’ costs incurred in connection with receiving, recording, and reviewing, adverse events with respect to Licensed Products in the United States, and reporting to the FDA adverse events with respect to Licensed Products shall be included in Allowable Expenses calculated on an FTE cost and direct out-of-pocket basis.

9.2.3AbbVie shall set up, hold, and maintain (at AbbVie’s sole cost and expense) the global safety database for Subsequent CD71 PDCs or Subsequent Licensed Products.  Licensor shall provide AbbVie with all information necessary or desirable for AbbVie to comply with its pharmacovigilance responsibilities in the Territory, including, as applicable, any adverse drug experiences, from pre-clinical or clinical laboratory, animal toxicology and pharmacology studies, Clinical Studies, and commercial experiences with a Subsequent CD71 PDC or Subsequent Licensed Product, in each case in the form reasonably requested by AbbVie.

ARTICLE 10
Confidentiality AND Non-Disclosure

10.1Product Information.  Licensor recognizes that by reason of, inter alia, AbbVie’s status as an exclusive licensee pursuant to the grants under Section 5.1, AbbVie has an interest in Licensor’s maintaining the confidentiality of certain information of Licensor.  Accordingly, during the Term, Licensor shall, and shall cause its Affiliates and its and their respective officers, directors, employees, and agents to, keep completely confidential, and not publish or otherwise disclose, and not use directly or indirectly for any purpose other than to fulfill Licensor’s obligations hereunder any Information owned or Controlled by Licensor or any of its Affiliates solely relating to any CD71 PDC or Licensed Product, or the Exploitation of any of the foregoing (the “Product Information”); except to the extent (a) the Product Information is in the public domain through no fault of Licensor, its Affiliates or any of its or their respective officers, directors, employees, or agents; (b) such disclosure or use is expressly permitted under Section 10.3, (c) such disclosure or use is otherwise expressly permitted by the terms of this Agreement, or (d) such disclosure or use is reasonably necessary for Licensor to perform its obligations or exercise its rights under this Agreement and is subject to confidentiality and non-use provisions consistent with those contained in this Agreement.  For purposes of clarity, Licensor may use general learnings that are broadly applicable to the Licensor Platform for its products, including Probodies, other than CD71 Probodies and CD71 PDCs to the extent reasonably necessary to Develop, Manufacture or Exploit such products, and, in connection with such activities may disclose such general learnings to outside consultants, contractors, advisory boards, managed care organizations, and non-clinical and clinical investigators, under reasonable

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obligations of confidentiality; provided that such general learnings expressly exclude Product Information, any results or data generated in connection with Development Activities and the Confidential Information of AbbVie.  For purposes of Section 10.3, AbbVie shall be deemed to be the disclosing Party with respect to Product Information under Section 10.3 and Licensor shall be deemed to be the receiving Party with respect thereto.  For further clarification, (i) without limiting this Section 10.1, to the extent Product Information is disclosed by Licensor to AbbVie pursuant to this Agreement, such information shall, subject to the other terms and conditions of this ARTICLE 10, also constitute Confidential Information of Licensor with respect to the use and disclosure of such Information by AbbVie, but (ii) the disclosure by Licensor to AbbVie of Product Information shall not cause such information to cease to be subject to the provisions of this Section 10.1 with respect to the use and disclosure of such Confidential Information by Licensor. In the event this Agreement is terminated in its entirety or with respect to the Terminated Territory, this Section 10.1 shall have no continuing force or effect with respect to the use or disclosure of such information solely in connection with the Exploitation of the CD71 PDC or Licensed Product for the benefit of the Terminated Territory, but the Product Information, to the extent Controlled and disclosed by AbbVie to Licensor hereunder, shall continue to be Confidential Information of AbbVie, subject to the terms of Sections 10.2, 10.3, and 10.8 for purposes of the surviving provisions of this Agreement.

10.2Confidentiality Obligations.  At all times during the Term and for a period of [***] following termination or expiration hereof in its entirety, each Party shall, and shall cause its officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or is reasonably necessary or useful for the performance of, or the exercise of such Party’s rights under, this Agreement.  Notwithstanding the foregoing, the Parties acknowledge the practical difficulty of policing the use of information in the unaided memory of the receiving Party or its Affiliates and its and their officers, directors, employees, and agents, and as such each Party agrees that the receiving Party shall not be liable for the use by any of its or its Affiliates’ officers, directors, employees, or agents of specific Confidential Information of the disclosing Party that is retained in the unaided memory of such officer, director, employee or agent; provided that (a) such officer, director, employee, or agent is not aware that such Confidential Information is the confidential information of the disclosing Party at the time of such use; (b) the foregoing is not intended to grant, and shall not be deemed to grant, the receiving Party, its Affiliates, or its officers, directors, employees, and agents (i) a right to disclose the disclosing Party’s Confidential Information, or (ii) a license under any Patents or other intellectual property right of the disclosing Party; and (c) such officer, director, employee, or agent has not intentionally memorized such Confidential Information for use outside this Agreement.  Notwithstanding the foregoing, to the extent the receiving Party can demonstrate by documentation or other competent proof, the confidentiality and non-use obligations under this Section 10.2 with respect to any Confidential Information shall not include any information that:

10.2.1has been published by a Third Party or otherwise is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the receiving Party;

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10.2.2have been in the receiving Party’s possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such information;

10.2.3is subsequently received by the receiving Party from a Third Party without restriction and without breach of any agreement between such Third Party and the disclosing Party;

10.2.4that is generally made available to Third Parties by the Disclosing Party without restriction on disclosure; or

10.2.5have been independently developed by or for the receiving Party without reference to, or use or disclosure of, the disclosing Party’s Confidential Information;

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party.  Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination and its principles are in the public domain or in the possession of the receiving Party.

10.3Permitted Disclosures.  Each Party may disclose Confidential Information to the extent that such disclosure is:

10.3.1in the reasonable opinion of the receiving Party’s legal counsel,  required to be disclosed pursuant to law, regulation or a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local governmental body of competent jurisdiction,  (including by reason of filing with securities regulators, but subject to Section 10.5); provided, that the receiving Party shall first have given prompt written notice (and to the extent possible, at least [***] notice) to the disclosing Party and given the disclosing Party a reasonable opportunity to take whatever action it deems necessary to protect its Confidential Information. (for example, quash such order or to obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or governmental body or, if disclosed, be used only for the purposes for which the order was issued), and in any case the receiving Party shall use Commercially Reasonable Efforts to obtain confidential treatment of such Confidential Information. In the event that no protective order or other remedy is obtained, or the disclosing Party waives compliance with the terms of this Agreement, the receiving Party shall furnish only that portion of  Confidential Information which the receiving Party is advised by counsel is legally required to be disclosed;

10.3.2made by or on behalf of the receiving Party to the Regulatory Authorities as required in connection with any filing, application or request for Regulatory Approval in accordance with the terms of this Agreement; provided, that reasonable measures shall be taken to assure confidential treatment of such Confidential Information to the extent practicable and consistent with Applicable Law;

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10.3.3made by or on behalf of the receiving Party to a patent authority as may be reasonably necessary or useful for purposes of obtaining, defending or enforcing a Patent in accordance with the terms of this Agreement; provided, that reasonable measures shall be taken to assure confidential treatment of such Confidential Information, to the extent such protection is available;

10.3.4made to its or its Affiliates’ financial and legal advisors who have a need to know such disclosing Party’s Confidential Information and are either under professional codes of conduct giving rise to expectations of confidentiality and non-use or under written agreements of confidentiality and non-use, in each case, at least as restrictive as those set forth in this Agreement; provided that the receiving Party shall remain responsible for any failure by such financial and legal advisors, to treat such Confidential Information as required under this Article;

10.3.5made by the receiving Party or its Affiliates to potential or actual investors, financers, or acquirers as may be necessary in connection with their evaluation of such potential or actual investment, financing, or acquisition; provided, that such Persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this ARTICLE 10;

10.3.6made by AbbVie or its Affiliates or Sublicensees to its or their advisors, consultants, clinicians, vendors, service providers, contractors, existing or prospective collaboration partners (including [***]), licensees, sublicensees, or other Third Parties as may be necessary or useful in connection with the Exploitation of the CD71 PDC, the Licensed Products, or otherwise in connection with the performance of its obligations or exercise of its rights as contemplated by this Agreement; provided, that such Persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this ARTICLE 10 (with a duration of confidentiality and non-use obligations as appropriate that is no less than [***] from the date of disclosure); or

10.3.7made by Licensor or its Affiliates to its or their advisors, consultants, clinicians, vendors, service providers, contractors, and the like to the extent necessary in assisting with Licensor’s activities contemplated by this Agreement; provided, that such Persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information of AbbVie substantially similar to the obligations of confidentiality and non-use of Licensor pursuant to this ARTICLE 10 (with a duration of confidentiality and non-use obligations as appropriate that is no less than [***] from the date of disclosure).

Section 10.3.6 shall apply mutatis mutandis to Licensor with respect to Confidential Information of AbbVie solely to the extent applicable to a Licensed Product being developed and commercialized by Licensor pursuant to the licenses set forth in Sections 13.9.1, if and as applicable.

10.4Use of Name.  Except as expressly provided herein, neither Party shall mention or otherwise use the name, logo, or Trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and

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promotional material, or other form of publicity without the prior written approval of such other Party in each instance.  The restrictions imposed by this Section 10.4 shall not prohibit either Party from making any disclosure identifying the other Party that, in the opinion of the disclosing Party’s counsel, is required by Applicable Law; provided, that such Party shall submit the proposed disclosure identifying the other Party in writing to the other Party as far in advance as reasonably practicable (and in no event less than [***] prior to the anticipated date of disclosure, to the extent practicable) so as to provide a reasonable opportunity to comment thereon.

10.5Public Announcements. The Parties have agreed upon the content of a press release which shall be issued substantially in the form attached hereto as Schedule 10.5, upon execution of this Agreement; thereafter, Licensor and AbbVie may each disclose to Third Parties the information contained in such press release without the need for further approval by the other Party. Except for the press release attached hereto, neither Party shall issue any other public announcement, press release, or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, except for any such disclosure that is, in the opinion of the disclosing Party’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed.  In the event a Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed to make such a public disclosure, such Party shall submit the proposed disclosure in writing to the other Party as far in advance as reasonably practicable (and in no event less than [***] prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon.  Notwithstanding the foregoing, AbbVie, its Sublicensees and its and their respective Affiliates shall have the right to publicly disclose research, development and commercial information (including with respect to regulatory matters) regarding the CD71 PDCs and Licensed Products; provided, that if any such research, development or commercial information is materially adverse to the Exploitation of a Licensed Product, AbbVie shall submit the proposed disclosure in writing to Licensor as far in advance as reasonably practicable (and in no event less than [***] prior to the anticipated date of disclosure); and further provided, that (a) such disclosure is subject to the provisions of ARTICLE 10 with respect to Licensor’s Confidential Information and (b) AbbVie shall not use the name of Licensor (or insignia, or any contraction, abbreviation or adaptation thereof) without Licensor’s prior written permission.

10.6Publications.

10.6.1Licensor shall not publish, present, or otherwise disclose, and shall cause its Affiliates and Third Party Providers and its and their employees and agents not to disclose any material containing AbbVie Confidential Information or related to the Exploitation of the CD71 Probodies, CD71 PDCs or Licensed Products, including any materials that contain Clinical Data or pertain to results of Clinical Studies, or other studies with respect to the CD71 Probodies, CD71 PDCs or Licensed Products, without the prior written consent of AbbVie.  Licensor shall submit any proposed publication or presentation to AbbVie in accordance with Section 10.6.3 (unless Licensor is required by Applicable Law to publish such information sooner).  For clarity, Licensor may, without AbbVie’s prior approval, make publications or presentations related to the Licensor Platform provided that such publications and presentations do not to disclose any AbbVie Confidential Information or Information specifically related to the

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Exploitation of the CD71 Probodies, CD71 PDCs or Licensed Products, or Clinical Data, non-clinical data or results of any Clinical Study or other study results with respect to the CD71 Probodies, CD71 PDCs or Licensed Products.  Notwithstanding the foregoing, this Section 10.6 does not apply to that certain abstract for a poster presentation, entitled “Development of a Probody drug conjugate (PDC) targeting CD71 for the treatment of solid tumors and lymphomas” that was submitted for presentation at the American Association for Cancer Research (AACR) annual meeting, by Licensor, which abstract and corresponding poster has been accepted for publication prior to the Effective Date, and in each case in the form previously provided to AbbVie.

10.6.2AbbVie, its Sublicensees and its and their respective Affiliates shall have the right to publish, present or otherwise disclose research, development and commercial information (including with respect to regulatory matters) regarding the CD71 PDCs and Licensed Products; provided, that (a) such disclosure is subject to the provisions of ARTICLE 10 with respect to Licensor’s Confidential Information, (b) AbbVie shall not use the name of Licensor (or insignia, or any contraction, abbreviation or adaptation thereof) without Licensor’s prior written permission and (c) AbbVie has provided Licensor with the opportunity to review pursuant to Section 10.6.3.

10.6.3Each Party shall have the right to review any paper or other publication relating to the CD71 Probodies, CD71 PDCs or Licensed Products or that includes Confidential Information of the other Party that is proposed for publication by the other Party, including any oral presentation or abstract, that contains Clinical Data or pertains to results of Clinical Studies, or other studies.  Before any such proposed publication is submitted for publication or an oral presentation is made, the publishing or presenting Party shall deliver a then-current copy of the paper or materials for oral presentation to the other Party at least [***] prior to submitting the paper to a publisher or making the presentation.  The other Party shall review any such paper and give its comments to the publishing Party within [***] of the delivery of such paper to the other Party.  With respect to oral presentation materials and abstracts, the other Party shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the publishing or presenting Party with appropriate comments, if any, but in no event later than [***] from the date of delivery to the other Party.   Notwithstanding the foregoing, the publishing or presenting Party shall comply with AbbVie’s consent rights under Section 10.6.1 and the other Party’s request to delete references to such other Party’s Confidential Information in any such paper and will withhold publication of any such paper or any presentation of same for an additional [***] in order to permit the Parties to obtain Patent protection if either Party deems it necessary.  Any publication shall include recognition of the contributions of the other Party according to standard practice for assigning scientific credit, either through authorship or acknowledgement, as may be appropriate.

10.7Return of Confidential Information.  Upon the effective date of the termination of this Agreement for any reason, either Party may request in writing, and the other Party shall either, with respect to Confidential Information (in the event of termination of this Agreement with respect to one (1) or more Terminated Territories but not in its entirety, solely to the extent relating specifically and exclusively to such Terminated Territories) to which such first Party does not retain rights under the surviving provisions of this Agreement: (a) as soon as

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reasonably practicable, destroy all copies of such Confidential Information in the possession of the other Party and confirm such destruction in writing to the requesting Party; or (b) as soon as reasonably practicable, deliver to the requesting Party, at the other Party’s expense, all copies of such Confidential Information in the possession of the other Party; provided, that the other Party shall be permitted to retain one (1) copy of such Confidential Information for the sole purpose of performing any continuing obligations hereunder, as required by Applicable Law, or for archival purposes.  Notwithstanding the foregoing, such other Party also shall be permitted to retain such additional copies of or any computer records or files containing such Confidential Information that have been created solely by such Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such other Party’s standard archiving and back-up procedures, but not for any other use or purpose.

10.8Survival.   All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 10.2.

ARTICLE 11
REPRESENTATIONS AND Warranties

11.1Mutual Representations and Warranties.  Licensor and AbbVie each represents and warrants to the other, as of the Effective Date, as follows:

11.1.1Organization. It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

11.1.2Authorization.  The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and do not violate (a) such Party’s charter documents, bylaws, or other organizational documents, (b) in any material respect, any agreement, instrument, or contractual obligation to which such Party is bound, (c) any requirement of any Applicable Law, or (d) any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to such Party.

11.1.3Binding Agreement.  This Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

11.1.4No Inconsistent Obligation.  It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder.

11.2Additional Representations, Warranties and Covenants of Licensor.  Licensor further represents and warrants to AbbVie, as of the Effective Date, and covenants, as follows:

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11.2.1Licensor covenants not to challenge the validity, enforceability, patentability or scope of a Valid Patent Claim of any [***] (as such terms are defined in [***]).

11.2.2All Licensor Background Patents existing as of the Effective Date are listed on Schedule 11.2.2 (the “Existing Patents”).  To the Knowledge of Licensor, all Existing Patents are subsisting and are not invalid or unenforceable, in whole or in part.  All Existing Patents that are CD71 Probody Patents are designated as such on Schedule 11.2.2

11.2.3There are no claims, judgments, or settlements against, or amounts with respect thereto, owed by Licensor or any of its Affiliates relating to the Existing Patents, or the Licensor Background Know-How.  No claim or litigation has been brought or threatened by any Person alleging, and Licensor has no Knowledge of any claim, whether or not asserted, that: (a) the Existing Patents or the Licensor Background Know-How are invalid or unenforceable, or (b)  the Development, Manufacturing or Commercialization of the CD71 Probodies as contemplated herein, does or will violate, infringe, misappropriate or otherwise conflict or interfere with, any Patent or other intellectual property or proprietary right of any Person.

11.2.4Licensor is (a) the sole and exclusive owner or, where noted, co-owner of the entire right, title and interest in the Existing Patents listed on Schedule 11.2.2, Part A (the “Owned Patents”) and the Licensor Background Know-How and (b) the sole and exclusive licensee of the Existing Patents listed on Schedule 11.2.2, Part B (the “In-Licensed Patents”), in each case (a) and (b) free of any encumbrance, lien, or claim of ownership by any Third Party.  Licensor is entitled to grant the licenses specified herein.  The Owned Patents and In-Licensed Patents constitute all of the Existing Patents.

11.2.5To Licensor’s Knowledge, Licensor has the right to (a) use all Information, and Patents necessary to conduct the CD71 Discovery Activities and other Development activities to be performed by Licensor under this Agreement with respect to CD71 Probodies; and (b) permit AbbVie to use all such Information and Patents to conduct the CD71 Discovery Activities and other Development activities to be performed by AbbVie under this Agreement with respect to CD71 PDCs.

11.2.6During the Term, neither Licensor nor any of its Affiliates shall encumber or diminish the rights granted to AbbVie hereunder with respect to the Licensor Background Patents or Licensor Program Patents, including by (a) committing any acts or permitting the occurrence of any omissions that would cause the breach or termination of any Licensor In-License Agreement, or (b) amending or otherwise modifying or permitting to be amended or modified, any Licensor In-License Agreement, where such amendment or modification would adversely affect the rights granted to AbbVie hereunder.  Licensor shall promptly provide AbbVie with notice of any alleged, threatened, or actual material breach of any Licensor In-License Agreement.  As of the Effective Date, none of Licensor, its Affiliates and, to Licensor’s Knowledge, none of the counterparties thereto is in breach of any Licensor In-License Agreement.  No party to any Licensor In-License Agreement has threatened to terminate, or has otherwise alleged any material breach under, such agreement.  Each Licensor In-License Agreement is in full force and effect in accordance with its terms.

11.2.7The Existing Patents are being diligently prosecuted in the respective patent offices in the Territory in accordance with Applicable Law.  The Existing

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Patents have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment.

11.2.8Neither Licensor nor any of its Affiliates has previously entered into any agreement, whether written or oral, with respect to the assignment, transfer, license, conveyance or encumbrance of, or otherwise assigned, transferred, licensed, conveyed or encumbered its right, title, or interest in or to (a) the CD71 Probody Patents, or (b) any Existing Patents or Licensor Background Know-How (including by granting any covenant not to sue with respect thereto) that primarily relate to CD71 (or any Patent or other intellectual property or proprietary right or Information that would be any of the foregoing but for such assignment, transfer, license, conveyance, or encumbrance), and during the Term neither Licensor nor any of its Affiliates will enter into any such agreements or grant.  Neither Licensor nor its Affiliates has, and neither will during the Term, enter into any agreements or grant any right, title, or interest to any Person that is inconsistent with the rights and licenses granted to AbbVie under this Agreement.

11.2.9To Licensor’s Knowledge, no Person is infringing or threatening to infringe or misappropriating or threatening to misappropriate the Existing Patents or the Licensor Background Know-How.

11.2.10True, complete, and correct copies of: (a) the CD71 Probody Patent applications, and (b) all existing Licensor In-License Agreements, in each case ((a) and (b)) have been provided or made available to AbbVie prior to the Effective Date.  Except for the UCSB Agreement, there is no other agreement pursuant to which Licensor in-licenses any other Existing Patent.

11.2.11Licensor and its Affiliates have generated, prepared, maintained, and retained all Regulatory Documentation that is required to be maintained or retained pursuant to and in accordance with good laboratory and clinical practice and Applicable Law, and all such information is true, complete and correct and what it purports to be.

11.2.12To Licensor’s Knowledge, the conduct of the Plans and AbbVie’s Development, Manufacture and Commercialization of the Licensed Products as contemplated herein will not infringe any Patent or other intellectual property or proprietary right of any Person, in each case as a result of such Licensed Product containing a CD71 Probody (other than Backup Antibody portion thereof).

11.2.13To Licensor’s Knowledge, the conception, development, and reduction to practice of the Existing Patents, and Licensor Background Know-How existing as of the Effective Date have not constituted or involved the misappropriation of trade secrets or other rights or property of any Person.

11.2.14In respect of the pending patent applications included in the Existing Patents, Licensor and its Affiliates have presented all references, documents, or information of which it and the inventors are aware and is otherwise material to patentability to the relevant patent examiner at the relevant patent office.

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11.2.15The Existing Patents represent all Patents within Licensor’s or its Affiliates’ ownership or Control relating to the CD71 PDCs or the Licensed Products, or the Exploitation thereof, as of the Effective Date.

11.2.16To Licensor’s Knowledge, each of the Existing Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Existing Patent is issued or such application is pending.

11.2.17Each Person who has or has had any rights in or to any Existing Patents or any Licensor Background Know-How, has assigned and has executed an agreement assigning its entire right, title, and interest in and to such Existing Patents and Licensor Background Know-How to Licensor or, to Licensor’s Knowledge, to the licensor under existing Licensor In-License Agreements, as applicable.  To Licensor’s Knowledge, no current officer, employee, agent, or consultant of Licensor or any of its Affiliates is in violation of any term of any assignment or other agreement regarding the protection of Patents or other intellectual property or proprietary information of Licensor or such Affiliate or of any employment contract or any other contractual obligation relating to the relationship of any such Person with Licensor.

11.2.18No rights or licenses are required under the Existing Patents or Licensor Background Know-How for the conduct of the Plans or for AbbVie to Develop and Commercialize the CD71 PDCs and the Licensed Products as contemplated herein other than those granted under Section 5.1.

11.2.19The Licensor Background Know-How that constitute trade secrets has been kept confidential or has been disclosed to Third Parties only under terms of confidentiality.  To the Knowledge of Licensor, no material breach of a confidentiality obligation to Licensor with respect to any Licensor Background Know-How has been committed by any Third Party.

11.2.20Licensor has made available to AbbVie all Regulatory Documentation, Licensor Background Know-How and other Information in its possession or Control regarding or related to the CD71 PDCs or the Licensed Products that has been requested by AbbVie, and all such Regulatory Documentation, Licensor Background Know-How and other Information are true, complete, and correct.

11.2.21Neither Licensor nor any of its Affiliates has any Knowledge of any scientific or technical facts that would adversely affect the Parties ability to meet the Preclinical POC Success Criteria, the CD71 GLP Tox Success Criteria, the CD71 IND Success Criteria, or the CD71 Dose-Escalation Success Criteria.

11.2.22Other than the existing Licensor In-License Agreements, to Licensor’s Knowledge, there are no amounts that will be required to be paid to a Third Party as a result of the Development, Manufacture or Commercialization of the CD71 PDCs or Licensed Products that arise out of any agreement to which Licensor or any of its Affiliates is a party.

11.2.23Licensor has obtained from each of its Affiliates, sublicensees, employees and agents, and from the employees and agents of its Affiliates,

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sublicensees and agents, who are performing tests or studies, or are otherwise participating in the Exploitation of the CD71 PDCs or Licensed Products or who otherwise have access to any AbbVie Information or other Confidential Information of AbbVie, and shall obtain from such Persons during the Term, the licenses and other rights necessary for Licensor to grant to AbbVie the rights and licenses provided herein and for AbbVie to perform its obligations hereunder, without payments beyond those required by ARTICLE 7.

11.2.24Except as listed on Schedule 11.2.2, the inventions claimed or covered by the Existing Patents (a) were not conceived, discovered, developed, or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the United States or any agency thereof, (b) are not a “subject invention” as that term is described in 35 U.S.C. Section 201(f), and (c) are not otherwise subject to the provisions of the Bayh-Dole Act.

11.3Additional Representations, Warranties and Covenants of AbbVie.  AbbVie further represents and warrants to Licensor, as of the Effective Date, and covenants, as follows:

11.3.1AbbVie is not subject to any non-compete or other restrictions that would prohibit it from Developing and Commercializing the Licensed Products in the Field in the Territory as contemplated on the Effective Date.

11.3.2During the Term, neither AbbVie nor any of its Affiliates shall (a) commit any acts or permitting the occurrence of any omissions that would cause the breach or termination of [***], or (b) amending or otherwise modifying or permitting to be amended or modified, [***], where such amendment or modification would materially affect the rights granted to Licensor hereunder; provided, however, that the foregoing covenant shall not apply (i) if the Lead First CD71 PDC has not met the Preclinical POC Success Criteria, the CD71 GLP Tox Success Criteria or the CD71 IND Success Criteria, in each case by the applicable deadline, and AbbVie (in its sole discretion) has not elected to proceed with the Lead First CD71 PDC, or if the Lead First CD71 PDC is otherwise no longer being pursued under this Agreement, or (ii) to any amendment or modification of [***], or any waiver of any terms or conditions thereto, permitting [***] or its Affiliates to use Restricted CD71 Antibodies, including Restricted CD71 Antibodies conjugated to a payload with a linker, but solely as control reagents (both positive or negative controls) for assays for research purposes.  As of the Effective Date, none of AbbVie, its Affiliates and, to the best of their Knowledge, any Third Party is in breach of [***].  No party to [***] has threatened to terminate, or has otherwise alleged any material breach under, such agreement.  [***] is in full force and effect in accordance with its terms.  As of the Effective Date, AbbVie has nominated CD71 as a target under [***].

11.4Debarment.   Neither Party nor any of its employees nor agents performing hereunder, have ever been, are currently, or are the subject of a proceeding that could lead to it or such employees or agents becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual or added to the FDA’s Disqualified/Restricted List.  If, during the Term, either Party, or any of its employees or agents performing hereunder, become or are the subject of a proceeding that could lead to a Person becoming, as applicable, a Debarred Entity or Debarred

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Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual or added to the FDA’s Disqualified/Restricted List, such Party shall immediately notify the other Party, and if Licensor is the notified Party, Licensor shall have the right to prohibit such Person from performing work under this Agreement, and if AbbVie is the notified Party, AbbVie shall have the option, at its sole discretion, to either: (a) prohibit such Person from performing work under this Agreement, or (b) terminate all work being performed or to be performed by the notifying Party pursuant to this Agreement. This provision shall survive termination or expiration of this Agreement. For purposes of this provision, the following definitions shall apply:

11.4.1A “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from providing services in any capacity to a Person that has an approved or pending drug or biological product application.

11.4.2A “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or affiliate of a Debarred Entity.

11.4.3An “Excluded Individual” or “Excluded Entity” is (A) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services, or (B) is an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA).

11.4.4A “Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 21 U.S.C. §335a (a) or 42 U.S.C. §1320a - 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible.

11.4.5“FDA’s Disqualified/Restricted List” is the list of clinical investigators restricted from receiving investigational drugs, biologics, or devices if the FDA has determined that the investigators have repeatedly or deliberately failed to comply with regulatory requirements for studies or have submitted false Information to the study sponsor or the FDA.

11.5DISCLAIMER OF WARRANTIES.  EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

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ARTICLE 12
Indemnity

12.1Indemnification of Licensor.  AbbVie shall indemnify Licensor, its Affiliates and its and their respective directors, officers, employees, and agents (the “Licensor Indemnitees”) and defend and save each of them harmless, from and against any and all losses, damages, liabilities, penalties, costs, and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims, or demands of Third Parties (collectively, “Third Party Claims”) incurred by or rendered against the Licensor Indemnitees arising from or occurring as a result of:

[***].

12.2Indemnification of AbbVie.   Licensor shall indemnify AbbVie, its Affiliates and its and their respective directors, officers, employees, and agents (the “AbbVie Indemnitees”), and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims incurred by or rendered against the AbbVie Indemnitees arising from or occurring as a result of:

[***].

12.3Certain Losses.   Any Losses, other than those Losses covered in ARTICLE 8 or for which indemnification is provided in Section 12.1 or Section 12.2, in connection with any Third Party Claim brought against either Party resulting directly or indirectly from (a) the performance of Co-Development Activities by either Party (or its Affiliates, employees, or agents) in accordance with a Plan shall be included as a Development Cost or (b) the Commercialization of any Co-Development Product, or the Manufacture of any Co-Development Product for use in Commercialization activities, shall be included as an Allowable Expense.  If either Party learns of any Third Party Claim with respect to Losses covered by this Section 12.3, such Party shall provide the other Party with prompt written notice thereof.  The Parties shall confer with respect to how to respond to such Third Party Claim and how to handle such Third Party Claim in an efficient manner.  In the absence of such an agreement, each Party shall have the right to take such action as it deems appropriate.

12.4Notice of Claim. All indemnification claims in respect of a Party, its Affiliates, or their respective directors, officers, employees and agents shall be made solely by such Party to this Agreement (the “Indemnified Party”).  The Indemnified Party shall give the indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under this ARTICLE 12, but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice.  Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time).  The Indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

12.5Control of Defense.

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12.5.1In General.  Subject to the provisions of Sections 8.4, 8.5 and 8.7, at its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [***] after the indemnifying Party’s receipt of an Indemnification Claim Notice.  The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification.  Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party which shall be reasonably acceptable to the Indemnified Party.  In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim.  Should the indemnifying Party assume the defense of a Third Party Claim, except as provided in Section 12.5.2, the indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim unless specifically requested in writing by the indemnifying Party.  In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any Losses incurred by the indemnifying Party in its defense of the Third Party Claim.

12.5.2Right to Participate in Defense.  Without limiting Section 12.5.1, any Indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, that such employment shall be at the Indemnified Party’s own expense unless (a) the employment thereof, and the assumption by the indemnifying Party of such expense, has been specifically authorized by the indemnifying Party in writing, (b) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 12.5.1 (in which case the Indemnified Party shall control the defense), or (c) the interests of the Indemnified Party and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Law, ethical rules or equitable principles.

12.5.3Settlement.  With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that shall not result in the Indemnified Party’s becoming subject to injunctive or other relief, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate.  With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 12.5.1, the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss.  If the indemnifying Party does not assume and conduct the defense of a Third Party Claim as provided above, the Indemnified Party may defend

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against such Third Party Claim.  Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnified Party shall admit any liability with respect to, or settle, compromise or dispose of, any Third Party Claim without the prior written consent of the indemnifying Party.  The indemnifying Party shall not be liable for any settlement, compromise or other disposition of a Loss by an Indemnified Party that is reached without the written consent of the indemnifying Party.

12.5.4Cooperation.  Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.  Such cooperation shall include access during normal business hours afforded to the indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

12.5.5Expenses.  Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim shall be reimbursed on a Calendar Quarter basis in arrears by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

12.6Special, Indirect, and Other Losses.  EXCEPT (A) FOR WILLFUL MISCONDUCT, (B) FOR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 10 OR SECTION 5.8 OR SECTION 5.10 (C) AS PROVIDED UNDER SECTION 14.7.7, AND (D) TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 12, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS OR BUSINESS INTERRUPTION, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE IN CONNECTION WITH OR ARISING IN ANY WAY OUT OF THE TERMS OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE USE OF THE CD71 PDC OR LICENSED PRODUCT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

12.7Insurance.  Each Party shall obtain and carry in full force and effect the minimum insurance requirements set forth herein.  Such insurance (a) shall be primary insurance with respect to each Party’s own participation under this Agreement, (b) shall be issued by a recognized insurer rated by [***] (or its equivalent) or better, or an insurer pre-approved in

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writing by the other Party, and (c) shall require thirty (30) days’ written notice to be given to the other Party prior to any cancellation, non-renewal or material change thereof.

12.7.1Types and Minimum Limits.  The types of insurance, and minimum limits shall be:

(a)Worker’s Compensation with statutory limits in compliance with the Worker’s Compensation laws of the state or states in which the Party has employees in the United States (excluding Puerto Rico).

(b)Employer’s Liability coverage with a minimum limit of [***] per occurrence; provided, that a Party has employees in the United States (excluding Puerto Rico).

(c)General Liability Insurance, as of the Effective Date, with a minimum limit of [***] per occurrence and [***] in the aggregate. At the time of the commencement of the Dose-Escalation Study, General Liability Insurance, with a minimum limit of [***] per occurrence and [***] in the aggregate. General Liability Insurance shall include, at a minimum, Professional Liability, Clinical Trial Insurance and, beginning at least [***] prior to First Commercial Sale of a Licensed Product, product liability insurance.

12.7.2Certificates of Insurance.  Upon request by a Party, the other Party shall provide Certificates of Insurance evidencing compliance with this Section.  The insurance policies shall be under an occurrence form, but if only a claims-made form is available to a Party, then such Party shall continue to maintain such insurance after the expiration or termination of this Agreement for the longer of (a) a period of [***] following termination or expiration of this Agreement in its entirety, or (b) with respect to a particular Party, last sale of a Licensed Product (or but for expiration or termination, would be considered a Licensed Product) sold under this Agreement by a Party.

12.7.3Self-Insurance.  Notwithstanding the foregoing, AbbVie may self-insure, in whole or in part, the insurance requirements described above; provided, that AbbVie continues to be investment grade determined by reputable and accepted financial rating agencies.

ARTICLE 13
Term and Termination

13.1Term.

13.1.1Term.  This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance herewith, shall continue in force and effect until the date of expiration of the last Royalty Term for the last Licensed Product, and if later, the date on which no Co-Development Product is being Developed or Commercialized in or for the United States (such period, the “Term”).

13.1.2Effect of Expiration of the Term.  Following the expiration of the Term, the grants in Section 5.1 shall become exclusive, fully-paid, royalty-free and irrevocable.

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13.2Termination for Material Breach.

13.2.1Material Breach.  If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) has materially breached one (1) or more of its material obligations under this Agreement, then the Non-Breaching Party may deliver notice of such material breach to the Breaching Party (a “Default Notice”).  If the Breaching Party does not dispute that it has committed a material breach of one (1) or more of its material obligations under this Agreement, then if the Breaching Party fails to cure such breach, or fails to take steps as would be considered reasonable to effectively cure such breach, within [***] after receipt of the Default Notice, or if such compliance cannot be fully achieved within such [***] period and the Breaching Party has failed to commence compliance or has failed to use diligent efforts to achieve full compliance as soon thereafter as is reasonably possible, the Non-Breaching Party may terminate this Agreement upon written notice to the Breaching Party.  If the Breaching Party disputes that it has materially breached one (1) of its material obligations under this Agreement, the dispute shall be resolved pursuant to Section 14.7.1.  If, as a result of the application of such dispute resolution procedures under Section 14.7.1, the Breaching Party is determined to be in material breach of one (1) or more of its material obligations under this Agreement (an “Adverse Ruling”), then if the Breaching Party fails to complete the actions specified by the Adverse Ruling to cure such material breach within [***] after such ruling, or if such compliance cannot be fully achieved within such [***] period and the Breaching Party has failed to commence compliance or has failed to use diligent efforts to achieve full compliance as soon thereafter as is reasonably possible, then the Non-Breaching Party may terminate this Agreement upon written notice to the Breaching Party.

13.2.2Material Breach Related to Diligence in a Major Market. Notwithstanding Section 13.2.1, if the material breach and failure to cure contemplated by Section 13.2.1 is with respect to AbbVie’s Commercialization diligence obligations under Section 4.2 with respect to any Major Market, Licensor shall not have the right to terminate this Agreement in its entirety, but shall have the right to terminate this Agreement solely with respect to such Major Market.

13.3Additional Termination Rights by AbbVie.

13.3.1For Cause.  AbbVie may terminate this Agreement in its entirety effective immediately upon written notice to Licensor in the event that (a) a CD71 PDC Failure occurs or (b) AbbVie in good faith believes that it is not advisable for AbbVie to continue to Develop or Commercialize the CD71 PDCs or Licensed Products as a result of a perceived serious safety issue regarding the use of any Licensed Product.

13.3.2Termination for Convenience by AbbVie.  At any time after the [***] of the Effective Date, AbbVie may terminate this Agreement in its entirety or on a country or other jurisdiction -by-country or other jurisdiction basis for any or no reason, upon [***] prior written notice to Licensor.

13.4Termination for Insolvency.  In the event that either Party (a) files for protection under bankruptcy or insolvency laws, (b) makes an assignment of substantially all of its assets for the benefit of creditors, (c) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [***] after such filing,

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(d)  proposes or is a party to any dissolution or liquidation, (e) files a petition under any bankruptcy or insolvency act or has any such petition filed against that is not discharged within [***] of the filing thereof, or (f) admits in writing its inability generally to meet its obligations as they fall due in the general course, then the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.

13.5 Termination for [***].  AbbVie may terminate this Agreement in its entirety effective immediately upon written notice to Licensor if Licensor, its Affiliates or sublicensees of any [***], challenges the validity, enforceability, patentability or scope of a Valid Patent Claim of any [***] (as such terms are defined in [***]).

13.6Rights in Bankruptcy.

13.6.1Applicability of 11 U.S.C. § 365(n).  All rights and licenses (collectively, the “Intellectual Property”) granted under or pursuant to this Agreement, including all rights and licenses to use improvements or enhancements developed during the Term, are intended to be, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”) or any analogous provisions in any other country or jurisdiction, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code.  The Parties agree that the licensee of such Intellectual Property under this Agreement shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, including Section 365(n) of the Bankruptcy Code, or any analogous provisions in any other country or jurisdiction.  All of the rights granted to either Party under this Agreement shall be deemed to exist immediately before the occurrence of any bankruptcy case in which the other Party is the debtor.

13.6.2Rights of non-Debtor Party in Bankruptcy.  If a bankruptcy proceeding is commenced by or against either Party under the Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the non-debtor Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any Intellectual Property and all embodiments of such Intellectual Property, which, if not already in the non-debtor Party’s possession, shall be delivered to the non-debtor Party within [***] of such request; provided, that the debtor Party is excused from its obligation to deliver the Intellectual Property to the extent the debtor Party continues to perform all of its obligations under this Agreement and the Agreement has not been rejected pursuant to the Bankruptcy Code or any analogous provision in any other country or jurisdiction.

13.7Termination in Entirety.

13.7.1In the event of a termination of this Agreement in its entirety by AbbVie pursuant to Section 13.3 or by Licensor pursuant to Section 13.2.1 or 13.4:

(a)all rights and licenses granted by Licensor hereunder shall immediately terminate;

(b)all rights and licenses granted by AbbVie pursuant hereunder shall immediately terminate; and

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(c)solely in the case of termination pursuant to Section 13.3.2, upon the effective date of AbbVie’s notice of termination (i) AbbVie will have no further diligence obligations or obligations to fund any FTEs under any Plans and (ii) AbbVie will not be required to make any milestone payments to Licensor under this Agreement for milestones achieved during the period between the notice of termination by AbbVie under Section 13.3.2 and the effective date of termination or thereafter .

13.7.2In the event of a termination of this Agreement in its entirety by AbbVie pursuant to Section 13.2.1 or 13.4:

(a)all rights and licenses granted by AbbVie hereunder shall immediately terminate; and

(b)all rights and licenses granted to AbbVie hereunder shall become exclusive or non-exclusive (at AbbVie’s sole option), irrevocable and perpetual rights and licenses and the Parties shall mutually agree, in good faith, in writing the consideration Licensor shall receive for the aforementioned license, taking into consideration: (i) lost time in the Development and/or Commercialization of a CD71 PDC or Licensed Product due to termination; (ii) AbbVie’s contributions made in Exploitation of a CD71 PDC or Licensed Product; and (iii) the reasons why the termination occurred.  If, despite good faith discussions, the Parties are unable to agree on the consideration, then the dispute shall be resolved pursuant to Section 14.6.1.

13.8Termination of Terminated Territory. In the event of a termination of this Agreement with respect to a country or other jurisdiction by AbbVie pursuant to Section 13.3.2 or with respect to a Terminated Territory by Licensor pursuant to Section 13.2.2 (but not in the case of any termination of this Agreement in its entirety) all rights and licenses granted by Licensor hereunder (a) shall automatically be deemed to be amended to exclude, if applicable, the right to market, promote, detail, distribute, import, sell, offer for sale, file any Drug Approval Application for, or seek any Regulatory Approval for CD71 PDC or Licensed Products in such Terminated Territory, and (b) shall otherwise survive and continue in effect in such Terminated Territory solely for the purpose of furthering any Commercialization of the CD71 PDCs or Licensed Products in the Territory or any Development or Manufacturing in support thereof.

13.9[***] and Transition Agreement.

13.9.1[***]

13.9.2For each Terminated Product or in the event of termination of this Agreement, whether in its entirety or with respect to the Terminated Territory, Licensor and AbbVie shall negotiate in good faith the terms and conditions of a written transition agreement (the “Transition Agreement”) pursuant to which AbbVie and Licensor will effectuate and coordinate a smooth and efficient transition of relevant obligations and rights to Licensor as reasonably necessary for Licensor to exercise its licenses pursuant to Section 13.9.1 with respect to the Terminated Product or Licensed Products after termination of this Agreement (in its entirety or with respect to the Terminated Territory, as applicable) as and to the extent set forth in this ARTICLE 13.

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13.9.3The Transition Agreement shall provide that for each Terminated Product or, in the event of a termination of this Agreement in its entirety by AbbVie pursuant to Section 13.3.2 or by Licensor pursuant to Section 13.2 or 13.4, for each First CD71 PDC subject to the licenses pursuant to Section 13.9.1, and following Licensor’s execution of the option grant in Section 13.9.1, AbbVie shall:

(a)where permitted by Applicable Law, transfer to Licensor all of its right, title, and interest in all Regulatory Documentation then owned or Controlled by AbbVie or its Affiliates that are applicable to the Terminated Products in the Territory that are the subject of the license grant in Section 13.9.1, or to the extent not so transferrable, AbbVie shall take all reasonable actions to make available to Licensor or its designee the benefits of, all Regulatory Documentation applicable to the Terminated Products in the Territory;

(b)notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect the transfer set forth in clause (a) above;

(c)unless expressly prohibited by any Regulatory Authority, transfer control to Licensor of all Clinical Studies being Conducted by AbbVie as of the effective date of termination and continue to Conduct such Clinical Studies, at Licensor’s cost, for up to [***] after the effective date of the termination,  to enable such transfer to be completed without interruption of any such Clinical Study; provided that (i) Licensor shall not have any obligation to continue any Clinical Study unless required by Applicable Law, and (ii) with respect to each Clinical Study for which such transfer is expressly prohibited by the applicable Regulatory Authority, if any, AbbVie shall continue to Conduct such Clinical Study to completion, at Licensor’s cost; and

(d)to the extent requested by Licensor, assign (or cause its Affiliates to assign) to Licensor all agreements with any Third Party with respect to the conduct of pre-clinical Development activities or Clinical Studies for the Terminated Products, including agreements with contract research organizations, clinical sites, investigators and manufacturing providers, unless, with respect to any such agreement, such agreement (i) expressly prohibits such assignment, in which case AbbVie shall cooperate with Licensor in reasonable respects to secure the consent of the applicable Third Party to such assignment, or (ii) covers Clinical Studies for Combination Products in which any active ingredient that is not a CD71 PDC is covered by Patents Controlled by AbbVie or any of its Affiliates or covers products covered by Patents Controlled by AbbVie or any of its Affiliates in addition to the Terminated Products, in which case AbbVie shall, at Licensor’s sole cost and expense, cooperate with Licensor in all reasonable respects to facilitate the execution of a new agreement between Licensor and the applicable Third Party.

(e)Supply.  AbbVie shall use Commercially Reasonable Efforts to transition to Licensor, upon Licensor’s request, any arrangements with any contractor from which AbbVie had arranged to obtain a supply of the First CD71 PDCs or Terminated Products for use or sale in the Territory. If, at the time of termination of this Agreement, there are ongoing Clinical Trials of the Terminated Products in the Territory, AbbVie shall continue to provide to (or procure for) Licensor, First CD71 PDCs or Terminated

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Products as needed for such Clinical Trials until such time as Licensor is able to establish an alternative source of supply for the First CD71 PDCs or Terminated Products but in no event for more than [***] after the effective date of termination of this Agreement; provided that Licensor shall use reasonable efforts to obtain such alternative source as soon as practicable.  AbbVie will consider in good faith any requests for supply of such First CD71 PDCs or Terminated Products beyond the expiration of such [***] period. The price for continued supply of First CD71 PDCs or Terminated Products to Licensor pursuant to the transition supply terms of this Section 13.9.3(e) shall be negotiated and agreed by the Parties in connection with any such termination of this Agreement.   At Licensor’s expense, for a period of [***] from termination of this Agreement, AbbVie shall make reasonably available to Licensor (and/or its designated contract manufacturer(s)) AbbVie’s personnel with expertise in manufacturing the First CD71 PDCs or Terminated Product as may be reasonably necessary to assist Licensor in obtaining an alternative supply of First CD71 PDCs or Terminated Product.  [***].

(f)Sublicensees. Any contracts with Sublicensees of any Terminated Product in the Territory engaged by AbbVie other than AbbVie’s Affiliates shall be assigned to Licensor to the extent AbbVie has the right to do so.

13.9.4The Transition Agreement shall provide that in the event of a termination of this Agreement with respect to a country or other jurisdiction by AbbVie pursuant to Section 13.3.2 (but not in the case of any termination of this Agreement in its entirety) and following Licensor’s execution of the option grant in Section 13.9.1, AbbVie shall:

(a)where permitted by Applicable Law, transfer to Licensor all of its right, title, and interest in all Regulatory Approvals owned by AbbVie and then in its name that is solely applicable to the Terminated Territory and to the Terminated Products that are the subject of the option grant in Section 13.9.1, as such Regulatory Approvals exists as of the effective date of such termination of this Agreement with respect to such Terminated Territory; provided that AbbVie retains a license and right of reference under any Regulatory Approval transferred pursuant to this clause as necessary or reasonably useful for AbbVie to Commercialize Terminated Products in the Territory, Develop Terminated Products in support of such Commercialization, or Manufacture Terminated Products in support of such Development or Commercialization;

(b)notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect the transfer set forth in clause (a) above; and

(c)grant Licensor a right of reference to all Regulatory Documentation then owned by AbbVie and in AbbVie’s name that are not transferred to Licensor pursuant to clause (a) above that are necessary or reasonably useful for Licensor, any of its Affiliates or sublicensees to Develop or Commercialize any Terminated Products that are the subject of the option grant in Section 13.9.1.

13.10[***]

[***]	[***]
[***]	[***]

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[***]	[***]
[***]	[***]

13.11Remedies.  Except as otherwise expressly provided herein, termination of this Agreement (either in its entirety or with respect to one (1) or more country(ies) or other jurisdiction(s)) in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.

13.12Accrued Rights; Surviving Obligations.

13.12.1Termination or expiration of this Agreement (either in its entirety or with respect to one (1) or more country(ies) or other jurisdiction(s)) for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration.  Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.  Without limiting the foregoing, Section 2.8, Sections 3.1.5 and 3.2.4 (with respect to reports covering activities taking place during the Term, and assocated reimbursements), Sections 3.3, 3.10.2(b), 3.10.3 and 3.13, 5.10 (in accordance with the time periods set forth therein), 7.9 (with respect reports of Net Sales and Allowable Expenses incurred during the Term and associated payments), 7.10 through 7.18, Sections 8.1.1 through 8.1.4 (with respect to writing, conception, discovery, development or making that occurred prior to expiration or termination of this Agreement), Section 8.1.7, Sections 12.1 through 12.6, Section 13.6, Sections 13.9 (in accordance with the time periods set forth therein ), 13.10 (for the duration of the Reverse Royalty Term, if applicable), 13.12, subparagraph (iii) of Section 14.2.2, Sections 14.3, 14.5 through 14.12, 14.14, 14.17 and 14.18 and ARTICLE 1 and ARTICLE 10 (other than Section 10.6) shall survive the termination or expiration of this Agreement for any reason, Sections 13.7 and 13.11 shall survive termination of this Agreement but not its expiration, and Sections 13.1.1 and Section 5.1 and 5.3 shall survive the expiration of this Agreement but not its termination.  If this Agreement is terminated with respect to the Terminated Territory but not in its entirety, then following such termination the foregoing provisions of this Agreement shall remain in effect with respect to the Terminated Territory (to the extent they would survive and apply in the event the Agreement expires or is terminated in its entirety), and all provisions not surviving in accordance with the foregoing shall terminate upon termination of this Agreement with respect to the Terminated Territory and be of no further force and effect (and, for purposes of clarity, all provisions of this Agreement shall remain in effect with respect to all countries in the Territory other than the Terminated Territory).

13.12.2Notwithstanding the termination of AbbVie’s licenses and other rights under this Agreement or with respect to a particular Major Market or country or other jurisdiction, as the case may be, AbbVie shall have the right for [***] after the effective date of such termination with respect to each Major Market or country or other jurisdiction with respect to which such termination applies to sell or otherwise dispose of all CD71 PDCs or Licensed Product then in its inventory and any in progress inventory, in each case that is intended for sale or disposition in such Major Market or country or other jurisdiction, as though this Agreement had not terminated with respect to such Major Market or country or other

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jurisdiction, and such sale or disposition shall not constitute infringement of Licensor’s or its Affiliates’ Patent or other intellectual property or other proprietary rights.  For purposes of clarity, AbbVie shall continue to make payments thereon as provided in ARTICLE 7 (as if this Agreement had not terminated with respect to such Major Market or country or other jurisdiction). Notwithstanding the foregoing, upon the expiration or termination of this Agreement, if [***], Licensor shall have the right to purchase from AbbVie, and AbbVie shall sell to Licensor if requested by Licensor, all of AbbVie’s and its Affiliate’s existing inventory of Licensed Products at a price to be negotiated as part of the Transition Agreement.

ARTICLE 14
Miscellaneous

14.1Force Majeure.  Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts, or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any governmental authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement).  The non-performing Party shall notify the other Party of such force majeure within [***] after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect.  The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform.

14.2Change in Control of Licensor.

14.2.1[***]

14.2.2[***]

14.2.3[***]

14.3Export Control.  This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time.  Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

14.4Assignment.

14.4.1Without the prior written consent of the other Party, neither Party shall sell, transfer, assign, delegate, pledge, or otherwise dispose of, whether voluntarily,

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involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, that (a) either Party may make such an assignment without the other Party’s consent to its Affiliate or to a successor, whether in a merger, sale of stock, sale of assets or any other transaction, of all or substantially all of the business to which this Agreement relates; and [***].  With respect to an assignment to an Affiliate, the assigning Party shall remain responsible for the performance by such Affiliate of the rights and obligations hereunder.  Any attempted assignment or delegation in violation of this Section 14.4 shall be void and of no effect.  All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of Licensor or AbbVie, as the case may be.  The permitted assignee or transferee shall assume all obligations of its assignor or transferor under this Agreement.  Without limiting the foregoing, the grant of rights set forth in this Agreement shall be binding upon any successor or permitted assignee of Licensor, and the obligations of AbbVie, including the payment obligations, shall run in favor of any such successor or permitted assignee of Licensor’s benefits under this Agreement.

14.4.2[***]

14.4.3[***]

14.4.4As used in this Section 14.4, “assignee” means the Third Party involved in the Change in Control transaction, and any Affiliate of such Third Party that was not an Affiliate of the Acquired Party immediately prior to the Change in Control; and “Acquired Party” means the Party that was the subject of such Change in Control, together with any entity that was its Affiliate immediately prior to the Change in Control.

14.5Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and reasonably acceptable to the Parties.  To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid, or unenforceable in any respect.

14.6Governing Law, Jurisdiction and Service.

14.6.1Governing Law.  This Agreement or the performance, enforcement, breach or termination hereof shall be interpreted, governed by and construed in accordance with the laws of the State of Delaware, United States, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction; provided, that all questions concerning (a) inventorship of Patents under this Agreement shall be determined in accordance with Section 8.1.4 and (b) the construction or effect of Patents shall be determined in accordance with the

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laws of the country or other jurisdiction in which the particular Patent has been filed or granted, as the case may be.  The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

14.6.2Service.  Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 14.8.2 shall be effective service of process for any action, suit, or proceeding brought against it under this Agreement in any such court.

14.7Dispute Resolution.  Except for disputes resolved by the procedures set forth in Section 2.4.3 or 7.17, if a dispute arises between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith (a “Dispute”), it shall be resolved pursuant to this Section 14.7.1.

14.7.1General.  Any Dispute shall first be referred to the Senior Officers of the Parties, who shall confer in good faith on the resolution of the issue.  Any final decision mutually agreed to by the Senior Officers and documented in a written agreement shall be conclusive and binding on the Parties.  If the Senior Officers are not able to agree on the resolution of any such issue within [***] (or such other period of time as mutually agreed by the Senior Officers) after such issue was first referred to them, then, except as otherwise set forth in Section 14.7.2, either Party may, by written notice to the other Party, elect to initiate an alternative dispute resolution (“ADR”) proceeding pursuant to the procedures set forth in Section 14.7.3 for purposes of having the matter settled.

14.7.2Intellectual Property Disputes.  In the event that a Dispute arises with respect the validity, scope, enforceability, inventorship or ownership of any Patent, Trademark or other intellectual property rights, and such Dispute cannot be resolved in accordance with Section 14.7.1, unless otherwise agreed by the Parties in writing, such Dispute shall not be submitted to an ADR proceeding in accordance with Section 14.7.3 and instead, either Party may initiate litigation in a court of competent jurisdiction, notwithstanding Section 14.6, in any country or other jurisdiction in which such rights apply.

14.7.3ADR.  Any ADR proceeding under this Agreement shall take place pursuant to the procedures set forth in Schedule 14.7.3.

14.7.4Expert Arbitration. Any dispute expressly stated in this Agreement to be resolved pursuant to this Section 14.7.4 shall take place pursuant to the following procedures:

(a)Arbitrator Supervision.  The expert arbitration shall be overseen by and conducted as a binding arbitration by a single arbitrator agreed to by both parties in accordance with the procedure set forth in Schedule 14.7.3 for the selection of a Neutral, and conducted pursuant to Schedule 14.7.3, sections 3 to 12, except as modified under this Section.  The arbitrator may, upon agreement by the Parties, modify the procedures under Schedule 14.7.3, sections 3-12 as appropriate solely to expedite a “baseball” arbitration.  The hearing to resolve each of the issues identified by the parties in the Parties shall be had no later than [***] after selection of the expert panel described in Section 14.7.4(b).  All references to the Neutral in Schedule 14.7.3 shall refer to the expert panel described in Section 14.7.4(b).

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(b)promptly following receipt of any notice requiring dispute resolution pursuant to this Section 14.7.4, the Parties shall meet and discuss in good faith and agree on an expert panel to resolve the issue under the supervision of an arbitrator as provided in Section 14.7.4(a), which expert panel shall consist of three (3) members and shall be neutral and independent of both Parties and all of their respective Affiliates, shall have significant experience and expertise in the substantive area in question, and shall have some experience in mediating or arbitrating issues relating to such agreements. If the Parties cannot agree on such expert panel within [***] of request by a Party for arbitration, then each Party shall select one (1) expert for such panel within [***] as from the expiration of the aforementioned [***] and the two (2) experts selected by the Parties shall select a third expert for the panel within [***] as from the appointment of the second expert; provided, that all such three (3) experts must meet the foregoing criteria, and further provided that if the Parties’ experts cannot agree as to a third expert, the arbitrator (as described in Section 14.7.4(a)) shall appoint the third expert panel member. Any legal questions referred to the expert panel or raised by the expert panel shall be resolved by the arbitrator.

14.7.5Adverse Ruling.  Any determination pursuant to this Section 14.7.1 that a Party is in material breach of its material obligations hereunder shall specify a (nonexclusive) set of actions to be taken to cure such material breach, if feasible.

14.7.6Interim Relief.  Notwithstanding anything herein to the contrary, nothing in this Section 14.7.1 shall preclude either Party from seeking interim or provisional relief, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a Dispute, if necessary to protect the interests of such Party.  This Section shall be specifically enforceable.

14.7.7Equitable Relief.  Each Party acknowledges and agrees that the restrictions set forth in Section 5.8, Section 5.10 and ARTICLE 8 and ARTICLE 10 are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of such Section or Articles may result in irreparable injury to such other Party for which there will be no adequate remedy at law.  In the event of a breach or threatened breach of any provision of such Section or Articles, the non-breaching Party shall be authorized and entitled to seek from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance, and an equitable accounting of all earnings, profits, and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity.  Both Parties agree to waive any requirement that the other (a) post a bond or other security as a condition for obtaining any such relief, and (b) show irreparable harm, balancing of harms, consideration of the public interest, or inadequacy of monetary damages as a remedy.

14.8Notices.

14.8.1Notice Requirements.  Any notice, request, demand, waiver, consent, approval, or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if (a)

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delivered by hand, (b) sent by facsimile transmission (with transmission confirmed), or (c) by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 14.8.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 14.8.1.  Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service.  Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter.  This Section 14.8.1 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

14.8.2Address for Notice.

If to AbbVie, to:

AbbVie Ireland Unlimited Company

Clarendon House

2 Church Street

Hamilton, HM11

Bermuda

Attention:  Codan Services Limited

[***]

with a copy (which shall not constitute notice) to:

AbbVie Inc.

1 North Waukegan Road

North Chicago, Illinois 60064 U.S.

Attention: Executive Vice President, External

Affairs and General Counsel

[***]

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If to Licensor, to:

CytomX Therapeutics, Inc.

343 Oyster Point Blvd., Suite 100

South San Francisco, CA, 94080-1913

Attention:  General Counsel

[***]

with a copy (which shall not constitute notice) to:

Kenneth A. Clark

Wilson, Sonsini, Goodrich & Rosati LLP

650 Page Mill Road

Palo Alto, CA 94303

[***]

14.9Entire Agreement; Amendments.  This Agreement, together with the Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises, and representations, whether written or oral, with respect thereto are superseded hereby (including that certain Confidential Disclosure Agreement between the Parties or their respective Affiliates dated November 25, 2013, as amended) the “Prior CDA”.  Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement.  No amendment, modification, release, or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

14.10English Language.  This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language.  Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

14.11Waiver and Non-Exclusion of Remedies.  Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition.  The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.  The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

14.12No Benefit to Third Parties.  Except as provided in ARTICLE 12, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto

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and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

14.13Further Assurance.  Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

14.14Relationship of the Parties.  It is expressly agreed that Licensor, on the one hand, and AbbVie, on the other hand, shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture, or agency including for all tax purposes.  Neither Licensor, on the one hand, nor AbbVie, on the other hand, shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other Party to do so.  All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

14.15Performance by Affiliates.   AbbVie may use one (1) or more of its Affiliates to perform its obligations and duties hereunder and such AbbVie Affiliates are expressly granted certain rights herein; provided that each such Affiliate shall be bound by the corresponding obligations of AbbVie and, subject to an assignment to such Affiliate pursuant to Section 14.4, AbbVie shall remain liable hereunder for the prompt payment and performance of all their respective obligations hereunder.

14.16Counterparts; Facsimile Execution.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.  This Agreement may be executed by facsimile or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

14.17References.  Unless otherwise specified, (a) references in this Agreement to any Article, Section or Schedule shall mean references to such Article, Section or Schedule of this Agreement, (b) references in any Section to any clause are references to such clause of such Section, and (c) references to any agreement, instrument, or other document in this Agreement refer to such agreement, instrument, or other document as originally executed or, if subsequently amended, replaced, or supplemented from time to time, as so amended, replaced, or supplemented and in effect at the relevant time of reference thereto.

14.18Construction.  Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or).  Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days.  The captions of this Agreement are for convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.  The term “including,” “include,” or “includes” as used

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herein shall mean “including, but not limited to,” and shall not limit the generality of any description preceding such term.  The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.  Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.

[SIGNATURE PAGE FOLLOWS.]

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***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the Effective Date.

CYTOMX THERAPEUTICS, INC.	ABBVIE IRELAND UNLIMITED COMPANY
By: /s/ Sean McCarthy Name: Sean McCarthy Title: President and CEO	By: /s/ Scott Reents Name: Scott Reents Title: Director

[Signature Page to CD71 Co-Development and License Agreement]

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Schedule 1.43

CD71 Sequence

[***]

Schedule 1.43-1

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***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Schedule 1.45

CD71 Dose-Escalation Success Criteria

Each of the success criteria below must be achieved in order for the CD71 Dose-Escalation Success Criteria to be achieved:

[***]

Schedule 1.45-1

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Schedule 1.47

CD71 GLP Tox Success Criteria

Each of the success criteria below must be achieved in order for the CD71 GLP Tox Success Criteria to be achieved:

[***]

Schedule 1.47-1

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Schedule 1.49

CD71 IND Success Criteria

Each of the success criteria below must be achieved in order for the CD71 IND Success Criteria to be achieved:

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Schedule 1.49-1

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Commission. Confidential Treatment Requested Under
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Schedule 1.53

CD71 Initial Development Plan and Budget Parameters

The following assumptions apply to this clinical plan:

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Schedule 1.53-1

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Commission. Confidential Treatment Requested Under
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Schedule 1.59

CD71 Research Plan

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Schedule 1.59-1

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Commission. Confidential Treatment Requested Under
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Schedule 1.87

Corporate Names

CytomX Therapeutics, Inc.

CYTOMX

PROBODY

Schedule 1.87-1

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Commission. Confidential Treatment Requested Under
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Schedule 1.120

FTE Rates

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Schedule 1.120-2

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Commission. Confidential Treatment Requested Under
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Schedule 1.161

Manufacturing Cost

For purposes of the Agreement, “Manufacturing Costs” means costs that relate to a CD71 PDC or Licensed Product that is either (a) supplied by a Third Party, or (b) manufactured directly by AbbVie or an Affiliate of AbbVie, determined as follows:

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Schedule 1.161-1

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Schedule 1.197

Preclinical POC Success Criteria

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Schedule 1.197-1

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Schedule 1.247

Tool Patents

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Schedule 1.247-1

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Commission. Confidential Treatment Requested Under
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Schedule 7.2.5

Peer-Reviewed Publications

American Journal of Clinical Oncology

Kantar Health (syndicate data)

CA: A Cancer Journal for Clinicians

Nature Reviews Cancer

Lancet Oncology

Schedule 7.25-1

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Schedule 10.5

Form of Press Release

CytomX and AbbVie Announce Strategic Collaboration for Probody Drug Conjugates

-	Companies to Jointly Develop and Commercialize Probody Drug Conjugates Directed Against CD71
-	AbbVie to Receive the Right to License Probody Drug Conjugates for up to Two Additional Undisclosed Targets
-	CytomX to Receive $30 Million Upfront Payment

SOUTH SAN FRANCISCO, Calif. and North Chicago, Ill., [April XX, 2016] (GLOBE NEWSWIRE) -- CytomX Therapeutics, Inc. (Nasdaq:CTMX)  and AbbVie Inc. (NYSE: ABBV) today announced that they have entered into a collaboration to co-develop and co-commercialize Probody™ Drug Conjugates against CD71, also known as transferrin receptor 1 (TfR1). CD71 is highly expressed in a number of solid and hematologic cancers and has attractive molecular properties for efficient delivery of cytotoxic payloads to tumor cells. Probody therapeutics are designed to take advantage of unique conditions in the tumor microenvironment to enhance the tumor-targeting features of an antibody and reduce drug activity in healthy tissues.

"We believe that the Probody platform provides a differentiated opportunity to combine with our strength in antibody drug conjugates," said Steve Davidsen, Ph.D., vice president, oncology drug discovery, AbbVie. "We are encouraged by the promising preclinical data that CytomX has generated for their Probody drug conjugate programs to-date and look forward to working closely with their team. This collaboration will enable us to expand our innovative pipeline in antibody drug conjugates and leverage our strength in that area to previously unexplored targets."

"This collaboration is another important step toward achieving CytomX's vision of transforming lives with safer, more effective therapies and allows us to further advance our broad pipeline of Probody therapeutics," stated Sean McCarthy, D.Phil., president and chief executive officer at CytomX. "AbbVie has demonstrated leadership in developing antibody drug conjugates and we look forward to collaborating with their team to realize the full potential of our CD71 Probody drug conjugate program and additional oncology targets."

Probody therapeutics are designed to remain inactive until they are activated by proteases in the tumor microenvironment. As a result, Probody therapeutics bind selectively to tumors and avoid binding to healthy tissue, to minimize toxicity and potentially create safer, more effective therapies.  CytomX has generated preclinical data that demonstrates that Probody drug conjugates can safely and effectively target tumor antigens, such as CD71, that are not addressable by conventional antibody-drug conjugates.

Under the terms of the agreement, CytomX and AbbVie will co-develop a Probody drug conjugate against CD71, with CytomX leading pre-clinical and early clinical development. AbbVie will lead later development and commercialization, with global late-stage development costs shared between the

Schedule 10.5-1

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two companies. CytomX will receive an upfront payment of $30 million and is eligible to receive up to $470 million in development, regulatory and commercial milestones, pending the achievement of pre-determined outcomes.  AbbVie will lead global commercial activities with CytomX eligible to receive a profit share in the U.S. and tiered double-digit royalties on net product sales outside of the U.S.  CytomX retains an option to co-promote in the U.S.

AbbVie also receives exclusive worldwide rights to develop and commercialize Probody drug conjugates against up to two additional, undisclosed targets.  Should AbbVie ultimately pursue these targets, CytomX is eligible to receive additional milestone and royalty payments per target on any resulting products.

Conference Call / Webcast Information

CytomX will host a teleconference today at 8:30 a.m. EDT to discuss the strategic collaboration. Sean McCarthy, D.Phil., president and chief executive officer and Bob Goeltz, chief financial officer, will lead the teleconference. A live audio webcast of the presentation will be available through the Investor and News page of CytomX's website at http://ir.cytomx.com. An archived replay will be available for 90 days following the event.

About CytomX Therapeutics

CytomX is an oncology-focused biopharmaceutical company pioneering a novel class of investigational antibody therapeutics based on its Probody technology platform. The company uses the platform to create development-stage proprietary cancer immunotherapies against clinically-validated targets, as well as to develop first-in-class investigational cancer therapeutics against novel targets. CytomX believes that its Probody platform has the potential to improve the combined efficacy and safety profile of monoclonal antibody modalities, including cancer immunotherapies, antibody drug conjugates and T-cell-recruiting bispecific antibodies. Probody therapeutics are designed to take advantage of unique conditions in the tumor microenvironment to enhance the tumor-targeting features of an antibody and reduce drug activity in healthy tissues. Investigational Probody therapeutics are being developed that address clinically-validated cancer targets in immuno-oncology, such as PD-L1, against which clinical candidate CX-072 is directed, as well as novel targets, such as CD166, that are difficult to drug without causing damage to healthy tissues, or toxicities. In addition to its proprietary programs, CytomX is collaborating with strategic partners including AbbVie Inc., Bristol-Myers Squibb Company, Pfizer Inc., MD Anderson Cancer Center, and ImmunoGen, Inc. For more information, visit www.cytomx.com.

About AbbVie Inc.

AbbVie is a global, research-based biopharmaceutical company formed in 2013 following separation from Abbott Laboratories. The company's mission is to use its expertise, dedicated people and unique approach to innovation to develop and market advanced therapies that address some of the world's most complex and serious diseases. Together with its wholly-owned subsidiary, Pharmacyclics, AbbVie employs more than 28,000 people worldwide and markets medicines in more than 170 countries. For further information on the company and its people, portfolio and commitments, please visit www.abbvie.com. Follow @abbvie on Twitter or view careers on our Facebook or LinkedIn page.

Schedule 11.2.2-2

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Forward-Looking Statements

CytomX

This press release includes forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are difficult to predict, may be beyond CytomX’s control, and may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in such statements. Accordingly, you should not rely on any of these forward-looking statements. Our Probody platform is in preclinical development, and the process by which a preclinical technology could potentially lead to an approved product is long and subject to significant risks and uncertainties. Applicable risks and uncertainties include those relating to our preclinical research and development and other risks identified under the heading "Risk Factors" included in CytomX’s filings with the SEC. The forward-looking statements contained in this press release are based on information currently available to CytomX and speak only as of the date on which they are made. CytomX does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

AbbVie

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "project" and similar expressions, among others, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie's operations is set forth in Item 1A, "Risk Factors," of AbbVie's 2015 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission. AbbVie undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

CytomX

Corporate Communications Contact:
Canale Communications
Ian Stone
ian@canalecomm.com
619-849-5388

Investor Contact:
Trout Group
Pete Rahmer
prahmer@troutgroup.com
646-378-2973

Schedule 11.2.2-3

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AbbVie

Media:

Adelle Infante

847-938-8745

Investors:

Liz Shea

847-935-2211

Schedule 11.2.2-4

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Schedule 11.2.2

Existing Patents

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Schedule 11.2.2-1

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Schedule 14.7.3

ADR Procedures

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Schedule 14.7.3-1